April 14, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C.   20549

Attention:  Filing Desk

Re:	Amendment to EMS Technologies, Inc.
   	Current Report on Form 8-K
	   File No. 0-6072

Ladies and Gentlemen:

Following is Amendment No. 1 to the Current Report on Form 8-K, dated January 29, 1999, of EMS Technologies, Inc. (formerly Electromagnetic Sciences, Inc.).

The purpose of this filing is to provide the audited financial statements of the Space Systems and Products division of Spar Aerospace Limited, whose acquisition was reported in the Form 8-K being amended, together with the related pro forma financial information.

Very truly yours,

EMS TECHNOLOGIES, INC.


William S. Jacobs
General Counsel






                   SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                               -----------

                               FORM 8-K/A

                            (Amendment No. 1)

                Pursuant to Section 12 or 15(d) of the

                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 29, 1999
                                                 ----------------


                         EMS TECHNOLOGIES, INC.
     -------------------------------------------------------------
           (Exact name of registrant as specified in charter)


     Georgia                   0-6072                58-103424
-----------------         ---------------        -----------------
(State or other           (Commission            IRS Employer
jurisdiction of            File Number)          Identification No.
incorporation)

                          660 Engineering Drive
                         Technology Park/Atlanta
                         Norcross, Georgia 30092
            ------------------------------------------------
                (Address of principal executive offices)

Registrant's telephone number, including area code (770) 263-9200
                                                   ---------------




Item 2.  Acquisition or Disposition of Assets

	On January 29, 1999, EMS Technologies Canada, Ltd., an indirect wholly owned subsidiary of the registrant, acquired the assets and assumed specified liabilities (primarily normal operating liabilities) of the Space Systems and Products Division (the "Purchased Business") of Spar Aerospace Limited. The Purchased Business operates from owned facilities located near Montreal, Quebec, and also includes certain operations and leased facilities at the David Florida Laboratories, near Ottawa, Ontario. The acquisition was made pursuant to an Asset Purchase Agreement dated December 30, 1999, between the registrant and Spar. The purchase price for the assets was CAN$29,444,000, of which CAN$9,444,000 was paid in cash at closing, CAN$5,000,000 is due to be paid in cash or by delivery of freely tradable shares of the registrant's common stock on May 10, 1999, and the balance is evidenced by three notes. The registrant obtained the cash delivered at closing under its existing operating credit facility with SunTrust Bank, Atlanta.

The notes are due December 31, 1999, 2000 and 2001, are each in the principal amount of CAN$5,000,000, are convertible at the option of the holder into the registrant's common stock at US$20, US$22, and US$24, respectively, and bear interest at 5.5% per annum. The notes maturing in 2000 and 2001are subject to acceleration by not more than one year, upon the Purchased Business receiving specified levels of business on a major satellite program for which the Purchased Business is currently competing. The notes are payable by the registrant at maturity in cash or by delivery of freely tradable shares of the registrant's common stock based on market values at the time of payment.

	The Purchased Business consists primarily of the design, assembly and manufacture of satellite subsystems and components for communications, remote sensing and manned spacecraft, including antenna products, radio frequency products and digital products. The registrant intends to continue to use the acquired assets for such purposes.

	EMS Technologies Canada, Ltd. also includes business operations located in Ottawa, Ontario, that previously were conducted by an indirect wholly owned subsidiary of the registrant named CAL
Corporation.


Item 7.  Financial Statements, Pro Forma Financial Information, and
Exhibits

	(a)	Financial Statements of Businesses Acquired.  Audited
combined financial statements of the Space Systems and Products
Division of Spar Aerospace Limited and Spar Holdings Inc. as of
December 31, 1998, and for the year then ended.

	(b)	Pro Forma Financial Information.  Pro forma balance sheet as of December 31, 1998, and pro forma statement of operations for the year then ended.

(c) Exhibits. The following exhibits are filed with this Report on Form 8-K:

2.1	Asset Purchase Agreement, dated December 30, 1998, by and between
Electromagnetic Sciences, Inc. and Spar Aerospace Limited, including Exhibits 1 and 2 but excluding all Schedules. (The list of Schedules appears in Section 1.12 of the Agreement; (i) the registrant hereby agrees to furnish supplementally a copy of any Schedule to the Commission upon its request.)

2.2	Letter of Amendment to Purchase Agreement, dated January 29,
1999.

23.1 Accountants' consent to incorporation by reference in Registration Statements on Form S-8 of EMS Technologies, Inc.

                        SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            							EMS TECHNOLOGIES, INC.


Date: April 14, 1999               By: /s/ William S. Jacobs
      -----------------                ---------------------
                                       William S. Jacobs
                                       Vice President

---------------------------------------------------------------

Item 7 (a). Financial Statements of Business Acquired.



COMBINED FINANCIAL STATEMENTS

SPACE SYSTEMS AND PRODUCTS DIVISION OF SPAR AEROSPACE LIMITED AND SPAR HOLDINGS INC.



December 31, 1998





AUDITORS' REPORT



To the Board of Directors of EMS Technologies, Inc.

We have audited the combined balance sheet of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. (a wholly-owned subsidiary of Spar Aerospace Limited) (collectively, the "Division") as at December 31, 1998 and the combined statements of income and net investment by Spar Aerospace Limited and changes in financial position for the year then ended. These financial statements are the responsibility of the management of Spar Aerospace Limited and the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Division as at December 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.

As disclosed in note 1 to the combined financial statements, the Division is a division of Spar Aerospace Limited and has no separate legal status or existence. Transactions with other divisions and affiliates of Spar Aerospace Limited are described in note 8 to the combined financial statements.

                                                Ernst & Young LLP
                                                Chartered Accountants
Toronto, Canada,
February 18, 1999.



Space Systems and Products Division of
Spar Aerospace Limited and Spar Holdings Inc.

                COMBINED BALANCE SHEET
         (See basis of presentation - note 1)
           (thousands of Canadian dollars)


As at December 31

                                                  1998
                                                   $
                                                 ------
ASSETS
Current
Accounts receivable (notes 3 and 13)             21,708
Inventory (note 4)                                1,463
Prepaid expenses                                    133
                                                 ------
Total current assets                             23,304
                                                 ------
Capital assets, net (note 5)                     12,341
Investment in Skybridge LP                       14,309
Pension and other assets                          3,066
                                                 ------
                                                 53,020
                                                 ======
LIABILITIES AND NET INVESTMENT BY
  SPAR AEROSPACE LIMITED
Current
Accounts payable and accrued
  liabilities (note 15)                          11,600
Customer advance payments and
  unearned revenue                               11,230
                                                 ------
Total current liabilities                        22,830
                                                 ------
Long-term liabilities (note 7(b))                   690
                                                 ------
Commitments and contingencies (note 7)
Net investment by Spar Aerospace
  Limited (note 6)                               29,500
                                                 ------
                                                 53,020
                                                 ======

See accompanying notes



Space Systems and Products Division of
Spar Aerospace Limited and Spar Holdings Inc.

    COMBINED STATEMENT OF INCOME AND 	NET INVESTMENT
               BY SPAR AEROSPACE LIMITED
(See basis of presentation - note 1)
(thousands of Canadian dollars)

Year ended December 31

                                                  1998
                                                   $
                                                 ------
Revenues (notes 8 and 14)                        67,630
Cost of revenues (note 10)                       48,088
                                                 ------
                                                 19,542
                                                 ------

Expenses
Administrative and selling (note 8)              10,580
Research and development costs (note 10)          2,359
Depreciation                                      3,244
                                                 ------
                                                 16,183
                                                 ------
Income before income taxes                        3,359
Provision for income taxes (note 11)              1,085
                                                 ------
Net income for the year                           2,274

Net investment by Spar Aerospace
  Limited, beginning of year                     25,235
Additional investment by Spar
  Aerospace Limited                               1,991
                                                 ------
Net investment by Spar Aerospace
  Limited, end of year                           29,500
                                                 ======

See accompanying notes



Space Systems and Products Division of
Spar Aerospace Limited and Spar Holdings Inc.

          COMBINED STATEMENT OF CHANGES IN
                FINANCIAL POSITION
        (See basis of presentation - note 1)
          (thousands of Canadian dollars)


Year ended December 31


                                                  1998
                                                   $
                                                 ------
OPERATING ACTIVITIES
Net income for the year                           2,274
Add (deduct) items not involving cash
  Depreciation                                    3,244
  Increase in pension assets                        (93)
                                                 ------
                                                  5,425
Net change in non-cash working
  capital balances                                2,964
                                                 ------
Cash provided by operating activities             8,389
                                                 ------
INVESTING ACTIVITIES
Purchase of capital assets                       (4,646)
Addition to investment in Skybridge LP           (5,734)
                                                 ------
Cash used in investing activities               (10,380)
                                                 ------
FINANCING ACTIVITIES
Investment by Spar Aerospace Limited              1,991
                                                 ------
Cash provided by financing activities             1,991
                                                 ------
Net increase in cash during the year
  and cash, beginning and end of year               -
                                                 ======

See accompanying notes



Spar Systems and Products Division of
Spar Aerospace Limited and Spar Holdings, Inc.

Notes to Combined Financial Statements
(Tabular amounts in thousands of Canadian dollars)

1. BASIS OF PRESENTATION

(a) 	The Space Systems and Products Division of Spar Aerospace Limited
operates in the international satellite subsystems and components industry as a supplier of specialized products and subsystems for telecommunications, mobile communications and remote sensing satellites, and engineering services for robotics systems. Spar
Holdings Inc. is a holding company whose sole asset is an investment in Skybridge LP.

(b) 	The accompanying financial statements combine the accounts of the
Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. (a wholly-owned subsidiary of Spar Aerospace Limited) (collectively, the "Division") and have been prepared by management in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") for purposes of inclusion in a filing document with the United States Securities and Exchange Commission (the "SEC"). The SEC does not require comparative financial statements in the filing document. All significant inter-entity transactions and balances have been eliminated upon combination. Except as disclosed in note 12, the application of Canadian GAAP is not materially different from the application of United States generally accepted accounting principles.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

**Revenue recognition**

Revenue is accrued using the percentage of completion method relative to total costs incurred as the work is performed. Provision is made for the total anticipated loss when the estimate of total costs on a contract indicates a loss. Revisions in cost and profit estimates during the course of the work are reflected in the period in which the need for the revisions becomes known. Some contracts contain incentive and/or penalty provisions based on performance relative to established targets. Such awards or penalties are included in revenue or cost estimates when amounts can be reasonably determined.

Provision for potential warranty claims is provided for at the time revenue is recognized based on warranty terms and claims experience.


**Inventory**

Inventories of components are valued at the lower of cost (on a first-in, first-out basis) and market value, being replacement cost.


**Capital assets**

Capital assets are stated at cost less accumulated depreciation.
Depreciation is provided using the straight-line method to amortize the cost of the assets over their estimated useful lives as follows:

Building	                           5%
Machinery and equipment	            10% - 33 1/3%
Computer equipment and software	    33 1/3%


**Investment in Skybridge LP**

The long-term investment in Skybridge LP is recorded at cost, unless in management's view it has suffered a loss in value of the investment that is other than temporary. The estimated market value of the investment is not reasonably determinable.


**Research and development costs and government assistance**

Research and development costs are expensed as incurred.

Certain research and development and revenue-generating expenditures entitle the Division to receive assistance under the Government of Canada's Technologies Partnership Canada ("TPC") program. This assistance is recognized as a reduction of the applicable expenditures as qualifying expenditures are incurred. Repayment of TPC funding by way of royalties on future sales of certain product lines are accounted for as cost of sales in the period that the applicable sales occur.

Certain research and development and revenue-generating activities entitle the Division to earn Quebec Labour Tax Credits ("QLTCs") and Federal Investment Tax Credits ("ITCs"). QLTCs may be received by the Division regardless of whether taxable income is generated and are recorded as a reduction of the applicable expenditure which earned the QLTCs when the expenditure was incurred.

Federal ITCs are recorded as a reduction of federal tax otherwise payable with a corresponding reduction to related cost of revenues and research and development costs.


**Post retirement costs and obligations**

The Division maintains several defined benefit pension plans for its employees.

Current service costs under the pension plans are charged to operations as services are rendered, based on annual actuarial valuations performed using the projected benefit method prorated on services and management's best estimate assumptions of the rate of return on pension plan assets, rate of salary increases and various other factors including mortality rates, terminations, and retirement ages. The valuation of pension fund assets is based on market-related values, which spread unrealized gains and losses over five years.

Any experience gains and losses are amortized, on a diminishing balance basis, over the expected average remaining service lives of the employee groups covered by the plans.

The Division provides certain health care, dental care and life insurance benefits to eligible retirees and their dependents. The cost of providing these benefits is expensed as incurred.


**Income taxes**

The Space Systems and Products Division is a division of Spar Aerospace Limited. As such, results of operations associated with this division are included in Spar Aerospace Limited's income tax return. These financial statements include an estimated tax provision for the Space Systems and Products Division as if the division was a separate legal entity subject to taxation. In addition, the income statement includes the benefit of ITCs equal to approximately 66.7% of the income tax provision. The balance sheet effect of the income tax provision and ITCs is presented as if the amounts have been fully paid and received and, are therefore, included as part of the net investment by Spar Aerospace Limited account.

Except as noted above, and as disclosed in note 10, these combined financial statements do not reflect any additional tax effects or balances.


**Use of estimates**

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets, liabilities, revenues and expenses. Actual results could differ from those estimates.


**Foreign currency exchange**

Transactions denominated in foreign currencies are translated into Canadian dollars at the approximate prevailing rate at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at rates prevailing at the period end. Non-monetary assets and liabilities and related revenue and expense items are translated at historical rates.


3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                      1998
                                                        $
                                                     -------
Trade receivables, net                               14,422
Customer holdbacks                                    1,571
Contract costs and profit margin in
  excess of billings                                  5,715
                                                     ------
                                                     21,708
                                                     ======


4.  INVENTORY

Inventory consists of the following:

                                                      1998
                                                        $
                                                     ------
Components                                            1,463
                                                     ======


5.  CAPITAL ASSETS

Capital assets consist of the following:


                                           1998
                            ----------------------------------
                                                         Net
                                       Accumulated       book
                             Cost      depreciation      value
                               $             $             $
                            ------     ------------     ------
Land                           400           -             400
Building                    13,400         8,495         4,905
Machinery and equipment     44,471        42,280         2,191
Computer equipment          13,827        12,228         1,599
Software under development   3,246           -           3,246
                            ------        ------        ------
                            75,344        63,003        12,341
                            ======        ======        ======



6. NET INVESTMENT BY SPAR AEROSPACE LIMITED

Because the Division's operations are conducted as a division of Spar Aerospace Limited, and not as a distinct legal entity, there are no capital accounts for the Division. The Division's operations are funded out of operating cash flows and by Spar Aerospace Limited. Operating cash flows and funds provided by Spar Aerospace Limited are reflected in the net investment by Spar Aerospace Limited account. Transactions and other charges and credits between the Division and Spar Aerospace Limited are described in note 8.


7. COMMITMENTS, CONTINGENCIES AND LONG-TERM LIABILITIES

(a)  Letters of credit and performance bond

Spar Aerospace Limited is contingently liable under letters of credit in the amount of $5,920,000 and under a performance bond of $605,000 related primarily to contract performance guidelines associated with the Division's operations. Spar Aerospace Limited did not charge the Division any fees for this support.

Under the terms of the asset purchase agreement described in note 15, EMS Technologies, Inc. has assumed all liabilities and obligations under letters of credit and performance bonds for the Division.


(b) Government cost sharing repayable programs

In March 1998, the Division entered into a shared funding program with the Government of Canada, known as Technologies Partnership Canada ("TPC") under which the government shares the costs of certain research and development activities over the period 1998 to 2000. Repayment is in the form of royalties payable on future sales of satellite products and subsystems.

Cost sharing received and receivable, mostly from the Government of Canada, related to research and development and revenue-generating activities in 1998 totaled $8,655,000. Approximately $3,135,000 of cost sharing received and receivable in 1998 is repayable, beginning in 1999, in the form of royalties based on sales levels related to sales of satellite products and subsystems. Provision for repayment is accounted for in the period in which sales of satellite products and subsystems occur.

In prior years the Division received assistance under the Government of Canada's former Defense Industry Productivity Program. As a result, revenue-based royalties may be repayable in future years. A condition of repayment is the generation of income before tax by the Space Systems and Products Division. The repayment is calculated based on 0.38% of satellite product and subsystems revenues over the first ten years the Space Systems and Products Division generates income before tax or March 31, 2010, whichever occurs first.

Pursuant to a settlement agreement related to prior year government funding received by the Division, a liability of $690,000 is payable as follows:

                                             $
                                         --------
2001                                        230
2002                                        230
2003                                        230
                                           ----
                                            690
                                           ====


(c)  Uncertainty due to the Year 2000 Issue

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Division, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


8. RELATED PARTY TRANSACTIONS

The Division provides certain administrative services to the corporate office and other divisions and affiliates of Spar Aerospace Limited. Administrative and selling expenses include recoveries in the amount of $245,000 from Spar Aerospace Limited for such services. The corporate office and other divisions and affiliates of Spar Aerospace Limited incur on behalf of its business units certain costs for insurance, legal and other services. The amount allocated to the Division and included in administrative and selling expenses amounted to $1,159,838.

The Division also provides engineering services to Spar Aerospace Limited's Robotics business unit ("Robotics"). Revenues in the amount of $28,649,000 relating to these services are included in revenues and are based on cost plus 5% mark-up for general and administrative costs plus a 4% to 12% fee.

These transactions were in the normal course of business and were recorded at their exchange amounts.

No interest expense has been charged by Spar Aerospace Limited on its net investment and accordingly the accompanying combined financial statements do not reflect interest expense that would otherwise be incurred if the Division had borrowed money as a stand-alone entity.


9. POST RETIREMENT COSTS AND OBLIGATIONS

The Division maintains several defined benefit pension plans, both contributory and non-contributory. The plans are funded in accordance with independent actuarial valuations. The plan assets are invested primarily in publicly traded equity and fixed income securities. Retirement benefits are based on various factors including remuneration and the employees' years of service.

Based on actuarial valuations dated January 1, 1998, the estimated present value of the Division's accrued pension obligations as at December 31, 1998 was $27,172,000 and the market value of the plan assets available to discharge these obligations is $38,668,000.

The net pension income in respect of all pension and retirement plans recognized for the year ended December 31, 1998 is $93,000.


10. INVESTMENT TAX CREDITS

ITCs and QLTCs earned during the year have been applied to reduce the cost of revenues ($2,045,000) and research and development costs
($2,045,000).


11. INCOME TAXES

The reconciliation of income taxes attributable to operations computed at the Canadian statutory income tax rate to income tax expense is as follows:

                                                       1998
                                                         $
                                                      -----
Income taxes at Canadian statutory income
  tax rate of 46%                                     1,545
  --Manufacturing and processing deduction              460
                                                      -----
Provision for income taxes                            1,085
                                                      =====


12. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)

The combined financial statements of the Division have been prepared in accordance with Canadian GAAP which are different in some respects from US GAAP, as described below.

**Statement of income**

The following table presents net income information following US GAAP:

                                                       1998
                                                        $
                                                      -----
Net income for the year based on Canadian GAAP        2,274
Pension expense, net of income taxes (a)               (213)
Postretirement benefits other than pensions,
  net of income taxes (b)                               (52)
                                                      -----
Net income for the year based on US GAAP              2,009
                                                      =====

**Balance Sheet**

The following table indicates the items in the combined balance sheet that would be affected had the combined financial statements been prepared in accordance with US GAAP:

                                                1998
                                ------------------------------------
                                Canadian
                                  GAAP        Adjustment     US GAAP
                                    $             $             $
                                --------      ----------     -------
Pension and other assets          3,066        (1,572)         1,494

Accounts payable and
 accrued liabilities             11,600         3,235         14,835

Net investment by
 Spar Aerospace Limited          29,500        (4,807)        24,693


(a) The difference arises from variations in methodology for calculating pension expense under Canadian GAAP as opposed to under Financial Accounting Standards Board (FASB) Statement No. 87,
"Employers' Accounting for Pensions."

(b) Under Canadian GAAP the costs of postretirement benefits other than pensions, such as health and life insurance benefits for retirees, are generally charged to earnings when paid. FASB Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requires the accrual of actuarially determined postretirement benefit costs as active employees earn these benefits.


13. REVENUE AND ACCOUNTS RECEIVABLE RISK CONCENTRATION

In addition to the revenues generated with respect to engineering services provided to Robotics, one customer generated revenue in excess of 10% of the Division's revenues during the year. The revenues generated from this customer was approximately $16,500,000.

The Division has $6,688,000 receivable from two significant customers as at December 31, 1998.


14. GEOGRAPHIC SALES INFORMATION

The table below provides information pertaining to the Division's sales by geographic area:
                                                     1998
                                                       $
                                                     ------
Revenues
  Canada                                             39,977
  United States                                      17,755
  Europe                                              5,352
  Asia                                                4,546
                                                     ------
                                                     67,630
                                                     ======


15. SUBSEQUENT EVENT

Effective January 29, 1999, EMS Technologies, Inc. ("EMS") purchased the Division from Spar Aerospace Limited for total proceeds of approximately $29.5 million subject to post closing adjustments based on working capital balances.

In connection with this agreement, Spar Aerospace Limited and EMS have agreed to share the costs required to complete the implementation of the Enterprise Resource Planning system being implemented by the Division and Robotics. EMS has also agreed to provide engineering services for certain contracts held by Robotics at cost plus a 5% mark-up for general and administrative costs plus a 4% to 12% fee.

Accounts payable and accrued liabilities include a provision of $1,677,000 to record the net assets of the purchased business at net realizable value.


-----------------------------------------------------------------

Item 7 (b). Pro Forma Financial Information



EMS Technologies, Inc.

Pro Forma Financial Statements


Summary of Transaction

On January 29, 1999, the Registrant -- EMS Technologies, Inc. (the Company), formerly known as Electromagnetic Sciences, Inc. -- acquired the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings, Inc. (a wholly-owned subsidiary of Spar Aerospace Limited) -- collectively, the Space Division -- located near Montreal, Quebec. The transaction was accounted for as an asset purchase valued at approximately $20 million, subject to adjustment for actual versus projected working capital at the closing date.

A pro forma consolidated balance sheet as of December 31, 1998 has been prepared under the assumption that the acquisition occurred on that date. A pro forma consolidated statement of operations for the year ended December 31, 1998 has been prepared under the assumption that the acquisition occurred at the beginning of fiscal 1998. Other assumptions and adjustments are described in the notes to the pro forma consolidated financial statements.

The pro forma results are based upon historical data and upon certain assumptions and estimates that the Company believes are reasonable. The pro forma results are not purported to be indicative of results that actually would have occurred had the acquisition occurred on the assumed dates. Furthermore, these results are not intended to be a projection of future results, and no financial benefits have been included from potential operating efficiencies and marketing synergies that may result from this business combination.


Pro Forma Consolidated Trial Balance
December 31, 1998
(In thousands)


                                       EMS Tech-       Space     Adjustments     Pro Forma
                                     nologies, Inc.   Division     (note 3)     Consolidated
                                     --------------   --------   -----------    ------------
ASSETS

Current:
   Cash and cash equivalents          $   4,384           -             -            4,384

   Trade accounts receivable, net        57,455        14,401    (A)   (398)        71,458

   Total inventories                     24,821           970           -           25,791

   Deferred income taxes                  6,620           -             -            6,620
                                        -------        ------        ------        -------
      Total current assets               93,280        15,371          (398)       108,253
                                        -------        ------        ------        -------

Property, plant and equipment:
   Land                                   1,150           265    (E)  1,475          2,890
   Building and leasehold improvements   15,493         8,890    (E)    440         24,823
   Machinery and equipment               54,351        38,649    (E) (3,486)        89,514
   Furniture and fixtures                 4,735         2,179    (E)    (54)         6,860
                                        -------        ------        ------        -------
                                         75,729        49,983        (1,625)       124,087
   Accumulated depreciation              40,849        41,796           -           82,645
                                        -------        ------        ------        -------
      Net property, plant and equipment  34,880         8,187        (1,625)        41,442
                                        -------        ------        ------        -------
Investment in SkyBridge LP                  -           9,493           -            9,493

Other assets                              7,684         2,122    (B)  2,118         11,924

Goodwill                                 11,542           -             -           11,542
                                        -------        ------        ------        -------
                                      $ 147,386        35,173            95        182,654
                                        =======        ======        ======        =======



LIABILITIES AND
 STOCKHOLDERS' EQUITY

Current liabilities:
   Current installments of
     long-term debt                    $   2,197           -             -            2,197
   Accounts payable                      11,815         3,436    (C)    449         15,700
   Income taxes                           1,580           -             -            1,580
   Accrued compensation costs             4,503         3,454           -            7,957
   Accrued retirement costs                 959           -      (D)  2,146          3,105
   Deferred revenue                       2,895         7,450           -           10,345
   Other current liabilities              1,154           842           -            1,996
                                        -------        ------        ------        -------
                                         25,103        15,182         2,595         42,880
                                        -------        ------        ------        -------

Long-term debt                           19,150           458    (E) 17,033         36,641
Deferred income taxes                     2,473           -             -            2,473
                                        -------        ------        ------        -------
                                         46,726        15,640        19,628         81,994
                                        -------        ------        ------        -------
Stockholders' Equity:
   Preferred stock                          -             -             -              -
   Common stock                             869           -             -              869
   Additional paid in capital            34,615        19,533    (E)(19,533)        34,615
   Accumulated other comprehensive
    income - foreign currency
    translation adjustment               (2,263)          -             -           (2,263)
   Retained earnings                     67,439           -             -           67,439
                                        -------        ------        ------        -------
      Total stockholders' equity        100,660        19,533       (19,533)       100,660
                                        -------        ------        ------        -------
                                      $ 147,386        35,173            95        182,654
                                        =======        ======        ======        =======

See accompanying notes to pro forma consolidated financial statements.


Pro Forma Consolidated Statement of Operations
Year Ended December 31, 1998
(In thousands)

                                       EMS Tech-       Space     Adjustments     Pro Forma
                                     nologies, Inc.   Division     (note 3)     Consolidated
                                     --------------   --------   -----------    ------------

Net sales                              $ 177,163       45,560           -         222,723

Cost of sales                            115,127       34,581    (G)    262       149,162
                                                                 (H)   (808)
Selling, general and
 administrative expenses                  38,666        7,127           -          45,793

Research and development expenses         13,140        1,589           -          14,729
                                         -------       ------         -----       -------
   Operating income                       10,230        2,263           546        13,039

Non-operating income                       1,602          -             -           1,602

Interest expense                          (1,729)         -      (I)   (640)       (2,369)
                                         -------       ------         -----       -------
   Earnings before income taxes           10,103        2,263           (94)       12,272

Income taxes                              (3,927)        (731)           67        (4,591)
                                         -------       ------         -----       -------
   Net earnings                        $   6,176        1,532           (27)        7,681
                                         =======       ======         =====       =======
Net earnings per share (note 4):
   Basic                               $     .71                                      .89
   Diluted                                   .70                                      .86

Weighted average number of
 shares (note 4):
   Basic                                   8,675                                    8,675
   Diluted                                 8,871                                    9,355

See accompanying notes to pro forma consolidated financial statements.

EMS Technologies, Inc.
Notes to Pro Form Consolidated Financial Statements


(1)  Summary of Transaction

On January 29, 1999, the Registrant -- EMS Technologies, Inc. (the Company), formerly known as Electromagnetic Sciences, Inc. -
- acquired the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings, Inc. (a wholly-owned subsidiary of Spar Aerospace Limited) - collectively, the Space Division -- located near Montreal, Quebec. The transaction was accounted for as an asset purchase valued at $17,033,000, representing the $19,902,000 price per the purchase agreement, as adjusted for $369,000 of debt owed by the seller and assumed by the Company, which related to Canadian government support for Space Division research activities, and a $2,500,000 adjustment for the amount by which the Space Division's actual working capital at the closing date was less than the working capital that had been projected in the purchase agreement.

One-third of the purchase price was financed under the Company's credit line with a U.S. bank, and the remainder is being financed by the seller. The seller-financed amount is payable in four equal installments, with the second installment adjusted for actual versus projected working capital at the closing date. The first installment is due approximately three months after the transaction's close and the other three installments are due, with annual interest of 5.5%, on December 31 of the year of closing and the two subsequent years. All four installments are payable, at the Company's option, either in cash or equivalent value of the Company's common stock.


(2) Basis For Pro Forma Presentation

The historical balance sheet and statement of operations data for EMS Technologies, Inc. reflected in the pro forma financial statements are based upon, and should be read in conjunction with, the consolidated financial statements and related notes contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

The historical balance sheet and statement of operations data for the Space Division reflected in the pro forma financial statements are based upon, and should be read in conjunction with, the audited financial statements and related notes contained in this Form 8-K/A, as translated into U.S. dollars.


(3) Adjustments

As a part of the acquisition, the Company allocated the purchase price by adjusting assets and liabilities to fair value and by recognizing acquisition-related liabilities. Following is a summary of the Company's acquisition adjustments recognized in the pro forma consolidation:

(A) Reduce accounts receivable by $398,000 for an increase in the estimated cost to complete for a long-term contract. Revenue is recognized for this contract using the percentage-completion method of accounting.

(B) Increase prepaid pension asset by $2,118,000, to reflect the application of U.S. generally accepted accounting principles (Statement of Financial Accounting Standards No. 87 (SFAS 87), "Employers' Accounting for Pensions") concerning defined benefit plans at the Space Division. After adjustment, the total prepaid pension asset reflected on the pro forma balance sheet is $3,885,000, which is the excess of the plan assets' market value
- $25,651,000 - compared with the pension benefit obligation -
$21,766,000.

(C) Increase accounts payable for a total of $449,000, comprising accrued charges of $298,000 to close the Space Division's facilities in Ottawa as a result of the acquisition, as well as $151,000 to accrue property transfer taxes arising from the acquisition.

(D) Increase accrued retirement costs by $2,146,000, to reflect the application of U.S. generally accepted accounting principles (Statement of Financial Accounting Standards No. 106 (SFAS 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions") concerning the accumulated postretirement benefit obligation for health, life and dental insurance coverages provided to retirees.

(E) Adjust assets to market value, including the write down of long-lived assets to the extent that net assets ($19,533,000), with adjustments for purchase-accounting, exceed the purchase price ($17,033,000).

(G) Increase cost of sales by $262,000 to reflect the effect of applying U.S. generally accepted accounting principles, including
$212,000 higher pension expense under SFAS 87 and $50,000 higher postretirement benefits expense under SFAS 106.

(H) Decrease depreciation by $808,000 to reflect the effect of writing down long-lived assets, so that net assets equaled the purchase price.

(I) Increase interest expense to reflect the Company's expense of borrowing to purchase the Space Division.


 (4) Earnings Per Share

Basic earnings per share is the per share allocation of income available to common stockholders based only on the weighted average number of common shares actually outstanding during the period. Diluted earnings per share represents the per share allocation of income attributable to common stockholders based on the weighted average number of common shares actually outstanding plus all dilutive potential common shares outstanding during the period.

In the capital structure for the pro forma consolidated entity, there are two types of securities that are potentially dilutive in the future to basic earnings per share: (1) stock options granted to employees and directors, and (2) seller-financed debt payable, at the Company's option, in cash or equivalent value of the Company's common stock. The dilutive earnings per share calculations relative to the convertible debt are based on the if-converted method, which requires adjustments to the basic earnings per share numerator for interest expense on convertible debt (net of tax effect) that would not have been accrued if the convertible debt were converted on the first day of the period. Following is a reconciliation of the numerator and denominator for basic and diluted pro forma earnings per share calculations (shares in thousands):

                                           Weighted
                          Net           average number
                        Earnings       of common shares      Earnings
                       (Numerator)      (Denominator)        per Share
                       -----------     ----------------      ---------

Basic, pro forma        $ 7,681              8,675             $.89
                                                                ===
Common equivalent
 shares from dilutive
 stock options                                 196

Shares to be issued
 upon conversion of
 convertible debt                              484

Interest that would
 not have been accrued
 on convertible debt,
 net of income taxes        362
                          -----              -----
Diluted, pro forma      $ 8,043              9,355            $.86
                          =====              =====             ===

------------------------------------------------------------------

EXHIBIT 2.1

                        ASSET PURCHASE AGREEMENT

                            TABLE OF CONTENTS

                                                             Page

ARTICLE I - INTERPRETATION
     1.1  Defined Terms
     1.2  Currency
     1.3  Sections and Headings
     1.4  Number, Gender and Persons
     1.5  Accounting Principles
     1.6  Knowledge of Vendor
     1.7  Entire Agreement
     1.8  Time of Essence
     1.9  Applicable Law
     1.10 Successors and Assigns
     1.11 Amendments and Waivers
     1.12 Schedules and Exhibits
     1.13 Currency Indemnity

ARTICLE II - PURCHASE AND SALE OF PURCHASED ASSETS
     2.1  Purchased Assets
     2.2  Excluded Assets
     2.3  Non-Transferability
     2.4  Reassignment of Rights
     2.5  Access to Purchased Assets

ARTICLE III - PURCHASE PRICE
     3.1  Purchase Price
     3.2  Determination of Working Capital
     3.3  Adjustment of Closing Date Payment
     3.4  Allocation of Purchase Price
     3.5  ETA Election
     3.6  Transfer Taxes, etc.
     3.7  Income Tax Election

ARTICLE IV - ASSUMPTION OF LIABILITIES
     4.1  Assumption of Certain Liabilities by the Purchaser
     4.2  Retained Liabilities
     4.3  Product Liability and Warranty Obligations
     4.4  Bulk Sales Legislation

ARTICLE V - REPRESENTATIONS AND WARRANTIES
          OF THE VENDOR
     5.1  Organization
     5.2  Authorization
     5.3  No Other Agreements to Purchase
     5.4  No Violation
     5.5  Sufficiency of Purchased Assets
     5.6  Title to Purchased Assets
     5.7  Real and Immovable Property
     5.8  Idem
     5.9  Leased Property
     5.10 Inventories
     5.11 Accounts Receivable
     5.12 Intellectual Property
     5.13 Insurance
     5.14 No Expropriation
     5.15 Agreements and Commitments
     5.16 Compliance with Laws; Governmental Authorization
     5.17 Consents and Approvals
     5.18 Financial Statements
     5.19 Books and Records
     5.20 Absence of Changes
     5.21 Non-Arm's Length Transactions
     5.22 Taxes
     5.23 Litigation
     5.24 Residency
     5.25 GST/QST Registration
     5.26 Environmental
     5.27 Customers and Suppliers
     5.28 Year 2000 Compliance
     5.29 Employee Plans
     5.30 Collective Agreements
     5.31 Employees
     5.32 Employee Accruals
     5.33 Authorized and Issued Capital of Holdings
     5.34 Options
     5.35 Ownership of Holdings Shares;  Holdings Assets and
          Liabilities
     5.36 Changes
     5.37 Acquisition for Investment
     5.38 Competition Act Requirements

ARTICLE VI - REPRESENTATIONS AND WARRANTIES
               OF THE PURCHASER
     6.1  Organization
     6.2  Authorization
     6.3  No Violation
     6.4  Consents and Approvals
     6.5  Competition Act Requirements
     6.6  GST/QST Registration
     6.7  Validity of and Good Title to the ELMG Stock
     6.8  Capital Structure
     6.9  SEC Documents, Undisclosed Liabilities
     6.10 Information Supplied
     6.11 Absence of Changes

ARTICLE VII - SURVIVAL OF COVENANTS, REPRESENTATIONS   AND
WARRANTIES
     7.1  Survival of Covenants, Representations and Warranties

ARTICLE VIII - COVENANTS
     8.1  Access to Purchased Business and Purchased Assets
     8.2  Delivery of Books and Records
     8.3 Conduct of Purchased Business and Other Matters Prior to Closing
     8.4  Delivery of Conveyancing Documents
     8.5  Delivery of Vendor's Closing Documentation
     8.6  Delivery of Purchaser's Closing Documentation
     8.7  Employees
     8.8  Employee Plans
     8.8.1     Ontario Pension Plan Participants
     8.9  Retiree Benefits
     8.10 Post Closing Receipts
     8.11 Spar Name
     8.12 Employee Agreements
     8.13 MIS Systems - Transitional Agreement
     8.14 Audited Financial Statements
     8.15 Purchaser's Registration Obligations
     8.16 Protection of Confidential Information
     8.17 Security for Convertible Notes and Subsection 3.1(b)
     8.18 Letters of Credit
     8.19 Release of CAL Corporation
     8.21 Baan System - Transitional Arrangements
     8.22 Brampton-Ste. Anne Contracts

ARTICLE IX - CONDITIONS OF CLOSING
     9.1  Conditions of Closing in Favour of the Purchaser
     9.2  Certain Events, Etc.
     9.3  Conditions of Closing in Favour of the Vendor
     9.4  Extension of Closing Date

ARTICLE X - CLOSING DATE AND TRANSFER OF POSSESSION
     10.1 Transfer
     10.2 Place of Closing
     10.3 Further Assurances
     10.4 Risk of Loss

ARTICLE XI - INDEMNIFICATION
     11.1 Indemnification by the Vendor
     11.2 Indemnification by the Purchaser
     11.3 Threshold and Limitations
     11.4 Notice of Claim
     11.5 Direct Claims
     11.6 Third Party Claims
     11.7 Settlement of Third Party Claims
     11.8 Cooperation
     11.9 Exclusivity

ARTICLE XII - MISCELLANEOUS
     12.1 Notices
     12.2 Commissions, etc.
     12.3 Consultation
     12.4 Disclosure
     12.5 Confidentiality
     12.6 Assignment by Purchaser
     12.7 Reasonable/Best Efforts
     12.8 Counterparts




THIS AGREEMENT made the 30th day of December, 1998,


B E T W E E N:


             ELECTROMAGNETIC SCIENCES, INC. a
             corporation existing under the laws
             of the state of Georgia, (hereinafter
             called the "Purchaser"),


                          - and -


             SPAR AEROSPACE LIMITED, a corporation
             existing under the laws of Canada
             (hereinafter called the "Vendor"),


     THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

                            ARTICLE I
                         INTERPRETATION

1.1  Defined Terms

     For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to below and grammatical variations of such terms shall have corresponding meanings:

     (a) "Act" means the Canada Business Corporations Act as in effect on the date hereof;

     (b) "Affiliate" has the meaning given to that term in the Act;

     (c) "Agreement" means this Asset Purchase Agreement and all amendments made in writing by the parties hereto, "herein" and similar expressions mean and refer to this Agreement and not to any particular Article, section, subsection, Schedule or Exhibit;

     (d) "AMSC Litigation" means the lawsuit filed in Superior Court, Los Angeles County, California by AGF Reassurances et al (LASC Case No. BL 174 857), the lawsuit commenced in the Quebec Superior Court, District of Montreal by the Vendor against Hughes Communications Inc. et al (Case No. 50005041421981) and any and all present or future lawsuits, arbitrations, mediations and other proceedings relating to the supply by the Vendor to American Mobile Satellite Corporation of a mobile communications satellite;

     (e)   "Annual Financial Statements" means the
unconsolidated unaudited financial statements of the Purchased
Business as at and for the financial years ended December 31, 1996 and 1997, including the notes thereto, a copy of which is annexed hereto as Schedule 1;

     (f) "Associate" has the meaning given to that term in the Act;

     (g)   "Assumed Liabilities" has the meaning set out in
section 4.1;

     (h) "Business Day" means any day, other than a Saturday or a Sunday or statutory holiday in either Toronto, Ontario or Montreal, Quebec;

     (i) "Cdn $" and "Cdn Dollars" shall mean the lawful money of Canada;

     (j) "Cdn $ Equivalent" means, at the date of determination, the amount of Cdn Dollars that the Vendor could purchase, in accordance with normal practice, with a specified amount of US Dollars based on the rate quoted by The Bank of Nova Scotia as the spot rate of exchange applicable at such bank's main Toronto, Ontario office with the specific amount of US Dollars on such date;

     (k) "Cash on Hand" means cash on hand or in banks or other depositories, term or time deposits and similar cash items including all accrued interest thereon and any capital gains relating thereto;

     (l) "Claim" means any claim, action, suit or proceeding or other demand, whether at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or before or by any arbitrator or arbitration board;

     (m) "Closing" means the completion of the purchase and sale of the Purchased Assets contemplated by this Agreement;

     (n) "Closing Balance Sheet" has the meaning set out in subsection 3.2(a);

     (o) "Closing Date" means, subject to section 9.4, January 29, 1999 or such other date as the Vendor and the Purchaser may mutually determine;

     (p)   "Closing Date Payment" has the meaning set out in
section 3.1;

     (q) "Closing Financial Statements" has the meaning set out in subsection 3.2(c);

     (r) "Collective Agreements" means the following collective bargaining agreements: (i) the Collective Agreement dated April 10, 1997 expiring March 31, 2000 between the Vendor and National Automobile, Aerospace, Transportation and General Workers Union of Canada (CAW Canada); (ii) Collective Agreement dated April 29, 1996, between the Vendor and Spar Engineers and Scientists Association; (iii) Collective Agreement dated December 7, 1998 between the Vendor and Communication, Energy and Paper Workers Local 508 (CEP); and (iv) Collective Agreement dated January 1, 1997 between the Vendor and Spar Professional Allied Technical Employees Association;

     (s) "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral and shall include any open invoice, tender, bid, quote or order which has been accepted or which remains open for acceptance but for greater certainty does not include any Employee Plans or any Collective Agreements;

     (t) "David Florida Laboratories Premises" means the facilities used by the Vendor at the Canadian government's David
Florida Laboratories, Kanata, Ontario pursuant to purchase order
No. 309580DB dated March 30, 1998;

     (u) "Discounted Market Value" on any date means the Market Value on such date less US $.125 per share, to compensate
Vendor for brokerage transaction costs in connection with sales of ELMG Stock;

     (v)   "Ellipso Agreement" means the letter agreement dated
July 31, 1998 between the Vendor and Ellipso Inc. pertaining to their proposed strategic alliance in support of the Boeing
Ellipso program;

     (w) "ELMG Convertible Note" means a promissory note issued by the Purchaser that: is convertible at any time into ELMG Stock at the election of the holder at a specified conversion price, subject to Purchaser's right upon conversion to redeem such Note by payment in cash of an amount equal to the principal and accrued interest owed thereunder plus a premium equal to 50% of the excess of Market Value, calculated as at the date on which the holder gave notice of conversion, over US$25.00 (subject to adjustment in accordance with the terms of such Note), times the number of shares otherwise issuable upon such conversion, but in any event not exceeding 50% of the US$ Equivalent (calculated as at the day preceding the date of payment) of the principal amount converted; bears interest at a specified rate payable semi-annually; may be paid at maturity, together with accrued interest, by either, at ELMG's election, electronic transfer of funds or delivery of shares of ELMG Stock having an aggregate Discounted Market Value, calculated as at the date of maturity, equal to US$ Equivalent, also calculated on the date of maturity, of the amount being so paid; is prepayable in cash upon ten days' notice to the holder thereof upon payment of all of the outstanding principal and interest and the premium payment, if any, that would have been payable if the Vendor had attempted to convert such note and the Purchaser had elected to pay cash therefor; is secured in the manner and to the extent contemplated in section 8.16; and is in the form and subject to the terms set forth in Exhibit 2 to this Agreement;

     (x) "ELMG Stock" means the common stock, $.01 par value per share, of Purchaser;

     (y)   "Employee Plans" has the meaning set out in section
5.29;

     (z) "Employees" means all of those non-unionized and unionized employees of the Vendor who are employed in the Purchased Business immediately prior to the Time of Closing, including employees then on disability or other leave of absence and employees on lay off with recall rights, but excluding David Masotti and, for greater certainty, those persons identified in
Schedule 8.1.1;

     (aa) "Encumbrance" means any encumbrance, lien, charge, hypothec, priority, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

     (bb) "Environmental Laws" has the meaning set out in subsection 5.26(a);

     (cc) "ETA" means Part IX of the Excise Tax Act (Canada), as amended from time to time;

     (dd)  "Excluded Assets" has the meaning set out in section
2.2;

     (ee)  "Excluded Liabilities" has the meaning set out in
section 4.2;

     (ff)  "Expert" has the meaning set out in subsection
3.2(c);

     (gg)  "Financial Statements" means the Annual Financial
Statements and the Interim Financial Statements;

     (hh)  "Freely Tradeable" has the meaning set out in section
3.1(b);

     (ii) "GST" means all taxes payable under the ETA or under any provincial legislation similar to the ETA, and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect;

     (jj) "Hazardous Substances" has the meaning set out in subsection 5.26(a);

     (kk) "Holdings" means Spar Holdings, Inc., a company incorporated under the laws of the State of Delaware;

     (ll) "Holdings Shares" means the 110 common shares and the 990 preferred shares of Holdings that are issued and outstanding;

     (mm)  "Indemnified Party" has the meaning set out in
section 11.4;

     (nn)  "Indemnifying Party" has the meaning set out in
section 11.4;

     (oo) "Intellectual Property" has the meaning set out in subsection 2.1(j);

     (pp) "Interim Financial Statements" means the unconsolidated unaudited financial statements of the Purchased
Business as at and for the nine month period ended September 30, 1998, a copy of which is annexed hereto as Schedule 2;

     (qq)  "Inventory" has the meaning set out in subsection
2.1(e);

     (rr)  "Leased Property" has the meaning set out in section
5.7;

     (ss)  "Leases" has the meaning set out in section 5.9;

     (tt)"Letter of Credit" has the meaning set out in subsection
4.1(b);

     (uu)  "Licences" has the meaning set out in section 5.16;

     (vv) "Losses" means, in respect of any matter, all claims, demands, proceedings, losses, fines, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly as a consequence of such matter less in all cases any insurance received in respect thereof and, in all cases, net of all tax benefits and liabilities received or incurred as a consequence of such matter or as a result of any indemnity or other payment received hereunder or pursuant hereto to compensate for any such Loss;

     (ww) "Market Value" on any date means the average, for the ten trading days preceding such date, of the closing sales price of a share of ELMG Stock as reported in the National Association of Securities Dealers Automated Quotation system or if sales of ELMG Stock are not reported on such system the primary stock exchange or other trading system on which ELMG Stock trade;

     (xx)  "Material Adverse Effect" means, subject to section
9.2, any change or effect that is materially adverse to the financial condition, properties, assets, operations or business of the Purchased Business taken as a whole;

     (yy)  "Material Contracts" has the meaning set out in
section 5.15;

     (zz)  "1933 Act" means the United States Securities Act of
1933, as amended;

     (aaa) "Pension Plans" means the Employee Plans identified as pension plans in Schedule 8 but excluding for greater certainty the Ontario Pension Plans as defined in Section 8.8.1;

     (bbb) "Permitted Encumbrances" means:

           (i)  servitudes, easements, restrictions,
rights-of-way and other similar rights in real property or immovables or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto;

           (ii) undetermined or inchoate liens, charges, hypothecs, prior claims and privileges incidental to current construction save and except for liens, charges, hypothecs, prior claims and privileges related to Taxes that have not been paid when due;

           (iii) statutory liens, charges, adverse claims, security interests, legal hypothecs, prior claims or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon the Vendor that relate to obligations not due or delinquent;

           (iv) assignments or hypothecations of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

           (v) security given in the ordinary course of the Purchased Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Purchased Business, other than security for borrowed money;

           (vi) the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title, which do not materially detract from the value of the real property concerned or materially impair its use in the operation of the Purchased Business; and

           (vii) the Encumbrances described in Schedule 13;

     (ccc) "Prime Rate" means the annual variable rate of interest quoted or published from time to time by The Bank of Nova Scotia at its main branch in Toronto, Ontario as the "prime rate" of interest charged by it for Canadian dollar commercial loans made in Canada and for the purposes of this Agreement the "Prime Rate" shall vary, upwards or downwards, as the case may be, at the same time and in the same amount as the said "prime rate" so varies;

     (ddd) "Prospectus" has the meaning set out in paragraph
8.15 (a);

     (eee) "Purchase Price" has the meaning set out in section
3.1;

     (fff) "Purchased Assets" has the meaning set out in section
2.1;

     (ggg) "Purchased Business" means the business carried on by the Vendor through its Space Systems and Products division, which business is carried on at or from the Ste Anne Premises and the David Florida Laboratories Premises consisting primarily of the design, assembly and manufacture of satellite subsystems and components for communications, remote sensing and manned space, including antenna products, radio frequency products and digital products;

     (hhh) "QST" means all taxes payable under the Act respecting the Quebec Sales Tax and any reference to any specific provision of the Act respecting the Quebec Sales Tax shall refer to any successor provision thereto of like or similar effect;

     (iii) "Real Property" has the meaning set out in section
5.7;

     (jjj) "Replacement Plans" has the meaning set out in
section 8.8;

     (kkk) "SEC" means the United States Securities and Exchange
Commission;

     (lll) "Ste Anne Premises" means the real property and buildings known municipally as 21025 Trans Canada Highway, Ste
Anne de Bellevue, Quebec, H9X 3R2;

     (mmm) "Registration Statement" has the meaning set out in paragraph 8.15 (a);

     (nnn) "SkyBridge" means SkyBridge Limited Partnership, a limited partnership formed under the laws of the State of Delaware;

     (ooo) "SkyBridge LPA" means the Second Amended and Restated
Agreement of Limited Partnership of SkyBridge dated as of June
30, 1998, as the same may be amended, replaced or restated from time to time;

     (ppp) "SkyBridge Units" means the eighty (80) units in SkyBridge owned by Holdings;

     (qqq) "Tax" or "Taxes" means any federal, provincial, state, local, foreign or other income, gross receipts, profits, franchise, transfer, sales, use, customs, payroll, occupation, health, property, excise, GST, QST or other taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties and additions to such taxes or charges);

     (rrr) "Tax Act" means the Income Tax Act (Canada), as amended from time to time;

     (sss) "Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Vendor and the Purchaser may mutually determine;

     (ttt) "Three-Year Milestone" means the acceptance by the Purchaser, in its sole discretion, on a cumulative basis, of $90 million of orders from SkyBridge or any direct or indirect supplier thereto for goods and services to be provided by the Purchased Business (excluding any amounts attributable to beam-forming networks or startrackers generally of the nature heretofore proposed by Purchaser or its existing subsidiaries to Alcatel Espace in connection with the SkyBridge project), regardless of whether ultimately sold for use on the SkyBridge project through the Purchased Business, such orders to be legally binding on SkyBridge and to be suitable for inclusion in Purchaser's publicly reported backlog;

     (uuu) "Transferred Employees" has the meaning set out in
section 8.7;

     (vvv) "Trust Agreements" means the trust agreements and other funding contracts supporting the Pension Plans;

     (www) "Two-Year Milestone" means the acceptance by the Purchaser, in its sole discretion, on a cumulative basis, of $50 million of orders from SkyBridge or any direct or indirect supplier thereto for goods and services to be provided by the Purchased Business (excluding any amounts attributable to beam-forming networks or startrackers generally of the nature heretofore proposed by Purchaser or its existing subsidiaries to Alcatel Espace in connection with the SkyBridge project), regardless of whether ultimately sold for use on the SkyBridge project through the Purchased Business, such orders to be legally binding on SkyBridge and to be suitable for inclusion in Purchaser's publicly reported backlog;

     (xxx) "US $" and "US Dollars" shall mean lawful money of the United States of America;

     (yyy) US $ Equivalent" shall mean, at the date of determination, the amount of US Dollars that the Vendor could purchase, in accordance with its normal practice, with a specified amount of Cdn Dollars based on the rate quoted by The Bank of Nova Scotia as the spot rate of exchange applicable at such bank's main Toronto, Ontario office for buying US Dollars with the specified amount of Cdn Dollars on such date; and

     (zzz) "Working Capital" has the meaning set forth in subsection 3.2(b).

1.2  Currency

     Unless otherwise indicated, all dollar amounts in this Agreement are expressed in Cdn Dollars.

1.3  Sections and Headings

     The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection or Schedule or Exhibit refers to the specified Article, section or subsection of or Schedule or Exhibit to this Agreement.

1.4  Number, Gender and Persons

     In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5  Accounting Principles

     Unless otherwise expressly stated, any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor body thereto.

1.6  Knowledge of Vendor

     Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Vendor or words to similar effect, it shall be deemed to refer solely to the actual knowledge of the following individuals, in all cases after such individuals have reviewed their files and conducted reasonable inquiries of their immediate subordinates:

           Colin Watson
           Mark Steinman
           David Masotti
           Sheldon Polansky
           Claudia Tuzi
           Stephen McPherson
           Gerry Bush
           Don Osborne
           Gilles Lefebvre
           Phillipe Quenneville
           Bruno Bugatto
           Steve Droz

1.7  Entire Agreement

     Except as otherwise provided herein and except for the Confidentiality Agreement, as defined in section 12.5, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as expressly herein provided.

     For greater certainty, other than those specific representations and warranties herein contained, the Purchaser shall purchase the Purchased Assets on an "as is" basis at its own risk.

1.8  Time of Essence

     Time shall be of the essence of this Agreement.

1.9  Applicable Law

     This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.10 Successors and Assigns

     This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. Subject to section 13.6, neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

1.11 Amendments and Waivers

     No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.12 Schedules and Exhibits

     The following Schedules and Exhibits are attached to and form part of this Agreement:

           Schedule 1         -    Annual Financial Statements
           Schedule 2         -    Interim Financial Statements
           Schedule 3         -    Owned and Leased Real or
                                   Immoveable
                                   Property
           Schedule 4         -    Machinery and Equipment
           Schedule 5         -    Vehicles
           Schedule 6         -    Customer owned Property
           Schedule 7         -    Certain Contracts
           Schedule 8         -    Employee Matters
           Schedule 9         -    Licences and Permits
           Schedule 10        -    Intellectual Property
           Schedule 11        -    Intentionally Omitted
           Schedule 12        -    Location of Assets
           Schedule 13        -    Permitted Encumbrances
           Schedule 14        -    Insurance Policies
           Schedule 15        -    Legal and Regulatory
                                   Proceedings
           Schedule 16        -    Regulatory Consents
           Schedule 17        -    Intentionally Omitted
           Schedule 18        -    Environmental Matters
           Schedule 19        -    Major Customers and Suppliers
           Schedule 20        -    Excluded Assets
           Schedule 21        -    Material Changes
           Schedule 22        -    Material Contractual Consents
           Schedule 23        -    Exceptions to Generally
                                   Accepted Accounting Principles
           Schedule 24        -    Y2K Policies
           Schedule 25        -    Retiree Benefit Plans;
                                   Retirees
           Schedule 26        -    Baan Team Members
           Exhibit 1          -    Agreement
           Exhibit 2          -    Form of Convertible Note

Disclosure of information on any Schedule shall not be deemed to be disclosure of such information on any other Schedule except as incorporated by specific cross-reference. Inclusion of specific information on any Schedule shall not constitute or be deemed to constitute any admission that such information is material or is required to be so disclosed.


1.13 Currency Indemnity

     If, for the purposes of any party (the "Plaintiff") obtaining judgment against another party (the "Defendant") in any court in any jurisdiction with respect to this Agreement or any document delivered pursuant hereto (including without limitation, the convertible notes), it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or any such document in any currency other than the Judgment Currency (the "Currency Due"), the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Plaintiff is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Plaintiff of the amount due, the Defendant will, on the date of receipt by the Plaintiff, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by the Plaintiff on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Plaintiff is the amount then due under this Agreement or such document in the Currency Due. The obligation of the Plaintiff or the Defendant, as the case may be, set forth in the preceding sentence shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Defendant or the Plaintiff from time to time and shall continue in full force and effect.


                          ARTICLE II
              PURCHASE AND SALE OF PURCHASED ASSETS

2.1  Purchased Assets

     Subject to the provisions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor, effective as of the Closing, all right, title and interest of the Vendor in and to all of the property and assets used in connection with or otherwise relating to the Purchased Business (other than the Excluded Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate, as a going concern (collectively, the "Purchased Assets"), including without limitation:

     (a) Real Property. All real or immoveable property, together with the buildings, structures, improvements and appurtenances situate thereon including, without limitation, the real property described in Schedule 3;

     (b) Leases of Real or Immoveable Property. All rights (whether as lessee or lessor) under leases or subleases of real or immoveable property, together with all leasehold improvements relating thereto, including, without limitation, all rights under the leases described in Schedule 3;

     (c) Buildings, Machinery and Equipment. All buildings, structures, machinery, equipment, fixtures, furniture, furnishings, parts, tooling moulds, dies, jigs or patterns and other fixed assets, including, without limitation, the machinery and equipment described in Schedule 4;

     (d) Vehicles. All trucks, cars and other vehicles (owned or leased), including, without limitation, the vehicles described in Schedule 5;

     (e) Inventories. All inventories, including, without limitation, raw materials, work-in-process, finished goods and replacement parts (collectively, the "Inventory");

     (f) Accounts Receivable. All accounts receivable, trade accounts, notes receivable, book debts and other debts due or accruing due to the Vendor and the benefit of all security for such accounts, notes and debts including, without limitation, loans and accounts receivable owing by Employees to the Purchased Business;

     (g) Prepaid Expenses. All prepaid expenses of the Purchased Business (other than those related to the Excluded
Assets);

     (h) Agreements. All rights under leases of personal or movable property, orders or contracts for the provision of goods or services (whether as buyer or seller), distribution and agency agreements, employment and collective agreements and other Contracts not otherwise referred to in this section 2.1, including, without limitation, the Material Contracts described in Schedules 7 and 8;

     (i)   Licences and Permits.  All Licences used in the
Purchased Business to the extent that they may be transferred with or without consent, including, without limitation, those described in Schedule 9;

     (j) Intellectual Property. All trade or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, patents, patent applications and other patent rights, trade secrets, proprietary manufacturing information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all rights under licences, technology transfer agreements and other agreements or instruments relating to any of the foregoing (collectively, "Intellectual Property"), including, without limitation, the trade marks, copyrights, patents, licences and agreements described in Schedule 10;

     (k) Computer Hardware and Software. All computer hardware and software, including all rights under licences and other agreements or instruments relating thereto;

     (l) Books and Records. All books of account, tax records, personnel records, sales and purchase records, inventory records, customer and supplier lists, lists of potential customers, referral sources, research and development reports and records, price lists and catalogues, sales literature and advertising material, production reports and records, manufacturing data, equipment logs, operating guidelines and manuals, environmental reports and data, employee manuals, business reports, plans and projections and all other documents, files, correspondence and other information (whether in writing, printed, electronic or computer print-out form) relating to the Purchased Business but excluding any such books, records and lists prepared in connection with this transaction or any other proposed sale of the Purchased Business;

     (m) Attorney Work Product. All notes, memoranda, correspondence or similar material in the possession of the Vendor reflecting the legal conclusions, recommendations or work product of lawyers for the Vendor in respect of active files to the extent the same relates to or arises out of the Purchased Assets, the Assumed Liabilities or any Claims in respect thereof (other than attorney work produced and prepared in connection with the AMSC Litigation, this transaction or any other proposed sale of the Purchased Business);

     (n) Goodwill. All goodwill of the Purchased Business, including all goodwill pertaining to the relationship between the Purchased Business and Alcatel Espace related to the SkyBridge program as evidenced by the Memorandum of Understanding dated November 27, 1997 between the Vendor and Alcatel Espace for the SkyBridge Program, together with the exclusive right for the Purchaser to represent itself as carrying on the Purchased Business in succession to the Vendor and the right to use any words indicating that the Purchased Business is so carried on;

     (o) Ellipso Agreement. The rights and benefits of the Ellipso Agreement, including any contracts and/or securities obtained or acquired pursuant thereto; and

     (p)   Holdings Shares.  All of the Holdings Shares.

2.2  Excluded Assets

     The Purchased Assets shall not include any of the following property and assets (collectively, the "Excluded Assets"):

     (a)   all Cash on Hand;

     (b) all liabilities and obligations of the Vendor or any of its Affiliates to the Purchased Business existing, accrued or accruing due at the Time of Closing in respect of any administrative, telephone, MIS, accounts payable or general ledger services or other similar services provided by or through the Purchased Business;

     (c) all income and corporate capital tax instalments paid by the Vendor and the right to receive any refund of income, corporate capital or other taxes paid by the Vendor including, without limitation, any investment tax credit, any manufacturing and processing profits tax reduction or refund together with the right to receive any Quebec Labour Tax Credits for or in respect of qualifying labour expenses incurred in the period before the Closing Date;

     (d) all rights of the Vendor to use the name "Spar" or "Spar Aerospace" or any word or name containing such phrases or words (including without limitation, all logos, trade or brand names, business names, trade marks, trade mark registrations and applications, service mark registrations and applications and copyrights containing or in respect of such words or phrases);

     (e) all rights of action and claims (and benefits arising therefrom) of the Vendor against third persons (i) in the conduct of the Purchased Business or otherwise arising by reason of any facts or circumstances that occurred or existed prior to the Closing Date (other than as necessary to enforce Purchaser's rights under, in and to the Purchased Assets), or (ii) in respect of the AMSC Litigation or arising out of or in connection with the facts or circumstances related thereto and the civil litigation identified in Schedule 15 as pertaining to MSAT Incentives (being claims against TMI and HAC for incentive payments), in each case whether or not an action or any other proceeding shall have been commenced before such time;

     (f) all rights to payment, credit or refunds and all other rights or claims to receive payment for any retroactive rate adjustments in respect of work performed for any government or governmental agency by or on behalf of the Purchased Business prior to Closing;

     (g) subject to section 10.4, insurance policies of the Vendor relating to the Purchased Business and the Purchased
Assets and all rights in connection therewith, including, without limitation, any rights to outstanding claims thereunder or refunds of insurance premiums;

     (h) all rights of the Vendor to any refunds of workers' compensation payments in respect of the period before the Closing
Date;

     (i) all constating documents, minute books and shareholder records of the Vendor;

     (j) all rights of the Vendor under this Agreement and agreements, instruments and certificates delivered pursuant to this Agreement;

     (k)   all Employee Plans excluding the Pension Plans;

     (l)   the rights and benefits accruing to the Robotics
Division of the Vendor under the customer contracts with the Purchased Business identified in Schedule 7;

     (m)   all shares and equity interests of Radarsat
International Inc. and all shareholder agreements and other agreements related solely to such shares;

     (n)   the Class B I.P. address 142.65; and

     (o)   the assets and Contracts listed on Schedule 20.

2.3  Non-Transferability

     (a) Subject to subsections 2.3(b), 2.3(c), 9.1(d) and 9.3(d), to the extent that any Purchased Asset is not capable of being sold, assigned, transferred, delivered or subleased without the consent or waiver of any person, or if such sale, assignment, transfer, delivery or sublease, or attempted sale, assignment, delivery or sublease would constitute a breach thereof or a violation of any law, statute, ordinance, regulation, rule having the force of law, judgment, decree, order, writ, injunction or award, this Agreement shall not constitute a sale, assignment, transfer, delivery or sublease thereof until such consent or waiver, if applicable, is received, but instead shall be dealt with as herein provided.

     (b) The Vendor shall diligently attempt to obtain (and the Purchaser shall diligently cooperate with the Vendor), on or before the Closing Date and thereafter as required, the consents and waivers referred to in subsection 2.3(a) and to resolve the impediments to the sale, assignment, transfer, delivery or sublease referred to in subsection 2.3(a) and to obtain any other consents and waivers necessary to convey to the Purchaser any of the Purchased Assets provided that, without limiting the Vendor's obligations under subsection (d), in no event shall the Vendor be required to incur any financial cost or burden (other than incidental costs) to obtain such consents or waivers or resolve such impediments.

     (c) To the extent that the consents and waivers referred to in subsection 2.3(a) are not obtained by the Vendor, or until the impediments to the sale, assignment, transfer, delivery or sublease referred to therein are resolved, the Purchaser shall, for and on behalf of the Vendor, perform and satisfy all obligations and liabilities of the Vendor under or in respect of each of the Purchased Assets referred to in subsection 2.3(a) and the Vendor shall, after the Closing Date:

           (i) hold the benefits of any Purchased Asset referred to in subsection 2.3(a) in trust for the Purchaser in accordance with the provisions of this subsection 2.3(c);

           (ii)  cooperate in any reasonable and lawful
arrangement, approved by the Purchaser and the Vendor, designed to provide such benefits to the Purchaser, such as entering into a subcontract or supply arrangement provided that (subject to subsection 2.3(d)) the Vendor shall not be required to thereby incur any material additional financial obligation or liability thereunder except incidental costs related to establishing and maintaining such arrangement; and

           (iii) enforce for the account of the Purchaser any rights or obligations of the Vendor arising from any Purchased
Asset referred to in subsection 2.3(a) against or in respect of any person, including the right to elect to terminate in accordance with the terms thereof upon the advice of the Purchaser.

           This subsection 2.3(c) shall not constitute a waiver of any right of the Purchaser or Vendor to require delivery of the consents and waivers on the Closing
           Date pursuant to sections 9.1 or 9.3.

     (d) The Vendor shall be responsible for, and shall assume and satisfy, that portion of all Losses suffered or incurred by the Purchaser resulting from the Vendor having provided the Purchaser with the use or benefits of any Purchased Asset referred to in subsection 2.3 (a) without having obtained the necessary consents and waivers referred to in that subsection or from the failure of the Purchaser to receive the benefits or use of any such Purchased Asset as a result of the failure to obtain such consent. If either party receives notice of any Claim by any third party in respect of any matter which may be covered by this subsection 2.3(d), such party shall, as soon as practical, provide notice thereof to the other party hereto and both parties shall in good faith attempt to agree upon and implement a mutual strategy to defend, resolve or satisfy such Claim. The Vendor shall indemnify and save harmless the Purchaser from any Losses suffered or incurred by the Purchaser as a result of or arising out of, in connection with or pursuant to the failure of the Vendor to comply with its obligations under the first sentence of this subsection 2.3(d).

     Notwithstanding anything contained herein to the contrary in no event shall the Vendor be responsible or liable for, or indemnify the Purchaser from or against any Losses arising out of or resulting from the failure of Lockheed Martin Overseas Corporation and Lockheed Martin Corporation to consent to the assignment to the Purchaser of the Agreement for Co-Operation Relating to Certain Business Development Opportunities dated April, 1997 and the related Performance Guarantee Agreement dated April 23, 1997, including without limitation, the failure of the Purchaser to receive the use or benefit of such contracts.

     Nothing in this subsection (d) shall relieve the Purchaser from its obligations under subsection 4.1(a) to perform the obligations of the Vendor in any Contract comprising a Purchased
Asset.

2.4  Reassignment of Rights

     If any Claim is asserted against the Vendor in connection with any Excluded Liability, the Purchaser shall, at the request of the Vendor, cooperate in any reasonable and lawful arrangement with the Vendor which assists the Vendor in its defence of such Claim (including reassigning to the Vendor the applicable Contract or rights thereunder, if any, providing the Vendor with reasonable access to the relevant records and appropriate employees of the Purchased Business and making such employees available as reasonably needed to provide evidence in connection with such defence), provided that such arrangement does not adversely affect the Purchaser's right or ability to realize the benefits from any of the Purchased Assets. The Vendor shall pay to the Purchaser the reasonable out-of-pocket costs of the Purchaser and the wages and benefits (such benefits to be deemed to be 14.5% of such employees' wages) of employees of the Purchaser for the time devoted to providing such assistance in compliance with any such request.

2.5  Access to Purchased Assets

     Following Closing, the Purchaser shall permit the Vendor reasonable access to the books and records and Employees of the Purchased Business for the purposes of satisfying its obligations, and/or enforcing or defending its rights, under or pursuant to, or in respect of, the Excluded Assets or the Excluded Liabilities (including without limitation the AMSC Litigation) and shall, if requested by the Vendor, provide to the Vendor reasonable access to those employees of the Purchaser whose assistance, testimony or presence is considered beneficial by the Vendor, acting reasonably, to assist the Vendor in evaluating, defending or prosecuting the AMSC Litigation or any matter related thereto or in respect of the facts surrounding the same (and shall make such employees available as needed to provide evidence in connection with such litigation). The Vendor shall pay to the Purchaser the reasonable out-of-pocket costs of the Purchaser and the wages and benefits (such benefits to be deemed to be 14.5% of such employees' wages) of employees of the Purchaser for the time devoted to providing such assistance in compliance with such requests.

                           ARTICLE III
                         PURCHASE PRICE

3.1  Purchase Price

     (a) The purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for acquiring the Purchased Assets, subject to Purchaser's assumption of and obligation to satisfy the Assumed Liabilities as provided herein, shall be $30,000,000.00, payable, and subject to adjustment, as follows:

           (i) $10,000,000.00 (the "Closing Date Payment") to be paid at the Time of Closing by electronic transfer of immediately available funds in Canadian Dollars, to such bank account in Toronto, Ontario as the Vendor may specify not later than two Business Days prior to the Closing Date, which payment shall be subject to adjustment, following Closing, pursuant to section 3.3;

           (ii)  $5,000,000.00 to be paid on May 10, 1999, by
either, at Purchaser's election, (I) electronic transfer of funds in Canadian Dollars as specified in (i) above, or (II) subject to subsection (b), delivery of shares of ELMG Stock having on such date an aggregate Market Value equal to the U.S. $ Equivalent, on such date, of such amount;

           (iii) $5,000,000.00 evidenced by an ELMG Convertible
Note delivered at Closing bearing interest at the rate of 5.5% per annum, having a conversion price of US$20.00, subject to adjustments, and maturing on December 31, 1999;

           (iv) $5,000,000.00 evidenced by an ELMG Convertible Note delivered at Closing bearing interest at the rate of 5.5% per annum, having a conversion price or US$22.00, subject to adjustment, and maturing on December 31, 2000 the Closing Date, subject to acceleration to the sixtieth day following the occurrence of the Two-Year Milestone, but not earlier than December 31, 1999; and

           (v) $5,000,000.00 evidenced by an ELMG Convertible Note delivered at Closing bearing interest at the rate of 5.5% per annum, having a conversion price of U.S. $24.00, subject to adjustment, and maturing on December 31, 2001, subject to acceleration to the sixtieth day following the occurrence of the Three-Year Milestone, but not earlier than December 31, 2000.

The Purchase Price does not include any applicable GST, QST or other Taxes described in section 3.6 hereof.

     (b) The Purchaser shall ensure that all of the ELMG Stock to be delivered to the Vendor pursuant to subsection 3.1(a)(ii)(II) hereof shall, at the date of delivery, be Freely Tradeable. If for any reason the Purchaser is unable to so deliver Freely Tradeable ELMG Stock on May 10, 1999 because such stock has not then been registered with the SEC, the Purchaser may, upon giving written notice to the Vendor not later than May 1, 1999, elect to defer the delivery of such Freely Tradeable ELMG Stock to the date on which it is first able to do so provided that the number of ELMG Stock so delivered shall be adjusted such that it has an aggregate Market Value, calculated as at the date preceding delivery, equal to the U.S. $ Equivalent, on such date, of $5,000,000. The Purchaser shall use its best efforts to register the ELMG Stock with the SEC as soon as possible after Closing. Notwithstanding the foregoing, if the Purchaser has not delivered such Freely Tradeable ELMG Stock by the ninetieth day after the Vendor shall have provided the financial statements specified in section 8.14, it shall on such date pay to the Vendor the amount specified in subsection 3.1(a)(ii) together with interest on such amount calculated at 5.5% per annum from May 10, 1999 to the date of payment.

     For the purposes hereof, "Freely Tradeable" in respect of any ELMG Stock means ELMG Stock that is either registered with the SEC for immediate resale by the Vendor in open market transactions in the United States or, in accordance with an opinion of ELMG's counsel delivered to the Vendor at the time of delivery of such ELMG Stock, is saleable by the Vendor in such transactions without registration or any applicable holding period restrictions.

3.2  Determination of Working Capital

     (a) Closing Balance Sheet. Within 60 days following the Closing Date, the Vendor shall deliver to the Purchaser an audited balance sheet (the "Closing Balance Sheet") of the Purchased Business as at the opening of business on the Closing Date, audited by Ernst & Young and accompanied by the unqualified opinion of such auditors to the effect that such balance sheet has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Annual Financial Statements (except as provided herein and except that, for greater certainty none of the Excluded Liabilities nor the Excluded Assets shall be reflected on the Closing Balance Sheet). The parties agree that the Closing Balance Sheet shall be prepared and audited using a $500,000 materiality level. For the purpose of preparing the Closing Balance Sheet, the Purchaser agrees to grant the Vendor's authorized representatives reasonable access to relevant records, facilities and personnel of the Purchaser.

     (b) Working Capital Calculation. At the time of delivery of the Closing Balance Sheet, the Vendor shall also deliver to the Purchaser, a report of the Vendor's auditors on the Closing Balance Sheet and a written statement setting forth a detailed calculation (the "Working Capital Calculation") of the Working Capital, herein defined, and the amount of the Working Capital. The Working Capital Calculation shall be accompanied by:

           (i) an itemized list of all Assumed Liabilities reflected in the Closing Balance Sheet which comprise current liabilities of the Purchased Business (excluding, for greater certainty, the Excluded Liabilities); and

           (ii) an itemized list of all Purchased Assets (and reserves and provisions against the same) as reflected in the Closing Balance Sheet which comprise current assets of the Purchased Business (excluding, for greater certainty, the Excluded Assets).

           "Working Capital" is defined herein as the amount by which the aggregate book value of the assets identified in (ii) above exceeds the aggregate book value of the liabilities identified in (i) above, all as set forth on the Closing Balance Sheet; provided that (I) there shall be no reserves or provisions for items representing Excluded Assets or Excluded Liabilities (other than the Warranty Provision, as defined in section 4.3),
(II) no costs or expenses accrued or payable under the proposed Preliminary Design Review contract to be entered into between the Purchaser and the Vendor in respect of the Radarsat II project shall be included or reflected in the Closing Balance Sheet or the Assumed Liabilities and (III) there shall be no changes to any reserve or provision for or in respect of any customer program except to the extent only that changes are required to reflect events occurring on or after November 30, 1998, if any. For greater certainty, depreciation and amortization shall continue to be calculated pro rata to Closing on the same basis as depreciation and amortization has been calculated during the current fiscal year of the Vendor.

     (c) Approval of Closing Financial Statements. The Purchaser shall have a period (the "Review Period") of 30 days from the date it receives the Closing Balance Sheet, the report of the Vendor's auditors thereon and the Working Capital Calculation (collectively, the "Closing Financial Statements") in which to review the same. For the purpose of such review, the Vendor agrees to cause its auditors to permit the Purchaser and its authorized representatives to examine all working papers, schedules and other documentation used or prepared by the Vendor's auditors. If no objection in writing to the Closing Financial Statements is given to the Vendor by the Purchaser within the Review Period, the Closing Financial Statements shall be deemed to have been approved as of the last day of such Review Period.

           If the Purchaser objects to any of the Closing Financial Statements within the Review Period by giving notice to the Vendor setting out in reasonable detail the nature of such objection and the related amount(s) in dispute, the parties agree to attempt to resolve the matters in dispute within 30 days from the date the Purchaser gives such notice to the Vendor. If all matters in dispute are resolved by the parties, the Closing Financial Statements shall be modified to the extent required to give effect to such resolution and shall be deemed to have been approved as of the date of such resolution.

           If the parties cannot resolve all matters in dispute within such 30-day period, all unresolved matters shall be submitted to a nationally recognized firm of chartered accountants acceptable to both parties (the "Expert") for resolution, and the Expert shall be given access to all materials and information reasonably requested by it for such purpose. The rules and procedures to be followed in such proceeding shall be determined by the Expert in its discretion. The Expert's determination of all such matters shall be final and binding on both parties and shall not be subject to appeal by either party, absent manifest error. The fees and expenses of the Expert shall be borne by the parties in the manner determined by the Expert based on the relative success of each party in respect of such disputes. The Purchase Price shall be modified to the extent required to give effect to the Expert's determination and shall be deemed to have been approved as of the date of such determination.

3.3  Adjustment of Closing Date Payment

     Within two Business Days after the Review Period:

     (a) if the Working Capital exceeds $4,900,000, the Purchase Price shall be increased by an amount equal to such excess together with interest thereon at an annual rate equal to the Prime Rate as adjusted from time to time plus 2% from and including the Closing Date to but excluding the date of delivery of the ELMG Convertible Note, hereinafter referred to. The Purchaser shall satisfy such increase in the Purchase Price and interest by executing and delivering to the Vendor an ELMG Convertible
Note,on the same terms as the ELMG Convertible Note referred to in subsection 3.1(a)(iii) in the principal amount equal to such increased Purchase Price and interest; and

     (b) if the Working Capital is less than $3,900,000, the Purchase Price shall be decreased by an amount equal to such deficiency and the ELMG Convertible Note referred to in subsection 3.1(a)(iii) shall be reduced by an amount equal to such decrease together with interest thereon at the Prime Rate as adjusted from time to time plus 2% from and including the Closing Date to but excluding the date of payment and the Vendor and the Purchaser shall make such amendments to such Note to reflect such reduction,provided that if the Purchaser has objected to any part of the Closing Financial Statements no adjustment to the Purchase Price shall be made in respect of the amount in dispute until two Business Days after the same has been finally resolved by the parties or pursuant to section 3.2.

3.4  Allocation of Purchase Price

     Prior to Closing the Vendor and the Purchaser shall agree to allocate the Purchase Price among the Purchased Assets and the Assumed Liabilities and to report the sale and purchase of the Purchased Assets for all federal, provincial and local tax
purposes in a manner consistent with such allocation.   It is
agreed that the Purchase Price allocated to machinery, equipment, furniture, computer hardware and software, inventories and work in process shall be paid in the form and as part of the Convertible Note delivered pursuant to clause 3.1(a)(v) to the extent of the principal amount thereof and as part of the Convertible Note delivered pursuant to clause 3.1(a)(iv) to the extent of a remaining amount.

3.5  ETA Election

     Provided that the Purchaser is then a registrant for the purposes of the ETA and the Act respecting Quebec Sales Tax, the Purchaser and the Vendor shall elect jointly under subsection 167(1) of the ETA and section 75 of the Act respecting Quebec Sales Tax, in the forms prescribed for the purposes of those provisions to elect that GST and QST not apply in respect of the sale and transfer of the Purchased Assets hereunder and the Purchaser shall file such elections in its GST and/or QST returns for the reporting period that includes the Closing Date. The Purchaser shall indemnify the Vendor for any and all expenses, costs and liabilities incurred by the Vendor as the result of the failure of any taxing authority to accept any such election and notwithstanding any other provision of this Agreement, the obligation of the Purchaser to effect the indemnity shall survive the closing of the transactions contemplated hereby, shall continue indefinitely, and shall not be subject to, or taken into account in determining the thresholds and limitations set out in section 11.3 of this Agreement.

3.6  Transfer Taxes, etc.

     Subject to section 3.5, the Purchaser shall be liable for and shall pay at the applicable statutory rates, to the Vendor at the Time of Closing, to the extent required under applicable legislation to be collectible by the Vendor, or otherwise directly to the relevant governmental authority, all federal and provincial sales taxes (including any GST, QST, retail sales taxes and land transfer taxes) and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser (but not including income taxes payable by the Vendor). The Purchaser shall pay all filing fees in connection with any filings or notifications required to be made under the pre-merger notification provisions of the Competition Act (Canada).

3.7  Income Tax Election

     The Purchaser and the Vendor agree to elect jointly in the prescribed form and manner under section 22 of the Tax Act (and the applicable section of the Taxation Act (Quebec)) as to the sale of the accounts receivable and other assets that are referred to in subsection 2.1(f) hereof and described in section 22 of the Tax Act (and the applicable section of the Taxation Act (Quebec)) and to designate in such election an amount equal to the portion of the Purchase Price allocated to such assets pursuant to section 3.4 as the consideration paid by the Purchaser therefor. The Purchaser and the Vendor shall make the election provided for in section 20(24) of the Tax Act (and the applicable section of the Taxation Act (Quebec)) in the prescribed form and manner.

                           ARTICLE IV
                    ASSUMPTION OF LIABILITIES

4.1  Assumption of Certain Liabilities by the Purchaser

     The Purchaser agrees to assume, pay, satisfy, discharge, perform and fulfil, from and after the Time of Closing, only those obligations and liabilities of the Vendor which are described below (the "Assumed Liabilities"):

     (a) all liabilities and obligations under or relating to the Contracts comprising part of the Purchased Assets, including those under or relating to the Contracts described in Schedules
3, 7, 8 and 10  and the Collective Agreements;

     (b) all liabilities and obligations under all letters of credit, surety bonds or performance bonds (including obligations to reimburse the issuer thereof for any payments made thereunder) issued to secure or ensure performance by the Vendor of its obligations or liabilities under any Contract comprising part of the Purchased Assets to the extent the same are set forth in
Schedule 7 (collectively the "Letters of Credit");

     (c) all licences, liabilities and obligations under or relating to the Licences comprising part of the Purchased Assets which are to be performed following the Closing;

     (d) all trade and other accounts payable and other existing or accrued liabilities arising in respect of, or in the ordinary course of the Purchased Business (including, without limitation, capital lease payments, if any, taxes respecting Real Property, liabilities in respect of Permitted Encumbrances and unpaid, accrued or accumulated vacation pay obligations and wages) to the extent the same are reflected in the Closing Balance Sheet;

     (e) all liabilities and obligations under or relating to the Permitted Encumbrances which are to be performed following the Closing;

     (f) all liabilities and obligations arising out of or resulting from any breach or violation of Environmental Laws by or in respect of the Purchased Business or the Purchased Assets prior to or after Closing whether known or unknown except to the extent the same constitutes a breach of the representation and warranty set forth in section 5.26 hereof;

     (g)   each of the grievances and complaints identified on
Schedule 8 and any other grievances under or pursuant to any of the Collective Agreements commenced by or on behalf of any of the Employees after the date hereof in the ordinary course of business;

     (h) all liabilities and obligations for which the Purchaser is otherwise expressly responsible under this Agreement.

4.2  Retained Liabilities

     For greater certainty, and without limiting the generality of section 4.1, the Vendor shall remain liable for and shall pay, satisfy, discharge, perform and fulfil, all other obligations and liabilities of the Vendor which are not Assumed Liabilities (the "Excluded Liabilities"), including, without limitation, the following obligations and liabilities:

     (a) any liability for Taxes payable, collectible or remittable by the Vendor in respect of the Purchased Business and the Purchased Assets in respect of the period prior to the Closing Date to the extent not reflected in the Closing Balance
Sheet;

     (b) any liability owing to a lender of the Vendor, including without limitation, any bank overdrafts or bank indebtedness and any indebtedness or liabilities owing under any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money;

     (c) any liability in respect of product liability, product warranty and other claims and obligations respecting products and services for which the Vendor is responsible pursuant to subsection 4.3(a);

     (d) any liability arising out of or in respect of the AMSC Litigation;

     (e) any liability to repay the unsecured interest-free government loan in the principal amount of $5,257,496 as at September 30, 1998 which is reflected in the Interim Financial
Statements;

     (f) any liability relating to obligations of the corporate office or other divisions of the Vendor (other than the Purchased Business), including all cash or bank overdraft balances recorded in the accounts of the Purchased Business at Closing; and

     (g)   any liability or obligation relating to an Excluded
Asset.

4.3  Product Liability and Warranty Obligations

     (a) Without in any way limiting section 11.1, the Purchaser shall not assume, and the Vendor shall be solely responsible for and shall indemnify and hold harmless the Purchaser from and against any and all Losses (which shall include the overhead cost allocation used to establish the Warranty Provision, defined below, but shall be deemed not to include any profits on direct labour and material costs) arising out of or resulting from any product liability, product warranty and other claims, liabilities and obligations respecting products delivered and/or services provided by the Vendor in connection with the Purchased Business up to Closing whether such Losses arise before or after the Time of Closing and whether known or unknown as of the Time of Closing to the extent such Losses exceed any provision or allowance for product warranty or liability claims reflected in the Closing Balance Sheet (the "Warranty Provision").

     Notwithstanding anything contained herein to the contrary, the Purchaser may if the Purchaser, acting reasonably, determines in good faith to do so for valid business reasons, and shall if requested or otherwise authorized to do so in writing by the Vendor, satisfy or perform any applicable product warranty obligation of the Vendor not assumed by the Purchaser (for greater certainty, consisting of any such obligation as to which the related Losses to the Purchaser exceed or are not covered by the Warranty Provision), provided however that, in either case, the Purchaser shall first provide the Vendor with an opportunity to assess the claim and comment on its validity, the proposed response by the Purchaser and the Purchaser's cost estimate for satisfying or performing such warranty. In any such case where not requested or authorized in writing by the Vendor, provided such product warranty obligation was a valid and enforceable obligation or liability of the Vendor and the claim in respect thereof was valid, the Vendor shall reimburse the Purchaser forthwith following demand by the Purchaser for all direct costs incurred by the Purchaser in repairing or replacing products (which shall include the overhead cost allocation used to establish the Warranty Provision but shall be deemed not to include any profits on direct labour and material costs).

     For greater certainty, the provisions of sections 11.4 to
11.9 inclusive, shall apply mutatis mutandis to any indemnity claim pursuant to this subsection 4.3(a).

     (b) Subject to the second paragraph hereof, the Vendor shall not be responsible for, and the Purchaser shall be solely responsible for and shall indemnify and hold harmless the Vendor from and against, any and all Losses arising out of or resulting from any product liability, product warranty and other claims and obligations respecting products delivered and/or services provided (i) by the Purchaser in connection with the Purchased Business after the opening of business on the Closing Date (including work performed or products produced following Closing to complete unfinished Inventory) and (ii) by the Vendor in connection with the Purchased Business prior to the Time of Closing to the extent of the Warranty Provision. The provisions of sections 11.4 to 11.9, inclusive, shall apply mutatis mutandis to any indemnity claim pursuant to this subsection 4.3(b).

     Notwithstanding the foregoing, nothing contained in this subsection 4.3(b) shall affect the rights of the Purchaser under
Article XI hereof in respect of any Losses suffered or incurred by it as a result of or arising out of any inaccuracy of any representation or warranty of the Vendor hereunder including section 5.10 hereof provided, however, that the Purchaser shall not be entitled to recover more than the amount of its Loss in respect of any one claim or circumstance.

4.4  Bulk Sales Legislation

     The parties hereby waive compliance with any applicable bulk sales legislation; provided however that the Vendor shall indemnify and save harmless the Purchaser from and against all losses suffered or incurred by the Purchaser as a result of such non-compliance except to the extent such Losses arise from the Purchaser's failure to satisfy or discharge any Assumed Liabilities or other liabilities or obligations assumed by it hereunder.

                             ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF THE VENDOR

     The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Assets:

5.1  Organization

     The Vendor is a corporation validly subsisting under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its property, to carry on the Purchased Business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder.

5.2  Authorization

     This Agreement has been duly authorized, executed and delivered by the Vendor and is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

5.3  No Other Agreements to Purchase

     No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Assets, other than as set forth in Schedule 3 and pursuant to purchase orders for the sale of Inventory accepted by the Vendor in the ordinary course of the Purchased Business.

5.4  No Violation

     The execution and delivery of this Agreement by the Vendor and the consummation of the transactions herein provided for will not result in:

     (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor under:

           (i) any Contract to which the Vendor is a party or by which it is or the Purchased Assets are bound except for Contracts which comprise the Purchased Assets (it also being understood that the parties must comply with the provisions of the SkyBridge LPA as a result of the sale of the Holding Shares);

           (ii) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders or any unanimous shareholder agreement of the Vendor;

           (iii) any judgment, decree, order, writ, injunction or award of any court, governmental body or arbitrator having jurisdiction over the Vendor;

           (iv) any Licence held by the Vendor or necessary to the operation of the Purchased Business, except for Licenses as to which assignment or other transfer to the Purchaser is required as a condition to the Closing; or

           (v) any applicable law, statute, ordinance, regulation or rule, including without limitation any Environmental Laws, the breach or violation of which would adversely affect the transactions contemplated hereby or the Purchased Business as presently being conducted or impose any liability on the Purchaser other than bulk sales legislation relating to the sale of the Purchased Assets; nor

     (b) the creation or imposition of any Encumbrance on any of the Purchased Assets.

5.5  Sufficiency of Purchased Assets

     Except for the customer owned and supplied property described in Schedule 6, the Purchased Assets owned or leased by the Vendor are all of the assets used by the Vendor in the Purchased Business (other than the Excluded Assets) and are sufficient to carry on the Purchased Business as presently being conducted. Except for Excluded Assets or assets sold in the ordinary course, all assets reflected in the Financial Statements form part of the Purchased Assets. To the knowledge of the Vendor, all machinery, equipment and vehicles comprising the Purchased Assets owned and used by the Vendor in connection with the Purchased Business are in good operating condition and are in a state of good repair and maintenance normal wear and tear excepted after taking into account the age and use of such assets. All the material tangible assets of the Purchased Business are situate at the locations set out in Schedule 11.

     The Vendor does not own, or have any agreements to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person which comprises Purchased Assets or carries on all or any portion of the Purchased Business currently carried on by the Vendor except for the Holdings Shares, Holdings' ownership of the SkyBridge Units and as contemplated in the Ellipso Agreement.

5.6  Title to Purchased Assets

     The Vendor legally and beneficially owns all of the tangible Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances that are discharged, or for which legally binding undertakings to discharge are delivered, on or prior to Closing and the leases described in
Schedule 7.

5.7  Real and Immovable Property

     Schedule 3 sets forth the municipal addresses and complete and accurate legal descriptions of all of the real and immovable property that is used in connection with the Purchased Business and of which the Vendor is the beneficial and registered owner (the "Real Property") and the municipal addresses of all such property that is leased by the Vendor (the "Leased Property"). The Vendor has not agreed to acquire any real or immovable property or any interest in any real or immovable property which is used in connection with or otherwise relating to the Purchased Business other than the Real Property and the Leased Property.

5.8  Idem

     All buildings, structures, improvements and appurtenances situate on the Real Property or comprising the Leased Property are, to the knowledge of the Vendor, in good operating condition and do not require material repairs or replacement to satisfy the purposes for which they are currently being used. Subject to the Permitted Encumbrances, the Vendor has adequate rights of ingress and egress for the operation of the Purchased Business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others other than violations or encroachments where the costs or effects of compliance therewith would not constitute a Material Adverse Effect. Without limiting the generality of the foregoing:

     (a) the Real Property, the Leased Property, the current uses thereof and the conduct of the Purchased Business comply with all regulations, statutes, enactments, laws and by-laws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction and fire (but excluding Environmental Laws which are covered by the representation and warranty contained in section 5.26) except where the costs or effects of compliance and penalties for such non-compliance would not constitute a Material Adverse Effect;

     (b) no material alteration, repair, improvement or other work has been ordered, directed or requested to be done or performed to or in respect of the Real Property or the Leased Property, or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works comprising part of the same by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendor knows of no written notification having been received by it of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

     (c) all accounts for work and services performed and materials placed or furnished upon or in respect of the Real Property or the Leased Property at the request of the Vendor have been fully paid and satisfied in all material respects or accrued in the Financial Statements, and no person is entitled to claim a lien under the Construction Lien Act (Ontario) or legal hypothec under the Civil Code of Quebec or similar legislation in other provinces of Canada against the Real Property, the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed;

     (d) the Leased Property and the Real Property are fit for their present use; and none of the Leased Property or the Real Property is currently undergoing any material alteration or renovation nor is any such material alteration or renovation contemplated; and

     (e) there are no outstanding or proposed levies, charges or fees assessed against the Leased Property or the Real Property by any public authority (including development or improvement levies, charges or fees) in excess of $25,000 in the aggregate of which the Vendor is aware and which have not been accrued in the Financial Statements.

5.9  Leased Property

     The Vendor is not a party to any lease or agreement to lease or sublease in respect of any real or immovable property used in connection with or otherwise relating to the Purchased Business, whether as lessor or lessee or sublessor or sublessee, other than the leases and subleases (the "Leases") described in Schedule 3 relating to the Leased Property. Schedule 3 sets out the parties to and dates of each of the Leases and any amendments thereto. Except as described in Schedule 3, the Vendor occupies the Leased Property and, subject to the terms and conditions of the relevant Leases, has the exclusive right to occupy and use the Leased Property. Except as set forth in Schedule 3, each of the Leases is in good standing and in full force and effect, and neither the Vendor nor, to the knowledge of the Vendor, any other party thereto is in breach of any material covenants, conditions or obligations contained therein. The Vendor has made available a true and complete copy of each Lease and all amendments thereto to the Purchaser.

5.10 Inventories

     The finished inventories of the Vendor relating to the Purchased Business are, in all material respects, in good and merchantable condition and usable or saleable in the ordinary and normal course of business of the Purchased Business for which they are intended. The value of all inventory items relating to the Purchased Business have been recorded at the lower of cost or net realizable value and otherwise in accordance with generally accepted accounting principles applied on a basis consistent with the Vendor's past practice.

5.11 Accounts Receivable

     All accounts receivable (including unbilled amounts), book debts and other debts due or accruing to the Vendor in connection with the Purchased Business are bona fide, have been reflected on the books of the Vendor in accordance with generally accepted accounting principles, and are not subject to any set-off or counterclaim.

5.12 Intellectual Property

     Schedule 10 sets out all Intellectual Property pertaining to the Purchased Business which has been registered by the Vendor under applicable legislation or in respect of which registrations are pending (including particulars of registration or application for registration) and all licences and other Contracts that provide for the licensing, use or sale of Intellectual Property and which are material to the Purchased Business. The Intellectual Property set out in Schedule 10 or otherwise included in the Purchased Assets, and all Intellectual Property supplied by customers of the Purchased Business comprise all trade or brand names, business names, trade marks, service marks, copyrights, patents, trade secrets, know-how, inventions, designs and other industrial or intellectual property necessary to conduct the Purchased Business in the manner which the Purchased Business is currently being conducted. The Vendor is not a party to or bound by any Contract that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property except as set forth in Schedule 10 and except as set forth in customer or supplier contracts entered into by the Purchased Business. No person has been granted any interest in or right to use all or any portion of the Intellectual Property except as set forth in Schedule 10 and except as set forth in customer or supplier contracts entered into by the Purchased Business. To the knowledge of the Vendor, the conduct of the Purchased Business does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other person. The Vendor is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person, nor has the Vendor received any notice that the conduct of the Purchased Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person. To the knowledge of the Vendor no third party is infringing or violating any of the Vendor's rights in the Intellectual Property. Except as reflected in the agreements identified in
Schedule 10 and except for claims of infringement or similar claims of which the Vendor is not aware, the Vendor owns all of the Intellectual Property described in Schedule 10. The Vendor has made available to the Purchaser complete copies of all material Contracts and amendments thereto that comprise or relate
to the Intellectual Property.   Schedule 10 also sets out the
procedures that have been used by the Vendor to protect the confidentiality of its proprietary information (including trade secrets and know-how), and to assure its ownership of all intellectual property developed by employees, consultants and other contractors as a result of or in connection with their responsibilities to the Vendor.

5.13 Insurance

     Schedule 14 summarizes all insurance policies (specifying the amount of the coverage, the type of insurance and any pending claims thereunder) maintained by the Vendor on the Purchased Assets or personnel as of the date hereof. Schedule 14 sets forth a list of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the Purchased Assets, true and complete copies of which have been provided to the Purchaser, and a summary of all insurance claims made in the last three years.

5.14 No Expropriation

     No part of the Purchased Assets has been taken or expropriated by any federal, provincial, municipal or other authority, nor has any notice or proceeding in respect thereof been given to the Vendor or commenced, nor is the Vendor aware of any intent or proposal to give any such notice or commence any such proceedings.

5.15 Agreements and Commitments

     Except as described in Schedules 3, 7, 8 and 10 the Vendor is not a party to or bound by any of the following Contracts in connection with or relating to the Purchased Business:

     (a) any distributor, sales, advertising, agency or manufacturer's representative Contract;

     (b) any collective bargaining agreement or other Contract with any labour union;

     (c) any continuing Contract for the purchase of materials, supplies, equipment or services (other than Contracts for capital expenditures) involving more than $200,000 in respect of any one such Contract or more than $1,500,000 in respect of all such Contracts;

     (d)   any employment or consulting Contract or any other
Contract with any of the Employees or any consultant (other than oral Contracts of indefinite hire terminable by the Vendor without cause on reasonable notice);

     (e) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles except where it constitutes an Excluded Liability;

     (f) any Contract for the sale of any assets or supply of services (including sales of inventory) in excess of $200,000 or which expires more than one year from the date hereof;

     (g) any Contract pursuant to which the Vendor is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property that involves an annual rental in excess of $25,000;

     (h) any confidentiality, secrecy or non-disclosure Contract (whether the Vendor is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contracts; other than confidentiality, secrecy or non-disclosure provisions or agreements (I) entered into in the ordinary course of business with customers, suppliers, employees, agents or consultants of the Purchased Business or (II) entered into in connection with any other proposed sale of the Purchased Business;

     (i) any material licence, franchise or other agreement that relates in whole or in part to any Intellectual Property;

     (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person, except for cheques endorsed for collection in the ordinary course of the Purchased Business and except where it constitutes an Excluded Liability;

     (k) any other Contract in excess of $100,000 or that expires, or may expire if the same is renewed or extended at the option of any person other than the Vendor, more than one year after the date of this Agreement; or

     (l) any Contract entered into by the Vendor other than in the ordinary course of the Purchased Business, (collectively, the "Material Contracts").

     The Vendor has performed in all material respects all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Material Contract relating to the Purchased Business or Purchased Assets to which it is a party or by which it is bound except where the costs or effects of compliance and penalties for such non-performance or default would not constitute a Material Adverse Effect. To the knowledge of the Vendor all such Material Contracts are in good standing and in full force and effect and no other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Vendor has made available to the Purchaser a true and complete copy of each Material Contract listed or described in Schedules 3, 7, 8 and 9 and all amendments thereto.

     The Vendor has performed in all material respects all of the obligations to be performed by it and is not in default or alleged to be in default under any Contract or Permitted
Encumbrance which is not a Material Contract (collectively the "other Contracts") comprising part of the Purchased Assets, except where the costs or effects of curing such default or non-performance and the penalties for such defaults or instances of non-performance would not, individually or in the aggregate, constitute a Material Adverse Effect. To the knowledge of the Vendor all such other Contracts are in good standing and in full force and effect and to the knowledge of the Vendor no other party thereto is in material breach of any covenants, conditions or obligations contained therein.

5.16 Compliance with Laws; Governmental Authorization

     Except for the matters addressed in section 5.27 (which are represented and warranted therein), the Vendor has complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Purchased Business or the Purchased Assets except where the costs or effects of compliance and penalties for such non-compliance does not constitute a Material Adverse Effect. Schedule 9 sets out a complete and accurate list of all government or regulatory licences, permits, approvals, consents, certificates, registrations and authorizations held by or granted to the Vendor which are material to the Purchased Business and its operation (the "Licences"), including without limitation any license required under any Environmental Laws, and except as disclosed in
Schedule 18 there are no other material licences, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Purchased Business as presently carried on by the Vendor or to own or lease any of the Purchased Assets. Each Licence is valid, subsisting and in good standing and the Vendor is not in default or breach of any Licence except where the costs or effects of curing such default or breach and penalties for such default or breach would not constitute a Material Adverse Effect and no proceeding is pending or, to the knowledge of the Vendor, threatened to revoke, limit or refuse the renewal of any Licence. The Vendor has made available a true and complete copy of each Licence and all amendments thereto to the Purchaser.

5.17 Consents and Approvals

     There is no requirement on the part of the Vendor to make any filing with, give any notice to or to obtain any Licence, consent or other approval from any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement or for the Purchaser to carry on the Purchased Business following the Closing as presently carried on by the Vendor, except for the filings, notifications and Licences described in Schedule 16 or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser.

5.18 Financial Statements

     The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as set forth in Schedule
23), and present fairly, in all material respects, the assets, liabilities, financial position and results of operations of the Purchased Business as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Purchased Business for the respective periods covered by the Financial Statements. The Vendor has provided true and complete copies of the Financial Statements to the Purchaser.

5.19 Books and Records

     The books and records of the Vendor accurately, fairly and correctly set out and disclose, in all material respects, all financial transactions of the Vendor relating to the Purchased
Business for the periods noted therein.

5.20 Absence of Changes

     Since September 30, 1998, except as disclosed in Schedule
21, the Purchased Business has been carried on only in the ordinary and normal course consistent with past practice and there has not been:

     (a) any material adverse change in the financial condition, properties, assets, business, liabilities or operations of the Purchased Business taken as a whole;

     (b) any damage, destruction or loss (whether or not covered by insurance) affecting the Purchased Assets resulting in a cost in excess of $100,000;

     (c) any material obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Vendor in connection with the Purchased Business, other than those incurred in the ordinary and normal course of the Purchased Business and consistent with past practice;

     (d) any payment, discharge or satisfaction of any material Encumbrance, liability or obligation of the Vendor in relation to the Purchased Business or the Purchased Assets (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than Excluded Liabilities and other than payments in the ordinary and normal course of business consistent with past practice;

     (e)   any labour trouble adversely affecting the Purchased
Business or the Purchased Assets in any material respect;

     (f) any licence, sale, assignment, transfer, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any Purchased Assets, other than (i) Permitted Encumbrances and (ii) sales of inventory to customers in the ordinary and normal course of the Purchased Business;

     (g) any write-down of the value of any inventory or any write-off as uncollectible of any accounts or notes receivable or any portion thereof relating to the Purchased Business in amounts exceeding $500,000 in each instance or $1,000,000 in the aggregate if such write-down or write-off pertains to a current asset included in the Working Capital Calculation, and otherwise $200,000 and $500,000 respectively;

     (h) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Purchased Business in amounts exceeding $500,000 in each instance or $1,000,000 in the aggregate if such action pertains to a current asset or liability included in the Working Capital Calculation, and otherwise $200,000 and $500,000 respectively;

     (i) any general increase in the compensation of employees of the Vendor employed in the Purchased Business (including, without limitation, any increase pursuant to any Employee Plan except as may have been required by the terms of such Employee
Plan), any modification of any Employee Plan, or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $150,000) or the execution of any employment contract with any officer or employee of the Purchased Business (having an annual salary or remuneration in excess of $150,000), or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the Vendor in relation to the Purchased Business;

     (j) any capital expenditures or commitments relating to the Purchased Business or Purchased Assets in excess of $1,000,000 in the aggregate;

     (k) any material forward purchase commitments in excess of the requirements of the Purchased Business for normal operating inventories or at prices materially higher than the current market prices;

     (l) any forward sales commitments other than in the ordinary and normal course of the Purchased Business or any failure to satisfy in any material respect any accepted order for goods or services;

     (m) any material change in the accounting practices followed by the Vendor in relation to the Purchased Business; or

     (n) any change adopted in the depreciation or amortization policies or rates, or any material change in the credit terms offered to customers of, or by suppliers to, the Purchased Business.

5.21  Non-Arm's Length Transactions

     With respect to the Purchased Business:

     (a) the Vendor has not since September 30, 1998 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any Employee or, to the knowledge of the Vendor, any other person not dealing at arm's length with the Employee, except as reflected in the Financial Statements and except for usual employee reimbursements and compensation paid in the ordinary course of the Purchased Business; and

     (b) except for Contracts of employment, the Collective Agreements or trade secrets or confidentiality agreements with employees, the Vendor is not a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Vendor (within the meaning of the Tax Act) or any Affiliate or Associate of any of the foregoing in connection with the Purchased Business.

5.22 Taxes

     There are no outstanding liabilities for Taxes payable, collectible or remittable by the Vendor, whether assessed or not, which may result in a material Encumbrance on or other claim against or seizure or sale of all or any part of the Purchased Assets or would otherwise adversely affect the Purchased Business or would result in the Purchaser becoming liable or responsible therefor. There are no actions, suits or proceedings pending or, to the knowledge of the Vendor, threatened against the Vendor, and to the knowledge of the Vendor there are no investigations being conducted, in respect of Taxes which may result in a material Encumbrance on or other claim against or seizure or sale of any of the Purchased Assets or liability or responsibility on the part of the Purchaser for Taxes payable, collectible or remittable by the Vendor. There are no material matters under discussion by the Vendor or its representatives with any governmental authority relating to any such Taxes nor has the Vendor received any notices of assessment or demand for payment of any such Taxes. The Vendor has withheld from all remuneration (including taxable benefits) of employees of the Purchased Business all Taxes and other deductions required to be withheld therefrom and has remitted the same to the proper tax or other receiving authority within the time required under applicable legislation.

5.23 Litigation

     Except as described in Schedule 15, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Vendor) pending or, to the knowledge of the Vendor, threatened against or affecting the Vendor at law or in equity or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or before or by an arbitrator or arbitration board and which do or could pertain to the Purchased Business or the Purchased Assets or could affect the ability of the Vendor to perform its obligations hereunder. The Vendor is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success which would constitute a Material Adverse Effect.

5.24 Residency

     The Vendor is not a non-resident of Canada for the purposes of the Tax Act.

5.25 GST/QST Registration

     The Vendor is a registrant for purposes of the ETA whose registration number is R104951983 and is a registrant for the purposes of the Act respecting the Quebec Sales Tax whose registration number is 1002507371.

5.26 Environmental

     (a)   Except as disclosed in Schedule 18:

           (i) The Purchased Business, the Real Property, the Leased Property and the Purchased Assets have, since January 1, 1994, been and are in compliance with all applicable federal, provincial, municipal and local laws, statutes, by-laws and regulations, and orders, directives and decisions rendered by, and policies, instructions, guidelines and similar guidance, in each case to the extent it has the force of law, of any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the use, storage, disposal, discharge, transport, handling, remediation or corrective action of any pollutants, contaminants, chemicals, deleterious substances or industrial, toxic or hazardous wastes, substances or materials ("Hazardous Substances") except for any non-compliance(s) for which the costs or effects of compliance and penalties for non-compliance would not, either individually or in aggregate, constitute a Material Adverse Effect.

           (ii)  The Purchased Business is not using or
permitting to be used, and has not used or permitted to be used, except in compliance with all Environmental Laws, the Real Property or the Leased Property to store, deposit, dispose of or handle any Hazardous Substance except for any non-compliance(s) for which the costs or effects of compliance and penalties of non-compliance would not, either individually or in aggregate, constitute a Material Adverse Effect.

           (iii) None of the Real Property or the Leased Property are insulated with urea formaldehyde insulation and none of the Real Property or the Leased Property contain asbestos, PCBs, radon above exposure levels permitted by Environmental Laws or employee safety laws or regulations, radioactive substances requiring a License for use, storage or disposition, or underground storage tanks or vessels.

           (iv) The Purchased Business is not causing or permitting, and has not caused or permitted, except in compliance with all Environmental Laws, the release, spill, deposit, migration, emission, leaching, leaking or other discharge of any Hazardous Substance except for any non-compliance(s) for which the costs or effects of compliance and the penalties for non-compliance would not, either individually or in the aggregate, constitute a Material Adverse Effect, and the Vendor is not aware of any Hazardous Substance on, in, under, or migrating from the Real Property or the Leased Property. All Hazardous Substances and all other wastes and other materials used in whole or in part by the Purchased Business have been and are being disposed of, transported, treated, handled, reused and stored by the Vendor in compliance with all Environmental Laws except for non-compliance(s) for which the costs or effects of compliance and penalties for non-compliance would not, either individually or in the aggregate, constitute a Material Adverse Effect.

           (v) The Real Property and the Leased Property are not listed in any inventory of waste disposal or contaminated sites kept or compiled by any federal, provincial, municipal or other local authority.

           (vi) Since January 1, 1989, the Vendor has not shipped Hazardous Substances for disposition, whether by landfill, incineration or other method, in the United States.

     (b) The Vendor has delivered to the Purchaser true and complete copies of all environmental audits, evaluations, assessments, studies or tests prepared by third parties and the most recent comprehensive internally prepared report which it has in its possession relating to an environmental assessment of the Purchased Business, the Real Property, the Leased Property, and the Purchased Assets and their use which are or with reasonable efforts could be within the possession or control of the Vendor.

5.27 Customers and Suppliers

     Schedule 19 sets out the major customers and suppliers of the Purchased Business (being those customers and suppliers of the Purchased Business accounting for more than 10% of sales or cost of goods sold, as the case may be, for the period January 1, 1998 to the date hereof) and there has been no material adverse change in the Vendor's business relationship with any major customer or supplier or group of major customers or suppliers or any of the strategic partners identified in Schedule 19.

5.28 Year 2000 Compliance

     Schedule 24 sets out the procedures used by the Vendor to evaluate the readiness of, and to prepare, the Purchased Business to conduct its business operations without interruption or expense related to or arising from computer storing and processing of dates occurring on or after January 1, 2000, including procedures related to in-house computing systems, production equipment with computerized controls (whether separate or embedded), supplier reliability, and customer ability to accept products and meet contractual obligations.

5.29 Employee Plans

     Schedule 8 identifies each retirement, pension, bonus, stock purchase, stock option, profit sharing, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained, or otherwise contributed to or required to be contributed to, by the Vendor relating to the Purchased Business or the Purchased Assets for the benefit of employees or former employees of the Vendor (the "Employee Plans") and, except as set forth in Schedule 8, a complete copy of each Employee Plan has been made available to the Purchaser. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan. Except as set forth in Schedule 8, no improvements to the benefits provided under the Employee Plans have been promised by the Vendor, are being proposed by Vendor or are under discussion between Vendor and employees of the Purchased Business and no amendments or improvements to any Employee Plan will be made or promised, or so proposed or discussed by the Vendor prior to the Closing.

     The Vendor has provided the Purchaser with true and complete copies of the audited financial statements as at and for the fiscal year ended December 31, 1997, and the independent actuarial valuation as at January 1, 1997 of the assets and liabilities (being the most recent actuarial valuations that have been filed with applicable pension regulatory authorities), of the following Pension Plans: (i) Spar Aerospace Limited Pension Fund for Quebec Non-Represented Employees; (ii) Spar Aerospace Limited Pension Fund for Employees Represented by CEP Local 508;
(iii) Spar Aerospace Limited Pension Fund for Employees Represented by CAW Local 188; and (iv) Spar Aerospace Limited

Pension for Employees Represented by SESA.

5.30 Collective Agreements

     Except for the Collective Agreements or as described in
Schedule 8, the Vendor has not made any Contracts with any labour union or employee association with or in respect of any of the Employees of the Purchased Business nor made commitments to or conducted negotiations with any such labour union or employee association with respect to any future agreements and, except as set out in Schedule 8, the Vendor is not aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the Vendor employed in the Purchased Business nor, to the knowledge of the Vendor, is there any certification of (or application for certification of) any such union with regard to a bargaining unit comprising any of the employees of the Vendor employed in the Purchased Business. Except as set out in Schedules 8 and 15, there are no grievances against the Vendor in respect of the Employees or the Purchased Business for which the Vendor has received written notice under any collective agreement.

5.31 Employees

     Schedule 8 contains a complete and accurate list of the names of all individuals who are employees or sales or other agents or representatives of the Vendor employed or engaged in the Purchased Business as of the date of this Agreement specifying:

     (a) with respect to the unionized employees, the rate of hourly pay, length of service, age and whether or not such employee is currently laid off and entitled to recall rights or is currently absent from employment for any reason such as disability, parental leave, leave of absence or workers' compensation; and

     (b) with respect to non-unionized employees, the length of service, age, title, rate of salary and commission or bonus structure for each such employee.

Except as disclosed in Schedule 8 or 15, there are no court, administrative, regulatory or similar proceedings (whether civil, quasi-criminal or criminal), arbitrations or other dispute settlement procedures or similar proceedings pending, or to the knowledge of the Vendor, threatened, against or by the Vendor, nor is the Vendor aware of any investigation or inquiry by any governmental, administrative, regulatory or similar body, in respect of the Employees. Without limiting the generality of the foregoing, no notice has been received by the Vendor of any complaint or grievance filed by, on behalf of, or in respect of any of the employees employed in the Purchased Business by the Vendor, against the Vendor claiming that the Vendor has violated any of the following : An Act Respecting Occupational Health and Safety (Quebec), An Act Respecting Industrial Accidents and Occupational Diseases (Quebec), An Act Respecting Labour Standards (Quebec), The Quebec Labour Code, An Act Respecting Manpower Vocational Training and Qualification (Quebec), An Act Respecting Supplemental Pension Plan (Quebec), The Employment Insurance Act (Quebec), and An Act to Foster the Development of Manpower Training (Quebec) and any regulations thereunder (or any applicable employee or human rights or similar legislation in the other jurisdictions in which the Purchased Business is conducted). To the Vendor's knowledge, no complaint against the Vendor in respect of the Purchased Business is pending before any labour relations board, arbitrator or other adjudicator, except as disclosed in Schedule 8 or 15. All levies, assessments and penalties made against the Vendor pursuant to applicable workers' compensation legislation have been paid by the Vendor and the Vendor has not been reassessed in respect of the Purchased Business in any material respect under any such legislation during the past five years.

5.32 Employee Accruals

     All accruals for unpaid vacation pay for employees of the Purchased Business, premiums for unemployment insurance, health premiums, Canada and Quebec Pension Plan premiums, accrued wages, salaries and commissions and employee benefit plan payments in each case in respect of the Purchased Business have been reflected in the books and records of the Vendor.

5.33 Authorized and Issued Capital of Holdings

     The authorized capital of the Holdings consists of 1,000 common shares and 1,000 preferred shares of which 110 common shares and 990 preferred shares (and no more) have been duly issued and are outstanding as fully paid and non-assessable.

5.34 Options

     No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition of the Holdings Shares or the SkyBridge Units except as set forth in the SkyBridge LPA.

5.35 Ownership of Holdings Shares;  Holdings Assets and
     Liabilities

     The Vendor is the beneficial owner of record of the Holdings Shares and Holdings is the beneficial owner of record of the SkyBridge Units, in each case with good and marketable title thereto, free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of such Shares or Units are subject to any voting trust, shareholder agreement or voting agreement except for the SkyBridge LPA. Upon completion of the transaction contemplated by this Agreement, all of the Holdings Shares will be owned by the Purchaser as the beneficial owner of record, with a good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser).

     Except for the SkyBridge Units and the SkyBridge LPA,
Holdings has never carried on business in any material respect, has no assets exceeding $25,000 in aggregate, has no liabilities or obligations exceeding $25,000 in aggregate and has no employees.

5.36 Changes

     Subject to subsection 9.4(a), for the purposes of the representations and warranties contained in this Article V the occurrence on or after the date hereof of any of the events, changes or developments described in section 9.2 (except to the extent such events, changes or developments occur as a result of any failure of the Vendor to comply with its covenants herein) shall be deemed not to have or constitute a Material Adverse Effect.

5.37 Acquisition for Investment

     To the extent that Vendor receives ELMG Stock in payment of the Purchase Price or in payment or upon conversion of notes delivered as part of the Purchase Price, Vendor will acquire such ELMG Stock, together with the ELMG Convertible Notes, to hold for investment, for its own account, with no intention of dividing the ELMG Stock or ELMG Convertible Notes with others or reselling or otherwise participating, directly or indirectly, in a distribution of the ELMG Stock or ELMG Convertible Notes, except as permitted under applicable securities laws or as contemplated in this Agreement. Vendor acknowledges and agrees that the ELMG Stock may, and the ELMG Convertible Notes will, be issued in one or more transactions that are not registered under the 1933 Act, and may not be resold or otherwise distributed other than in a transaction registered under the 1933 Act, pursuant to an exemption from registration thereunder or otherwise as permitted under applicable securities laws. Vendor understands and agrees that the certificates evidencing the ELMG Stock may, and ELMG Convertible Notes shall, bear a legend stating, in substance, as follows:

           "The securities evidenced by this
           certificate have been issued without
           registration under the Securities Act of 1933, as amended (the '1933 Act'), pursuant to an exemption thereunder. Such shares may not be transferred other than in a transaction that is registered under the 1933 Act, or as to which it is established to the satisfaction of counsel to the issuer that such transaction is exempt from registration thereunder."

5.38 Competition Act Requirements

     The Vendor, together with its affiliates (as defined in the Competition Act (Canada)), have assets in Canada that are less than $310 million in aggregate value, determined as of such time and in such manner as is prescribed under the Competition Act (Canada) and its regulations and have gross revenues from sales in, from or into Canada, determined for such annual period and in such manner as is prescribed under such Act and its regulations, that are less than $310 million in aggregate value. For the fiscal year ending December 31, 1998, the Purchased Business will have sales in or into the United States attributable to it of less than U.S. $25 million, based on current exchange rates. For the purposes of the preceding sentence, the following shall not be deemed to be sales made in or into the United States: (1) sales of goods or services to non-United States persons that are not controlled by the Vendor where (x) title, risk of loss, invoicing, payment and delivery occur outside the United States,
(y) Vendor has no control over such person's subsequent resale or disposition of such goods or services or any influence over the resale price thereof, and (z) to the knowledge of the Vendor such goods or services are intended to be integrated into, or be used to design products for integration into satellites or higher level products outside the United States by and at the risk of Vendor's customer, and (2) sales of goods to the Canadian government (or agency thereof) in connection with its contribution to the International Space Station Project, and which satisfy the criteria of subclauses 1(x) and 1(y) above.

                            ARTICLE VI
           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants, and, where applicable, covenants, to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with its sale of the Purchased
Assets:

6.1  Organization

     The Purchaser is a corporation validly subsisting under the laws of Georgia and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

6.2  Authorization

     This Agreement has been, and each of the ELMG Convertible Notes will be on Closing, duly authorized, executed and delivered by the Purchaser and is, or will be, as the case may be, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

6.3  No Violation

     The execution and delivery of this Agreement and the ELMG Convertible Notes by the Purchaser and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

     (a) any Contract to which the Purchaser is a party or by which it is bound;

     (b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

     (c) any judgment, decree, order, writ, injunction or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser the breach or violation of which would adversely affect the transactions contemplated hereby or impose liability on the Vendor; or

     (d) any applicable law, statute, ordinance, regulation or rule.

6.4  Consents and Approvals

     Except as set forth in Schedule 16 there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any Licence from any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

6.5  Competition Act Requirements

     The Purchaser together with its affiliates (as defined in the Competition Act (Canada)), have assets in Canada that are less than $50 million in aggregate value, determined as of such time and in such manner as is prescribed under the Competition Act (Canada) and its regulations and have gross revenues from sales in, from or into Canada, determined for such annual period and in such manner as is prescribed under such Act and its regulations, that are less than $50 million in aggregate value.

6.6  GST/QST Registration

     The Purchaser is not currently a registrant for purposes of the ETA or the Act respecting the Quebec Sales Tax. The Purchaser covenants that, prior to Closing, it (or such Affiliate of the Purchaser that acquires the Purchased Assets at the Closing) shall become a registrant for the purposes of both Acts and shall provide its registration numbers thereunder to the Vendor.

6.7  Validity of and Good Title to the ELMG Stock

     Upon delivery to Vendor of ELMG Stock in payment of the Purchase Price, or in payment or upon conversion of notes delivered in payment of the Purchase Price, such ELMG Stock will be duly authorized, validly issued and fully paid non-assessable shares of the common stock, $.10 par value per share, of the Purchaser, not subject to any preemptive rights, and the delivery of the certificates representing same to Vendor will transfer to Vendor good and valid title to such ELMG Stock, free and clear of all Encumbrances (other than as contemplated in section 5.37) based on any action or inaction of Purchaser.

6.8  Capital Structure

     (a) As of the date of this Note, the authorized capital stock of the Purchaser consists of 75,000,000 shares of ELMG Stock, par value $0.10 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). At the close of business on December 29, 1998,

           (i) 8,692,808 shares of ELMG Stock were issued and outstanding;

           (ii) no shares of the Preferred Stock were issued and outstanding;

           (iii) no shares of the ELMG Stock were held by the Purchaser in its treasury;

           (iv) 873,468 shares of the ELMG Stock were reserved for issuance upon exercise of outstanding options under the Purchaser's stock option plans (the "Stock Plans"); and

           (v) 450,000 ELMG Stock are reserved for issuance upon exercise of the ELMG Convertible Notes issued to the Vendor on the date hereof. Except as set forth above, at the close of business December 29, 1998, no shares of capital stock or other voting securities of the Purchaser were issued, reserved for issuance or outstanding.

     Except as set forth above or in the Purchaser's SEC Documents, hereinafter defined, or as otherwise contemplated by the ELMG Convertible Notes, as of the date hereof, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which the Purchaser is a party or by which it is bound, or obligations of the Purchaser to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the ELMG Convertible, or obligating the Purchaser to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

     (b) As of the date hereof, there are no bonds, debentures, notes or other indebtedness of the Purchaser having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Purchaser may vote except for ELMG Convertible Notes issued to the Vendor and except as described in the Purchaser's SEC Documents.

     (c) There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind, to which any subsidiary of the Purchaser is bound, obligating such subsidiary to issue, deliver, sell, or cause to be issued delivered or sold, additional shares of capital stock or other voting securities of such subsidiary, or obligating such subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right commitment, agreement, arrangement or undertaking.

     (d) As of the date of this Agreement, there are no outstanding contractual obligations of the Purchaser or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Purchaser or any of its subsidiaries.

6.9  SEC Documents, Undisclosed Liabilities

     The Purchaser has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed since January 1, 1996 (the "Purchaser's SEC Documents"). None of the Purchaser's subsidiaries is required to file with the SEC any report, form or other document. As of their respective dates, each of the Purchaser's SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Purchaser's SEC Documents, and none of the Purchaser's SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent that, prior to the date hereof, such statement or omission has been corrected by a subsequently filed amendment to such SEC Documents. The financial statements of the Purchaser included in the Purchaser's SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred since September 30, 1998 in the ordinary course of business consistent with past practice, as of the date hereof, neither the Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of the Purchaser and its consolidated subsidiaries or in the notes thereto and which, individually or in the aggregate, would have a material adverse effect on the Purchaser.

6.10 Information Supplied

     None of the information to be filed with the SEC by the Purchaser in connection with the issuance of shares of the ELMG Stock under the terms of the ELMG Convertible Notes will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

6.11 Absence of Changes

     Except as contemplated by this Agreement, since
September 30, 1998 the Purchaser has conducted its business only in the ordinary course, and there has not been:

     (a) any material adverse change in the Purchaser, other than changes relating to or arising from legislative or regulatory changes or developments generally affecting the types of business operations conducted by the Purchaser or general economic conditions (except as indicated in the press release of the Purchaser issued immediately following the execution and delivery hereof),

     (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Purchaser's capital stock,

     (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

     (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would have a material adverse effect on the Purchaser, or

     (e) except as required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Purchaser materially affecting the basis of presenting or method of determining its results of operations, assets, liabilities or businesses.

                            ARTICLE VII
              SURVIVAL OF COVENANTS, REPRESENTATIONS
                          AND WARRANTIES

7.1  Survival of Covenants, Representations and Warranties

     To the extent that they have not been fully performed at or prior to the Time of Closing, the covenants, representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the closing of the transactions contemplated hereby and shall continue for the applicable limitation period notwithstanding such Closing nor any investigation made by or on behalf of the party entitled to the benefit thereof or any knowledge of such party (subject to sections 11.1 and 11.2); provided, however, that:

     (a) the representations and warranties set out in Articles V and VI and the corresponding representations and warranties set out or incorporated in the certificates to be delivered pursuant to subsections 9.1(a) and 9.3(a) (other than those contained in sections 5.1, 5.2, 5.3 5.6 5.22, 5.24, 5.25, 5.26, 6.1, 6.2 and
6.3) shall terminate on June 30, 2000;

     (b) the representations and warranties set out in sections 5.1, 5.2, 5.3, 6, 6.1, 6.2 and 6.3 and the corresponding representations and warranties set out or incorporated in the certificates to be delivered pursuant to subsections 9.1(a) and 9.3(a) shall terminate on December 31, 2002, and the representation and warranty set out in section 5.6 shall terminate on December 31, 2004;

     (c)   the representations and warranties contained in
section 5.22, 5.24 and 5.25 and the corresponding representations and warranties set out or incorporated in the certificate to be delivered pursuant to subsection 9.1(a) shall survive until the expiration of all applicable time periods for assessment, reassessment, liens and appeals relating thereto, and any claim for breach of such representations and warranties, to be effective, must be asserted in writing prior to ninety (90) days after such expiration; and

     (d)   the representations and warranties contained in
section 5.26 and the corresponding representations and warranties set out or incorporated in the certificate to be delivered pursuant to subsection 9.1(a) shall terminate on December 31, 2000.

Any claim for breach of such representations and warranties, to be effective, must be asserted in writing on or prior to the applicable expiration time.

                          ARTICLE VIII
                           COVENANTS

8.1 Access to Purchased Business and Purchased Assets

     The Vendor shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of, all title documents, Contracts, financial statements, policies, plans, reports, licences, orders, permits, books of account, accounting records and all other documents, information and data, including without limitation any pertaining to the environment or compliance with Environmental Laws, relating to the Purchased Business which are in its possession or control. The Vendor shall afford the Purchaser and its authorized representatives every reasonable opportunity to have reasonable access to the Purchased Assets and, subject to the consent of applicable third parties, if any, all other property and assets utilized in the Purchased Business. At the request of the Purchaser, the Vendor shall execute such consents, authorizations and directions as may be necessary to permit any inspection of the Purchased Business or any of the Purchased Assets or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to any of the Purchased Assets maintained by governmental or other public authorities. At the Purchaser's request, the Vendor shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

     (a)   senior management of the Purchased Business;

     (b) the auditors, solicitors or any other professionals or consultants engaged or previously engaged to provide services to the Vendor who have knowledge of matters relating to the Purchased Business or Purchased Assets; and

     (c) representatives of SkyBridge, provided that the Vendor shall be entitled, at its request, to attend and participate in any and all such meetings.

     Except as set forth in subsection 11.1(a) hereof, the exercise of any rights of inspection by or on behalf of the Purchaser under this section 8.1 shall not mitigate or otherwise affect any of the representations and warranties of the Vendor hereunder, which shall continue in full force and effect as provided in section
7.1.

8.2  Delivery of Books and Records

     At the Time of Closing, there shall be delivered to the Purchaser by the Vendor all the books and records described in subsection 2.1(l). The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendor or its authorized representatives reasonable access thereto.

8.3  Conduct of Purchased Business and Other Matters Prior to
Closing

     Without in any way limiting any other obligations of the Vendor and the Purchaser hereunder, during the period from the date hereof to the Time of Closing:

     (a) Conduct Business in the Ordinary Course. The Vendor shall conduct the Purchased Business only in the ordinary and normal course consistent with past practice and the Vendor shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach in any material respect of any representation, warranty, covenant or other obligation of the Vendor contained herein, and the Vendor shall not enter into any Material Contracts with respect to the Purchased Business without the consent of the Purchaser, which consent shall not be unreasonably withheld (and the Purchaser shall respond promptly to any request of the Vendor for consent to enter into any Material Contract). The Purchaser acknowledges and agrees that the Vendor will, during such period, enter into a Preliminary Design Review Contract with Alcatel Espace (or an entity related thereto) in respect of the TR Modules for the Radarsat II project and that the Purchaser will consent to the same provided such contract is on normal commercial terms;

     (b) Continue Insurance. The Vendor shall continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

     (c) Contractual Consents. The Vendor shall use its reasonable efforts to give or obtain (and the Purchaser shall use its reasonable efforts to cooperate with the Vendor), at or prior to the Time of Closing, the notices, consents and approvals described in Schedule 16;

     (d) Preserve Business. The Vendor shall use its reasonable efforts to preserve intact the Purchased Business and Purchased Assets and to carry on the Purchased Business as currently conducted;

     (e) Discharge Liabilities. The Vendor shall pay and discharge the liabilities of the Vendor relating to the Purchased Business in the ordinary and normal course in accordance and consistent with the previous practice of the Vendor, except those contested in good faith by the Vendor (the Vendor shall consult with the Purchaser before it so contests a liability after the date hereof if such contestation could reasonably be expected to have a material adverse effect on the Purchaser's relationship with a customer or supplier who is material to the Purchased Business);

     (f) Corporate Action. The Vendor and the Purchaser shall take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize the transfer of the Purchased Assets to the Purchaser and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to cause all necessary meetings of directors and shareholders of the Vendor and the Purchaser to be held for such purpose; and

     (g)   Reasonable Efforts.  Each of the Vendor and the
Purchaser shall use their respective reasonable efforts to satisfy the conditions contained in sections 9.1 and 9.3.

8.4  Delivery of Conveyancing Documents

     The Vendor shall deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all Encumbrances whatsoever except for Permitted Encumbrances.

8.5  Delivery of Vendor's Closing Documentation

     The Vendor shall deliver to the Purchaser a certificate of status and two copies, certified by one of its senior officers as of the Closing Date, of its constating documents and by-laws and of the resolution authorizing the execution, delivery and performance by it of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Vendor shall also execute and deliver or cause to be executed and delivered to the Purchaser two copies of such other documents relevant to the closing of the transactions contemplated hereby as the Purchaser, acting reasonably, may request (including, in the case of the Vendor, such conveyances, transfers and other documents as may be reasonably requested to convey the Purchased Assets of the Purchaser).

8.6  Delivery of Purchaser's Closing Documentation

     The Purchaser shall deliver to the Vendor a certificate of good standing and two copies, certified by one of its senior officers of the Closing Date, of its constating documents and by-laws and of the resolution authorizing the execution, delivery and performance by it of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall also execute and deliver or cause to be executed and delivered two copies of such other documents relevant to the closing of the transactions contemplated hereby as the Vendor, acting reasonably, may request.

8.7  Employees

     (a) The Vendor agrees to provide the Purchaser with an up-to-date list of the names of the Employees at least two Business Days and not more than ten Business Days prior to the Closing Date. The Purchaser acknowledges and agrees that it shall become the employer of and shall employ all non-union Employees, effective as at the Time of Closing, on substantially the same terms and conditions of employment as are then applicable to each of such Employees. The Purchaser further acknowledges and agrees that effective as at the Time of Closing, the Purchaser shall become the successor employer of all Employees covered by the terms of the Collective Agreements and shall assume, be bound by and observe all terms, conditions, rights and obligations of the Vendor thereunder (including without limitation the obligation, where applicable, to rehire currently laid off employees in the event of any applicable employee hirings). All Employees employed by the Vendor on Closing are hereunder collectively called the "Transferred Employees".

           The Vendor shall indemnify and hold harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of, in connection with or pursuant to (i) any claims by any employee of the Purchased Business, other than claims by Transferred Employees, with respect to his or her employment with the Vendor, or (ii) subject to section 8.8 any claims by Transferred Employees as a result of or by reason of any acts, omissions, events or circumstances occurring or existing on or prior to Closing other than Assumed Liabilities.

           The Purchaser shall indemnify and hold harmless the Vendor from and against all Losses suffered or incurred by the Vendor as a result of, or arising directly or indirectly out of, in connection with or pursuant to any termination of employment by the Purchaser after the Closing Date of any Transferred Employees or any change in employment position, salary, benefits or other change in compensation or employment status of a Transferred Employee that occurs upon or subsequent to Closing. The Purchaser acknowledges and agrees that it shall recognize the length of service of the Transferred Employees with the Vendor up to the Closing Date in respect of any termination of employment.

           No employee of the Purchased Business shall be entitled to any rights under this subsection 8.7(a) or under any other provisions of this Agreement.

     (b) The Vendor shall employ all of the Employees until the Time of Closing, except for any employees who prior to the Time of Closing:

           (i)   are terminated for cause;

           (ii) are terminated with the Purchaser's consent, which consent shall not be unreasonably withheld;

           (iii) voluntarily resign; or

           (iv)  retire.

           The Vendor shall not attempt in any way to discourage any of the Employees from accepting any offer of employment to be made by the Purchaser pursuant hereto.

8.8  Employee Plans

     (a) Effective on the Closing Date, except as contemplated by Section 8.8.1, the Vendor shall assign to the Purchaser, and the Purchaser shall assume, the sponsorship and administration of, and all rights and obligations of the Vendor under, the Pension Plans and the Trust Agreements and the assets currently in the Pension Plans, with the effect that following the Closing, the Purchaser will be the administrator and sponsor of the Pension Plans in place of the Vendor, and the Vendor shall be relieved of all further obligations in respect of the Pension Plans and the Trust Agreements. The Vendor and the Purchaser shall cooperate in making such amendments to the Pension Plans and making such filings with Revenue Canada and the pension benefits regulatory authorities applicable to the Pension Plans and entering into such arrangements with the other parties to the Trust Agreements, in each case as may be necessary or desirable to effect the assignment and assumption contemplated by this section 8.8(a).

     (b) Except to the extent provided under the Collective Agreements, the Purchaser shall not assume any Employee Plans, other than the Pension Plans, (the "Benefit Plans") or liability for accrued benefits under any of the Benefit Plans. The Purchaser shall establish replacement plans for the Benefit Plans (which plans (or one or more successor plans) shall remain in effect for at least two years following the Closing Date) (such benefit plans to be established by the Purchaser, collectively the "Replacement Plans"). The Replacement Plans shall provide benefits (which benefits shall include, without limitation, a health care benefit, dental benefit, life insurance, short term disability and long term disability) for the Transferred Employees in respect of their employment by the Purchaser from and after the Time of Closing that are comparable, in the aggregate, to the benefits provided under the Benefit Plans as at the Time of the Closing (it being understood however that Replacement Plans for unionized employees shall comply with the applicable requirements of the relevant Collective Agreement). For the purpose of determining entitlement for all purposes to benefits of a Transferred Employee under the Replacement Plans:

           (i) his or her period of employment shall include employment with both the Vendor and the Purchaser and shall be deemed not to have been interrupted at the Time of Closing; and

           (ii) his or her period of membership shall include membership in both the Ontario Benefit Plans and the Replacement
Plans and shall be deemed not to have been interrupted at the Time of Closing.

Any Transferred Employee who, at Closing, is considered to be on long-term or short-term disability and is receiving long-term or short term disability insurance payments under the Vendor's benefit plans (a "Disabled Employee") shall continue to receive such benefits under the Vendor's long-term or short term disability insurance for so long as the condition causing such long-term or short term disability continues. For greater certainty, except as set forth in the preceding sentence, Disabled Employees shall be eligible for and entitled to the benefits under the Replacement Plans in accordance with the terms thereof on the Closing.

The Transferred Employees shall begin to accrue benefits under the Replacement Plans as of the Time of Closing in respect of their employment by the Purchaser and shall cease at that time to accrue further benefits under the Benefit Plans. The Purchaser agrees to apply as soon as practical following the Closing for the required approvals of the applicable federal and provincial regulatory authorities in connection with the establishment and registration of the Replacement Plans.

8.8.1      Ontario Pension Plan Participants

     (a) The Vendor has advised the Purchaser that two non-union Employees (the "Non-Represented Participants") and five Employees who are represented by Spar Professional Allied Technical Employees Association ("SPATEA"; such Employees being the "SPATEA Participants") are participants in the Vendor's Ontario non-represented employees pension plan (the "Ontario Non-Represented Plan") and the Ontario SPATEA pension plan (the "SPATEA Plan"), in the latter case, as contemplated by the applicable Collective Agreement. The Ontario Non-Represented Plan and the SPATEA Plan are herein collectively called the "Ontario Pension Plans" and the SPATEA Participants and the Non-Represented Participants are herein collectively referred to as the "Participants".

     (b) The parties agree that, notwithstanding anything contained in this Agreement to the contrary, the Vendor shall not assign, and the Purchaser shall not assume, the sponsorship and administration of, nor the rights and obligations of the Vendor under, the Ontario Pension Plans. Instead the Purchaser shall, effective as of the Closing Date, either (i) adopt one or more defined benefit retirement plans covering the Non-Represented Participants and the SPATEA Participants (the "New Plans") or
(ii) with such consents as may be required (under the Collective Agreement, at law or otherwise), enroll the Non-Represented Participants and the SPATEA Participants into one or more of the Pension Plans referred to in subsection 8.8(a) (the "Continuing Plans"). In any such case the applicable New Plans or the Continuing Plans, as the case may be, and the benefits provided thereunder for each Participant shall be substantially similar in the aggregate to those provided under the Ontario Pension Plans, except as shall otherwise be agreed by the Participants.

     (c) The New Plans or the Continuing Plans, as the case may be, (the "Subject Plans") shall provide for an accrued benefit for each Participant as at the Closing Date equal to that Participant's accrued benefits under the Ontario Pension Plans (the total of such accrued benefits shall be referred to herein as the "Accrued Benefits"). Subject to applicable law, the Accrued Benefits shall be determined in accordance with the provisions of the Ontario Pension Plans as at the Closing Date.

           For the purpose of determining entitlement for all purposes to benefits of a Participant under the Subject Plans
(including without limitation, continuous service, pensionable service and earnings):

           (iii) his or her period of employment shall include employment with both the Vendor and the Purchaser and shall be deemed not to have been interrupted at the Time of Closing; and

           (iv) his or her period of membership shall include membership in both the Ontario Pension Plans and the Subject
Plans and shall be deemed not to have been interrupted at the Time of Closing.

     (d) The Vendor shall cause the transfer of that amount of assets (the "Transferred Amount") from the trust fund(s) (collectively the "Trust Fund") established to fund the Ontario Pension Plans, determined on a "going concern basis" in accordance with such actuarial methods and assumptions as the Vendor and the Purchaser or their independent actuaries may determine. If the Vendor and the Purchaser are unable to agree on the Transferred Amount, their differences shall be resolved by an independent actuary mutually selected by the Vendor and the Purchaser and the expense of such actuary shall be paid one half by the Vendor and one half by the Purchaser. If any applicable pension commission or other regulatory authority requires an amount other than the Transferred Amount to be transferred, the parties agree that such amount shall be the "Transferred Amount" hereunder.

     (e) The Purchaser shall, as soon as practicable following Closing, file applications for registration of any Subject Plan that has not theretofore been registered and the associated funding media (the "Purchaser's Trust") and the Vendor or the Purchaser, as applicable, shall as soon as practicable following Closing, file for approval of the transfer of funds from the Vendor's Trust to the Purchaser's Trust contemplated hereunder with the applicable provincial pension regulatory authorities and Revenue Canada pursuant to applicable pension benefits legislation and the Tax Act, respectively. The Purchaser agrees to diligently pursue such applications for registration and approval of transfer. The Vendor agrees to diligently cooperate with the Purchaser by amending the Ontario Pension Plans and filing or otherwise providing to the Purchaser any information with respect thereto to the extent necessary to allow the Purchaser to effect the registration of the Subject Plans and to obtain the necessary approvals for the transfer of funds from the Vendor's Trust to the Purchaser's Trust as expeditiously as possible.

     (f) On the last Business Day of the month in which the last of the registrations and approvals contemplated in paragraph
(e) is received by the Purchaser or as soon thereafter as is practicable (the "Transfer Date"), the Vendor shall cause to be transferred from the Vendor's Trust to the Purchaser's Trust cash or marketable securities reasonably acceptable to the Purchaser with a value equal to the Transferred Amount. The Vendor shall, on behalf of the Subject Plans and the Purchaser's Trust, but out of the Ontario Pension Plans and the Vendor's Trust, pay or cause to be paid all benefits payable under the Subject Plans and the Purchaser's Trust with respect to the Participants until the completion of the transfer of funds to the Subject Plans and the Purchaser's Trust as contemplated herein. On the Transfer Date, the amount transferred from the Vendor's Trust to the Purchaser's Trust shall be the Transferred Amount, adjusted for investment earnings and losses for the period between the Closing Date and the Transfer Date at the rate of return under the Vendor's Trust for the Ontario Pension Plans and reduced by the amount of any benefit payments and reasonable share of the investment and administrative expenses for such period, as determined by the Vendor. The Vendor shall provide the Purchaser such information and reports as Purchaser may reasonably require in order to administer the Subject Plans in respect of the Participants.

     (g) The Purchaser shall not be entitled to any of the assets of the Ontario Pension Plans, except as expressly provided in this Section 8.8.1, whereby assets are transferred from the Vendor's Trust to the Purchaser's Trust. For greater certainty, the Purchaser shall have no right, interest or entitlement to surplus assets under the Pension Plan.

8.9  Retiree Benefits

     (a) Upon and following the Closing, the Purchaser shall assume and be responsible for satisfying and discharging all liabilities and obligations of the Vendor to provide the Post-
Retirement Benefits to those former employees of the Purchased Business identified on Schedule 25 and any Employee who retires between the date hereof and the Closing (including dependents and others as contemplated by the terms of the Post-Retirement Benefits) and the Vendor shall be relieved of all further obligations and liabilities to such former employees of the Purchased Business in respect of the Post-Retirement Benefits.
Without limiting the generality of the foregoing, the Purchaser shall maintain in place, administer, and pay all liabilities under, the insurance plans included in the Post-Retirement
Benefits, or any similar successor plan thereto.

     (b) The Vendor represents and warrants that, except as described in Schedule 25 (and Schedule 8 in the case of current employees), none of the former or current employees of the Purchased Business are entitled to any other post-retirement benefits from the Vendor.

     (c)   For the purposes of this section 8.9 "Post-Retirement
Benefits" means those benefit plans, insurance plans and other benefits identified in Schedule 25.

8.10 Post Closing Receipts

     (a) If at any time following the Time of Closing, the Vendor receives, or comes into possession of, any of the Purchased Assets or any receipts, proceeds, cheques, securities or other property of any kind comprising, arising out of or derived from the Purchased Assets (including, without limitation any cheques, notes or cash in payment of any account receivable or other intangible constituting part of the Purchased Assets), the Vendor shall immediately deliver the same to the Purchaser, with such endorsements, transfers or assignments as may be necessary or desirable to ensure that the Purchaser receives the immediate and full benefit thereof.

     (b) On or immediately following the Time of Closing, the Vendor shall provide such authorizations, approvals and/or consents as may be necessary or desirable to permit the Purchaser to deposit into the Purchaser's bank account all cheques or other instruments made payable to the Vendor received by either the Vendor or the Purchaser following the Time of Closing in payment of any account receivable or other intangible comprising a part of the Purchased Assets.

8.11 Spar Name

     The Purchaser agrees that it shall not have any right or entitlement to the words "Spar" or "Spar Aerospace" or any word or expression similar thereto. The Purchaser and its Affiliates shall as soon as practical and in any event within thirty (30) days from Closing cease all public use and shall as soon as practical and in any event within sixty (60) days from Closing cease all internal use, of any logos, trademarks, trade names or other references containing the words "Spar", "Spar Aerospace" or any word or expression similar thereto. Any public use or references to such words in connection with any statements, representations, negotiations or other acts which could reasonably be expected to create legal obligations shall clearly state that the Purchased Business is being carried on by the Purchaser and not by the Vendor. For greater certainty the Purchaser shall have the right to represent itself as carrying on the Purchased Business in succession to the Vendor and to use words to such effect provided that such representations and words do not create any liability to the Vendor.

8.12 Employee Agreements

     Prior to Closing, the Vendor shall, to the extent required, amend all agreements with Employees (or waive its rights thereunder) to the extent necessary to permit such persons to continue to be employed by, and work for, the Purchased Business and the Purchaser without restriction.

8.13 MIS Systems - Transitional Agreement

     The parties acknowledge that currently the Vendor uses or has access to, among other things, the following property and services of the Purchased Business: (i) MITROL and SQL financial information system and related hardware required to operate such systems (such enumerated property and services are herein called the "Shared Services"). For the period from Closing until the completion of the implementation of the Baan System at the Robotics Division (as both terms are defined in Section 8.21) (the "Transition Period"), the Purchaser shall cause the Purchased Business to provide the Vendor, with access to and use of the Shared Services in substantially the same manner and to the same extent as the same are currently used by the Vendor.
The Vendor shall have access to the premises of the Purchased Business for the purpose of ensuring its continued use of the Shared Services during the Transition Period provided such access does not unreasonably interfere with the business and operation of the Purchased Business. The Purchaser shall maintain the Shared Services during the Transition Period in the same manner that the Vendor currently maintains such Shared Services. The Vendor and the Purchaser shall share the costs of the Shared Services during the Transition Period in the same manner as such costs are currently shared between the Purchased Business and the rest of the Vendor.

     The Vendor shall, at its cost, implement security measures (including fire walls, if appropriate) to reasonably prevent either party from having access to the other party's information as contained in the Shared Services; provided that such security measures do not materially affect either party's access to or use of the Shared Services with respect to its own information. Following Closing, the Purchaser shall, as reasonably requested by the Vendor, make available appropriate personnel from the Purchased Business to assist in the implementation of such security measures provided that the Vendor shall pay to the Purchaser an amount representing the wages of such personnel for the period of time they assist in such implementation.

8.14 Audited Financial Statements

     On or prior to the later of the forty-fifth day following Closing and March 9, 1999, Spar will deliver to ELMG audited financial statements of the Purchased Business as of December 31, 1998 and for the year then ended, prepared in accordance with, and accompanied by the opinion of Ernst & Young. Such statements and opinion shall be as required by, Regulation S-X issued by the U.S. Securities and Exchange Commission (the "SEC"), as interpreted and applied by the SEC and its staff, for inclusion by the Purchaser in periodic filings and registration statements filed from time to time with the SEC. The Purchaser shall be responsible for payment of the fees and expenses of the auditors and each party shall be responsible for the salaries and other costs of their own employees for the time devoted to such efforts in preparing such statements. The Purchaser shall provide at its own expense such access to books and records and relevant employees, and such assistance in preparing such financial statements, as Vendor or such auditors shall reasonably request. Purchaser shall be responsible for all fees and expenses associated with filing such audited financial statements with the SEC, including any fees of the auditors related to providing consents to the inclusion of their opinion in such filings.

     The preparation and delivery of such statements is being effected solely to permit the Purchaser to comply with its obligations under applicable U.S. securities laws. The Vendor shall not have any obligation or liability to the Purchaser either hereunder or at law, in respect of the preparation or contents of such statements or any portion thereof.

8.15 Purchaser's Registration Obligations

     (a) Registration. Unless such shares shall otherwise be immediately salable by Vendor in open-market transactions in the United States without holding-period restrictions, Purchaser will, prior to or not later than the twentieth Business Day following delivery of the financial statements referred to in
Section 8.14, file with the SEC a registration statement on an appropriate form under the 1933 Act (the "Registration Statement") to register all shares of ELMG Stock that may be issued under the terms of this Agreement (including under or pursuant to any of the ELMG Convertible Notes) for resale by Vendor in the United States in ordinary brokers' transactions or in transactions with any market maker with respect to any such ELMG Stock, and Purchaser shall thereafter use its best efforts
(i) to cause the Registration Statement to become effective, (ii) to register, qualify, or obtain an exemption from such registration or qualification of the ELMG Stock under the applicable blue sky or other securities laws of such jurisdictions as Vendor shall reasonably request if, in Purchaser's reasonable opinion after consultation with qualified securities counsel, such action is necessary (provided, however, that Purchaser shall not be required to qualify to do business in any jurisdiction where it is not otherwise so qualified or to execute or file any general consent to service of process under the laws of any jurisdiction where it has not previously done
so), and (iii) to make all such other filings with the SEC, the National Association of Securities Dealers, and any other regulatory body as shall be required in connection with the sale of the ELMG Stock under the Registration Statement, in each case as soon as practicable. Purchaser shall use its best efforts to maintain the currency of the prospectus filed as part of the Registration Statement ("the Prospectus") for a period expiring two years after the last date of issuance of the ELMG Stock, and shall file as necessary amendments to the Registration Statement or supplements to the Prospectus, including without limitation any necessary to satisfy the requirements of section 10(a) (3) of the 1933 Act or any succeeding provision. The performance by Purchaser of its obligations under this subsection shall be subject to Vendor's compliance with all reasonable requests by Purchaser or its counsel for information, documents and certificates necessary for such performance by Purchaser. Purchaser shall pay all expenses it incurs in connection with the preparation, printing and filing of the Registration Statement, the Prospectus, and all amendments and supplements thereto, and shall furnish to Vendor (without charge) such number of copies thereof as it shall reasonably request. Vendor shall pay any expense incurred by it in reviewing the Registration Statement or providing information for inclusion therein, or in offering or selling ELMG Stock thereunder.

     (b) Status of Prospectus. Notwithstanding any other provision hereof, after the Registration Statement shall become effective, upon receipt of notice from Purchaser (i) that the Prospectus, as then in effect, contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) that the Prospectus otherwise requires amendment or supplementation in order to comply with any applicable provision of the 1933 Act or applicable state securities laws, Vendor shall cease making offers and sales of the ELMG Stock pursuant to such Prospectus, and shall return to Purchaser any remaining copies of such Prospectus. Purchaser shall promptly notify Vendor of any event that results in such a situation or requires any such amendment or supplementation, and shall use its best efforts to promptly prepare and file such required amendment or supplement.

     (c) Cooperation. Vendor and Purchaser shall cooperate fully with each other and their respective counsel, accountants and other authorized representatives in connection with any steps required to be taken as part of their respective obligations under this section 8.15.

8.16 Protection of Confidential Information

     At all times following the Time of Closing Vendor will not use, and will use its reasonable best efforts, including procedures comparable to those described in Schedule 10, to protect the confidentiality of, confidential proprietary information included in the Purchased Assets, for so long as the confidentiality of such information is otherwise maintained by the Purchaser.

8.17 Security for Convertible Notes and Subsection 3.1(b)

     The ELMG Convertible Notes and the obligations of the Purchaser under subsection 3.1(b) shall be secured by (i) an unsecured guarantee from Holdings (which will contain a covenant by Holdings not to transfer the SkyBridge Units (except as contemplated pursuant to Section 8.20) without the prior written consent of the Vendor, which consent shall not be unreasonably withheld) and (ii) a recorded security interest, hypothec or other charge in and to all of the Purchased Assets (including, without limitation, the Holdings Units) and all property and assets acquired by the Purchaser after Closing in connection with the Purchased Business, acceptable to the Vendor, subject only to Permitted Encumbrances and security interests required by the primary banker, from time to time, to the Purchased Business, to secure financing to be used by Purchaser to fund payment of amounts due hereunder (or to repay other loans used for such purpose), and to establish a line of credit on reasonable commercial terms to provide working capital as reasonably needed to conduct the Purchased Business during periods following the Closing and to purchase additional assets of the Purchased Business that are subject to the Vendor's second-ranking security interest. For greater certainty the security interests or other charges granted to the Vendor hereunder shall not extend to any assets now or hereafter acquired by the Purchaser (or Affiliate of the Purchaser that acquires the Purchased Business on Closing) that represent any assets or undertaking of the business carried on by CAL Corporation or any other business division or unit hereafter acquired by the Purchaser.

     The Vendor shall, from time to time at the request and cost of the Purchaser execute such documents or agreements as may be reasonably requested by the main banker of the Purchased Business to confirm the second-ranking nature of the Vendor's security on the terms set out above and the Vendor will enter into a mutually acceptable agreement with such banker whereby the Vendor and the banker each agree to give reasonable notice to the other before realizing on its security.

     On Closing the Purchaser shall execute and deliver to the Vendor all such registered hypothecs, charges, mortgages and security interests as the Vendor may reasonably request to ensure that the Vendor is granted, and receives, such second ranking security.

8.18 Letters of Credit

     The Purchaser shall use its best efforts to, on or immediately following the Closing, (i) replace each of the Letters of Credit with similar instruments issued by banks, sureties or other institutions acceptable to the beneficiaries thereof on the same terms as those contained in such Letters of Credit (or terms otherwise acceptable to beneficiary) and (ii) cause the Letters of Credit to be cancelled and returned to the Vendor upon delivery to the beneficiary of the said replacement instrument.

     The Purchaser shall reimburse the Vendor on demand for any costs incurred by the Vendor in maintaining each Letter of Credit for the period following Closing and shall indemnify and hold harmless the Vendor from and against any Losses suffered or incurred by the Vendor as a result of or arising out of any payment made or obligation incurred under any of the Letters of Credit on or following Closing.

     If for any reason the Purchaser is unable to replace any Letter of Credit and cause the same to be cancelled on or prior to March 26, 1999, the Purchaser shall, on such date deliver to the Vendor a standby letter of credit or similar instrument from a bank or financial institution reasonably acceptable to the Purchaser in an amount at least equal to the amount of the Letters of Credit and on terms reasonably acceptable to the Vendor to secure the obligations of the Purchaser under the preceding paragraph.

8.19 Release of CAL Corporation

     On Closing the Purchaser shall cause its subsidiary, CAL Corporation to execute and deliver to the Vendor, for nominal consideration, a release releasing the Vendor from any liability under or in respect of any claim or claims it has in connection with the Vendor's Robotics division engaging the Purchased Business to provide goods or services to the Robotics division (including, without limitation, the claim described in the letter dated April 27, 1998 from B.A. McIsaac of McCarthy Tetrault to D.F. Masotti of the Vendor).

8.20 SkyBridge Units

     (a) The parties acknowledge that the transactions contemplated hereby, and in particular the transfer of the Holdings Shares, will trigger the provisions of subsection 10.03 of the SkyBridge LPA such that upon Closing Holdings will be required to offer the SkyBridge Units to the other partners of SkyBridge and SkyBridge (the "Offerees") in the manner contemplated by subsection 10.03(a) thereof.

     (b) Upon and after Closing, the Purchaser shall cause Holdings to comply with section 10.03 of the SkyBridge LPA (except to the extent such obligations are waived by all applicable parties to the SkyBridge LPA) and, to the extent required thereunder, the Purchaser shall cause Holdings to offer the SkyBridge Units to the Offerees as required under the SkyBridge LPA.

     (c) Whether or not the SkyBridge Units are acquired by any of the Offerees pursuant to the provisions of the SkyBridge
LPA there shall be no adjustment to the Purchase Price as a result thereof.

     (d) The Purchaser acknowledges and agrees that the Vendor shall not be liable for, and shall have no obligation to satisfy, pay or indemnify the Purchaser or Holdings for any income or other taxes payable by Holdings arising out of or resulting from the sale of the SkyBridge Units pursuant to the terms hereof or the SkyBridge LPA.

     (e) If, prior to Closing, SkyBridge advises that the proposed transfer of the Holdings Shares is subject to and/or governed by subsection 10.02 of the SkyBridge LPA, the Vendor and Purchaser shall use their reasonable best efforts to, collectively, convince SkyBridge that the proposed transfer of the Holdings Shares should be governed by subsection 10.03 of the SkyBridge LPA. If the Vendor and the Purchaser are unsuccessful in so convincing SkyBridge both parties shall, in good faith, negotiate such changes to this Agreement to permit the parties to comply with the provisions of subsection 10.02 provided that the Vendor receive on Closing the same Purchase Price as set forth in
Article 3 and the Purchaser is entitled as promptly as is practicable to receive the Holding Shares, and Holdings shall then hold the SkyBridge Units and/or the proceeds from any sale of the SkyBridge Units under section 10.02 of the SkyBridge LPA, (subject to any tax liability of Holdings in respect of such sale); and provided further that in no event shall such compliance or changes in any way cause or effect a postponement to the Closing Date as herein contemplated.

8.21 Baan System - Transitional Arrangements

     The parties acknowledge that the Vendor is in the process of establishing and implementing the information technology systems (the "Baan System") as contemplated by the Baan Agreements at both the Purchased Business and the Vendor's Robotics division (the "Robotics Division") for the mutual benefit of both operations (collectively, the "Baan Project").

     In order to implement and complete the Baan Project in a timely manner the Vendor has formed a jointly managed implementation team (the "Baan Team") comprising those employees of the Purchased Business and the Robotics Division identified in
Schedule 26 (the "Team Members") whose primary current job function is to complete the Baan Project in accordance with a mutually agreed schedule.

     It is currently anticipated that the Baan Project will be completed and the Baan System fully implemented at both the Purchased Business and the Robotics Division by July 31, 1999 with the implementation of the Baan System scheduled to be completed at the Purchased Business in April, 1999 and at the Robotics Division by July 31, 1999. The scope and schedule for the Baan Project will be fully defined by both parties within 30 days of Closing.

     Each of the parties shall fully cooperate with each other on the following terms to complete the Baan Project and implement the Baan System at the Purchased Business and at the Robotics
Division:

     (a) The Vendor shall use its best efforts to obtain the consent of Baan and Interactive Software Systems Inc. and CGI prior to Closing and/or to enter into such agreements or other instruments so as to permit the Vendor and the Purchaser to each obtain such benefits and rights and to assume the corresponding liabilities and obligations under the Baan Agreements and the CGI Agreement as may be reasonably required or appropriate to permit both the Purchased Business and the Robotics Division to implement and operate the Baan System in the manner currently contemplated by the Vendor (or, in the case of the CGI Agreement, to permit the continuation of the respective benefits and obligations accruing to the Purchased Business and the Robotics Division thereunder). The Purchased Business shall be entitled to receive and operate 100, and the Robotics Division shall be entitled to receive and operate 50, of the 150 sites contemplated by the Baan System. The Vendor shall pay any costs or fees charged by Baan to consent to the assignment of the relevant portion of the Baan Agreements to the Purchaser. The Purchaser will use its best efforts to provide reasonable assistance and cooperation to the Vendor in connection with obtaining such consent. The Vendor's use of its best efforts to obtain such consent shall not relieve the Vendor of its indemnification obligations under subsection 2.2(d) if such consent is not obtained.

     (b) Each of the Vendor and the Purchaser shall use their respective best efforts to implement, test and verify the results of the Baan Project in accordance with a mutually agreeable work schedule until 60 days following the completion of the Baan Project or such later date as the parties may agree (the "Completion Date"). The Vendor and the Purchaser shall make available to the Baan Project those Team Members who are its employees until the Completion Date or until both parties agree that such Team Member is no longer required for the Baan Project. Unless otherwise agreed, each Team Member shall devote all or substantially all of his or her time and attention to the Baan Project or such lesser amount of time and attention as both parties may determine is required to complete the Baan Project as soon as practical.

     (c) Neither the Purchaser nor the Vendor shall terminate the employment of any of the Team Members who are then working on the Baan Project without just cause prior to the Completion Date unless such party provides to the Baan Project, as a substitute, another of its employees, satisfactory to the other party, who is equally capable of performing such Team Member's duties under the Baan Project.

           If the employment of any Team Member who is then working on the Baan Project terminates for any other reason, the party who employed such Team Member shall provide to the Baan Project, as a substitute another of its employees, satisfactory to the other party, who is equally capable of performing such Team Member's duties under the Baan Project.

     (d) To the extent permitted under the Baan Agreements, each of the Vendor and the Purchaser shall permit the other party to use, free of charge, any and all discoveries, inventions, intellectual property, improvements or alterations (collectively the "Improvements") relating to or improving the Baan System that are developed, discovered or obtained prior to the Completion Date by any Team Members or other employee, agent, subcontractor or person of such party involved in the Baan Project.

           Each party shall execute such licence agreements, consents or other agreements or instruments reasonably required by the other party to grant to such other party (its successors and assigns) a royalty-free perpetual licence (with right to sublicence) to use the Improvements in connection with the Baan System.

     (e) Neither party shall have any liability to the other, whether at law or under this Agreement, for any acts or omissions of any of its Team Members while carrying out, or purporting to carry out their respective duties in respect of the Baan Project other than for fraud or wilful misconduct. Neither the Vendor nor the Purchaser shall be liable for any loss, damage or liability suffered or incurred by any Team Member employed by the other party while working on the Baan Project or working at the premises of such first mentioned party and the other party shall indemnify and save harmless such first mentioned party from any and all such losses, damages or liabilities so suffered or incurred by such first mentioned party.

     (f) The costs and expenses incurred by each party in connection with the Baan Project shall be allocated to and shared by the parties as follows:

           (i) on or prior to the 15th day following each calendar month, the Vendor and the Purchaser shall aggregate all Baan Project Expenses incurred (in the case of internal costs) or paid (in the case of all other costs) by each of them during such calendar month;

           (ii) the Purchaser shall be responsible for, and shall pay for, 2/3rds of all Baan Project Expenses paid or incurred on or after the earlier of the Closing and February 15, 1999 and the Vendor shall be responsible for, and shall pay, 1/3rd of all Baan Project Expenses paid or incurred on or after the earlier of the Closing and February 15, 1999;

           (iii) to the extent that the amount of the Baan Project Expenses incurred or paid by the Purchaser or the Vendor for any month is not in the ratio of 2:1, the Purchaser and the Vendor shall make the appropriate adjusting payments to each other, on or prior to the 30th day following the end of such calendar month; and

           (iv) for greater certainty, if the Closing does not occur the Purchaser shall not be liable for any Baan Project
Expenses notwithstanding the provisions of clause f(ii) above.

     (g) Each party shall have access to, and the right to audit, the books and records of the other party from time to time and at any time it may reasonably require to verify the Baan
Project Expenses paid or incurred by such other party.

     (h) If, for any reason, the implementation of the Baan Project has not been completed at the Robotics Division on or prior to the 150th day (the "Cost Reallocation Date") following the completion of the implementation of the Baan Project at the Purchased Business, the parties shall, in good faith, renegotiate the allocation of liability for the Baan Project Expenses incurred or paid by either party after the Cost Reallocation Date to reflect the longer than anticipated time period required to implement the Baan System at the Robotics Division and the circumstances resulting in such extended time period. For greater certainty, the Purchaser shall continue to provide to the Baan Project Team Members who are its employees following the Cost Reallocation Date until the Baan Project is fully implemented at the Robotics Division.

     (i) Neither party shall withdraw from or substantially reduce their involvement in, the Baan Project prior to the Completion Date without the prior written consent of the other party. Each party agrees that if it wishes to so withdraw from or substantially reduce its involvement in, the Baan Project, the other party shall be entitled, as a condition of consenting to the same, to require such first mentioned party to continue to pay its pro rata share of the Baan Project Expenses in the proportion set out in subsection (f) and the remaining party may solicit Team Members of such other party to become employees or consultants of such remaining party in order to complete the Baan Project.

     (j)   For the purposes hereof:

           (i)  "Baan" means Baan Canada, Inc;

           (ii) "Baan Agreements" means the Professional
Services Agreement executed February 13 and 25, 1998 between the Vendor and Baan as amended by Amendment Number One dated February 13, 1998; the Software License and Support Agreement executed February 10 and 16, 1998 between the Vendor and Baan, as amended by Amendment Number One dated February 10, 1998; and the License Agreement dated February 10, 1998 between the Vendor and Interactive Software Systems Inc.;

           (iii)    "Baan Project Expenses" means:

                    (I)   the salary and benefit costs of each
Team Member for the time devoted by such Team Member to the Baan
Project:

                    (II)  all travel and living expenses of each
Team Member incurred in connection with carrying out his or her duties in respect of the Baan Project;

                    (III) all fees and expenses (including sales or services taxes but net of any tax credits or recoveries to be received by such party in respect of such taxes) payable to Baan under the Baan Agreement for professional or consulting services; and

                    (IV) all fees and expenses (including sales or services taxes but net of any tax credits or recoveries to be received by such party in respect of such taxes) payable to CGI under the CGI Agreement for professional and consulting services,

           (iv)     "CGI" means CGI Information Systems and
Management Consultants Inc.; and

           (v)      "CGI Agreement" means the Outsourcing
Services Agreement dated May 22, 1997 between the Vendor and CGI, as amended by Amendment Number 1 and Amendment Number 2.

8.22 Brampton-Ste. Anne Contracts

     On or prior to the Closing the Vendor shall cause its Robotics division and the Purchased Business to enter into agreements providing for the subcontracting to the Purchased Business of work in respect of the MSSP, SRMS, RWS and SPDM projects of the scope and substantially on the terms and conditions as negotiated among such operations and the Purchaser prior to the date hereof and as set forth in relevant draft agreement dated December 10, 1998, in respect of each of the MSSP, SRMS and RWS projects, and December 22, 1998, in respect of the SPDM project. The rights and obligations of the Purchased Business under each such subcontract shall be assigned to the Purchaser on Closing.

8.23 Environmental Investigations

     As set forth in Schedule 18, the Vendor has advised the Purchaser that in or around 1985 part of a wastewater pipe was replaced on the Ste. Anne Premises due to damage to the previous sewer line (the "Damaged Sewer Line") but that no investigations have been conducted to determine whether any Hazardous Substance leaked from the Damaged Sewer Line.

     Immediately following the execution of this Agreement, the representatives of the Vendor and the Purchaser shall meet to determine a mutually agreeable soil and ground water testing program to determine, in a practical and cost-efficient manner, whether there is environmental contamination in, around or arising from the Damaged Sewer Line and shall jointly retain a qualified environmental consultant to conduct and analyze the results of such testing program and to report such results to each of the Vendor and the Purchaser. The costs of such environmental consultant , which are not expected to exceed $15,000, shall be shared equally by the Vendor and the Purchaser.

     If, as a result of such investigations, it is determined that there are Hazardous Substances in, around or arising from the Damaged Sewer Line in violation of applicable Environmental Laws, the Vendor shall at its cost remediate such area to the extent required for such area to comply with Environmental Laws (such work being herein called the "Remediation Work"). Prior to and during the conduct of the Remediation Work, the Vendor shall consult with the Purchaser regarding the scope of work, the remediation schedule and the status of the Remediation Work for the purposes of permitting the Purchaser to satisfy itself, acting reasonably, that such Remediation Work is being conducted and completed in accordance with and complies with applicable Environmental Laws.

     The parties acknowledge that the Remediation Work, if any, will likely be conducted following Closing. The Purchaser shall cooperate with the Vendor and permit the Vendor and its representatives reasonable access to the Ste. Anne Premises and the Purchased Business for the purposes of conducting and completing such Remediation Work and complying with its obligations hereunder. To the extent practicable, any such Remediation Work shall be conducted in a manner that does not interfere with normal operations of the Purchased Business.

     If at any time following Closing the Purchaser intends to make any Claim against the Vendor under the terms of this Agreement in respect of any breach of, or liabilities under, Environmental Laws the Purchaser shall, except in the case of emergency situations, forthwith provide written notice to the Vendor (the "Purchaser's Notice") of such Claim and provide the Vendor with the opportunity, at the Vendor's option and cost, to conduct such remediation or similar activities as the Vendor may deem necessary or appropriate to satisfy, in whole or in part, as the case may be, the liabilities of the Vendor in respect of the Claim. If the Vendor wishes to conduct any such remediation activities in respect of a Claim, Vendor shall within forty-five
(45) days after receipt of the Purchaser's Notice, give notice in writing to the Purchaser informing the Purchaser of its election to do so and, in such event, the Vendor shall carry out such remediation activities as soon as practical thereafter. The Purchaser shall provide the Vendor and its representatives and consultants with reasonable access to the Purchased Assets and the Purchased Business (including records, correspondence or reports in respect of the circumstances relating to the Claim) and shall otherwise cooperate with the Vendor and its employees for the purpose of permitting the Vendor to assess the Claim and the type and scope of remediation work which may be required and, if the Vendor so elects, to complete such remediation activities. To the extent practicable, any such remediation work shall be conducted in a manner that does not interfere with normal operations of the Purchased Business.

     For greater certainty the election by the Vendor to conduct or not conduct such remediation activities (or the failure of the Vendor to do so) shall not restrict, limit or terminate the Vendor's liability under the Agreement for such Claim, nor shall any remediation activities conducted by the Vendor relieve the Vendor of its liability for any aspects of such Claim otherwise recoverable from the Vendor hereunder that are not resolved by such remediation work.


                          ARTICLE IX
                    CONDITIONS OF CLOSING

9.1  Conditions of Closing in Favour of the Purchaser

     The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be performed or fulfilled at or prior to the Time of Closing:

     (a) Representations and Warranties. The representations and warranties of the Vendor contained in this Agreement shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the Vendor signed by one of its senior officers dated the Closing Date, to that effect shall have been delivered to the Purchaser;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or before the Time of Closing shall have been complied with or performed in all material respects, and a certificate of the Vendor signed by a senior officer of the Vendor, dated the Closing Date, to that effect shall have been delivered to the Purchaser;

     (c)   Intentionally Omitted.

     (d) Licenses and Contractual Consents. There shall have been given or obtained the notices, consents, approvals and License transfers or issuances described in Schedule 22, in each case in form and substance satisfactory to the Purchaser, acting reasonably, and provided that for greater certainty satisfaction of this condition shall not require the delivery to either party hereto by any other signatory thereto of a consent to the pledging by the Purchaser, as security, of the relevant agreement or the delivery of estoppel or similar certificates, or the agreement by the Purchaser of any conditions or restrictions not currently in effect that would, individually or in the aggregate, materially affect Purchaser's ability to conduct the Purchased Business as currently conducted by Vendor or the cost thereof;

     (e) Agreements. The Vendor and the Purchaser shall have executed and delivered to the Purchaser an agreements and undertakings in the form of the agreements and undertakings annexed hereto as Exhibit 1;

     (f) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or, to the knowledge of the parties, threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

     (g) No Material Adverse Effect. Subject to section 9.2, no event or events having, in the aggregate, a Material Adverse
Effect shall have occurred since September 30, 1998; and

     (h) Legal Opinion. The Vendor shall have delivered to the Purchaser an opinion of counsel to the Vendor in form satisfactory to counsel for the Purchaser acting reasonably.

     Subject to section 9.4, if any of the conditions contained in this section 9.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice in writing to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in sections 12.2, 12.3, 12.4 and 12.5, provided that the Purchaser may also bring an action against the Vendor for Losses suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of a covenant by the Vendor. Any such condition may be waived in whole or in part by the Purchaser in writing. Nothing contained herein shall affect the right of the Purchaser to obtain an order or judgment for specific performance or injunctive relief.

9.2  Certain Events, Etc.

     Except to the extent the same constitutes a failure by the Vendor to satisfy the condition set forth in subsection 9.1(b), and subject to subsection 9.4(a), the conditions in section 9.1 shall be deemed satisfied notwithstanding that any one or more of the following events, changes or developments shall have occurred on or after the date hereof and such events, changes or developments have or could reasonably be expected to have a Material Adverse Effect:

     (a) new Contracts (or amendments to Contracts) entered into by the Vendor with respect to which the Purchaser has given, or is not required hereunder to give, its consent;

     (b) delay, failure or inability by the Vendor to acquire new customers or prospective orders, including, without limiting the generality of the foregoing, the failure or inability to execute contracts and agreements currently under discussion or negotiation;

     (c) changes in general market conditions related to the Purchased Business, including, without limiting the generality of the foregoing, the entry of new competitors into the markets related to the Purchased Business or the expansion of existing competitors within such markets;

     (d) delays in product shipments in the ordinary course of business;

     (e) delays in the delivery of materials from suppliers in the ordinary course of business;

     (f) loss of customers due to a pre-existing competitive relationship between the customer and Purchaser; or

     (g) delays in the design or implementation process of products in the ordinary course of business.

9.3  Conditions of Closing in Favour of the Vendor

     The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be performed or fulfilled at or prior to the Time of Closing:

     (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the Purchaser signed by one of its senior officers, dated the Closing Date, to that effect shall have been delivered to the Vendor;

     (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed in all material respects, and a certificate of the Purchaser signed by a senior officer of the Purchaser, dated the Closing Date, to that effect shall have been delivered to the Vendor;

     (c) Agreement. The Purchaser and the Vendor shall have executed and delivered to the Vendor an agreement in the form of the non-competition agreement annexed hereto as Exhibit I;

     (d) Contractual Consents. There shall have been given or obtained the notices, consents and approvals described in
Schedule 22, in each case in form and substance satisfactory to the Vendor, acting reasonably, and provided that for greater certainty satisfaction of this condition shall not require the delivery to either party hereto by any other signatory thereto of a consent to the pledging by the Purchaser, as security, of the relevant agreement or the delivery of estoppel or similar certificates;

     (e) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or, to the knowledge of the parties, threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

     (f) Purchase Price. The Vendor shall have received the payments and notes to be delivered to it on Closing as contemplated by section 3.1; and

     (g) Legal Opinion. The Purchaser shall have delivered to the Vendor an opinion of counsel to the Purchaser in form satisfactory to counsel for the Vendor acting reasonably.

     Subject to section 9.4, if any of the conditions contained in this section 9.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendor acting reasonably, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, other than the obligations contained in sections 12.2, 12.3, 12.4 and 12.5, provided that the Vendor may also bring an action against the Purchaser for Losses suffered by it where the nonperformance or non-fulfilment of the relevant condition is as a result of a breach of covenant by the Purchaser. Any such condition may be waived in whole or in part by the Vendor in writing. Nothing contained herein shall affect the right of the Vendor to obtain an order or judgment for specific performance or injunctive relief.

9.4  Extension of Closing Date

     (a)   If any of the conditions contained in section 9.1 or
section 9.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser or the Vendor, as the case may be, acting reasonably, either party hereto (provided such party is not in default of any of its obligations hereunder) may, at or prior to the Time of Closing, provide written notice to the other party extending the Closing Date and, provided such condition may be performed or fulfilled within twenty Business Days thereafter, the Closing shall be postponed until such date as the parties may agree, provided however that if the parties are unable to agree on a new Closing Date the Closing Date shall occur on the twenty-fifth Business Day following the original Closing Date. In attempting to establish a new Closing Date the parties shall take into account the date on which such unfulfilled condition is expected to be satisfied. If such unfulfilled condition shall be subsection 9.1(b) the provisions of sections 5.35 and 9.2 (including the reference thereto in the definition of "Material Adverse Effect") shall have no force or effect with respect to any changes occurring after the Closing Date as originally scheduled prior to such extension.

     (b) If the Closing is extended to a later date pursuant to the terms of this section 9.4, the Closing Date shall mean, for the purposes of this Agreement, such later date.

     (c) The rights under this section 9.4 may only be exercised once such that this section 9.4 shall permit only one extension of the Closing Date.


                            ARTICLE X
             CLOSING DATE AND TRANSFER OF POSSESSION

10.1   Transfer

     Subject to compliance with the terms and conditions hereof, the transfer of possession of the Purchased Assets shall be deemed to take effect as at the Closing.

10.2   Place of Closing

     The closing shall take place at the Time of Closing at the offices of McCarthy Tetrault counsel for the Purchaser, LeWindsor, 1170, rue Peel, Montreal, Quebec H3B 4S8.

10.3   Further Assurances

     From time to time subsequent to the Closing Date, each party to this Agreement covenants and agrees that it will at all times after the Closing Date, at the expense of the requesting party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances, and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

10.4   Risk of Loss

     From the date hereof up to the Time of Closing, the Purchased Assets shall be and remain at the risk of the Vendor. If, prior to the Time of Closing, all or any part of the Purchased Assets are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental or other lawful authority (a "Property Loss"), the Purchaser shall complete the purchase unless as a result of such Property Loss the Purchaser has the right under section 9.1 to terminate its obligations under this Agreement and elects to do so in accordance with the terms of this Agreement.

     If a Property Loss so occurs and the Purchaser so elects, or is required to complete the purchase of the Purchased Assets, the Purchase Price shall be reduced by an amount equal to the amount, if any, by which the amount of the loss caused by such destruction, damage, appropriation, expropriation or seizure either (i) is not fully covered by insurance (whether because the loss exceeds the insurance limits, is not covered by the applicable insurance, represents the portion thereof that is an insurance deductible or otherwise) or (ii) does not result in a dollar for dollar reduction of the Purchase Price as a result of being reflected in the Working Capital Calculation. In such event, all proceeds of insurance or compensation for appropriation, expropriation or seizure shall be paid to the Purchaser at the Time of Closing and all right and claim of the Vendor to any such amounts not paid by the Closing Date shall be assigned at the Time of Closing to the Purchaser; provided that if notwithstanding the reasonable efforts of the Purchaser, the Purchaser is unable to collect all such proceeds or compensation within one year from Closing, the Vendor shall pay to the Purchaser such uncollected amount upon reassignment by the Purchaser to the Vendor of any rights the Purchaser may have in respect thereof.



                            ARTICLE XI
                         INDEMNIFICATION

11.1 Indemnification by the Vendor

     Subject to the terms of this Article XI, the Vendor agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach or inaccuracy, in any material respect, of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that the Vendor shall not be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty (i) of which the Purchaser has actual knowledge thereof at Closing or
(ii) unless the Purchaser shall have provided notice to the Vendor in accordance with section 11.4 on or prior to the expiration of the applicable time period related to such representation or warranty as set out in section 7.1);

     (b) any breach or non-performance, in any material respect, by the Vendor of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

     (c)   all liabilities of the Vendor other than the Assumed
Liabilities; and

     (d) to the extent permitted by law, any losses, claims, damages or liabilities, joint or several, including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on (i) any untrue statement of a material fact, or omission to state a material fact necessary to make a statement not misleading, where contained in a Registration Statement or Prospectus in reliance on information furnished by Vendor in writing for use in preparation of such Registration Statement or Prospectus or any amendment or supplement thereto, or (ii) violations by Vendor or rules or regulations applicable to it in connection with a Registration Statement or offers and sales thereunder.

11.2 Indemnification by the Purchaser

     Subject to the terms of this Article XI, the Purchaser agrees to indemnify and save harmless the Vendor from all Losses suffered or incurred by the Vendor as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach or inaccuracy, in any material respect, of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto (provided that the Purchaser shall not be required to indemnify or save harmless the Vendor in respect of any breach or inaccuracy of any representation or warranty (i) of which the Vendor has actual knowledge of such breach or inaccuracy on Closing or (ii) unless the Vendor shall have provided notice to the Purchaser in accordance with section 11.4 on or prior to the expiration of the applicable time period related to such representation or warranty as set out in section 7.1);

     (b) any breach or non-performance, in any material respect, by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

     (c)   any of the Assumed Liabilities;  and

     (d) to the extent permitted by law, any losses, claims, damages or liabilities, joint or several, including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising our of or based on (i) any untrue statement of a material fact contained in a Registration Statement or Prospectus (or any supplement or amendment thereto), (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Purchaser of any rule or regulation promulgated under the 1933 Act applicable to Purchaser and related to action or inaction required of Purchaser in connection with such registration and offers and sales thereunder, provided, however, that Purchaser shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Registration Statement or Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to Purchaser by Vendor in writing for use in preparation thereof, and provided further that the indemnification set forth in this paragraph (d) shall extend also to any person who controls (within the meaning of the 1933 Act) Vendor.

11.3 Threshold and Limitations

     (a) Notwithstanding section 11.1, the Vendor's obligation to indemnify the Purchaser in respect of Losses for breaches or inaccuracies of one or more representations or warranties will be applicable only to the extent that the aggregate of all such Losses is in excess of $750,000 (the "Threshold") (and then only with respect to that portion of the Losses that exceed the Threshold) up to a maximum amount of $10,000,000.

     (b) Notwithstanding section 11.2, the Purchaser's obligation to indemnify the Vendor in respect of Losses for breaches or inaccuracies of one or more representations or warranties will be applicable only to the extent that the aggregate of all such Losses is in excess of the Threshold (and then only with respect to that portion of the Losses that exceed the Threshold) up to a maximum amount of $10,000,000.

11.4 Notice of Claim

     In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which the other party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

     (a)   the factual basis for the Claim; and

     (b)   the amount of the Claim, if known.

     If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to effectively contest the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

11.5 Direct Claims

     With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 45 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 45-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the parties may agree or shall be determined by a court of competent jurisdiction.

11.6 Third Party Claims

     With respect to any Third Party Claim, the Indemnifying
Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption.
If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences).
If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party shall provide prior written notice thereof to the Indemnifying Party and thereafter may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified
Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

11.7 Settlement of Third Party Claims

     If the Indemnifying Party fails to assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason and the proposed settlement does not impose materially onerous covenants or business conditions on the Indemnified Party and the Indemnified Party shall indemnify and save harmless the Indemnifying Party from and against any Losses resulting from or arising out of the failure of the Indemnified Party to consent to such settlement.

11.8 Cooperation

     The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims and any defence thereof, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available). Where the defence of a Third Party Claim is being undertaken and controlled by the Indemnifying Party, the Indemnified Party shall use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is reasonably necessary to assist the Indemnifying Party in evaluating and defending such Third Party Claims.

11.9 Exclusivity

     Except as otherwise expressly provided in this Agreement, the provisions of this Article XI shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant to this Agreement (other than a claim for specific performance or injunctive relief), with the intent that all such Claims and recourses shall be subject to the limitations and other provisions applicable thereto under this
Article XI.

                           ARTICLE XII
                          MISCELLANEOUS

12.1 Notices

     (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by overnight courier, charges prepaid, addressed as follows:

           (i) if to the Purchaser:

               Electromagnetic Sciences, Inc.
               660 Engineering Drive
               P.O. Box 7700
               Norcross, Georgia
               300091-7700

               Attention:          Chief Financial Officer and
                                   Vice President and General
                                   Counsel
               Telecopier No.:     (770) 447-4397

           (ii)     if to the Vendor:

               Spar Aerospace Limited
               Suite 2100
               121 King Street West
               Toronto, Ontario
               M5H 4C2

               Attention:          Vice President, General
                                   Counsel and Secretary
               Telecopier No.:     (416) 682-7631

     (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered (or, if by telecopy, confirmed by electronic answer back) or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if sent by overnight courier, on the Business Day following the date of sending.

     (c) Either party may at any time change its address for notice from time to time by giving notice to the other party in accordance with this section 12.1.

12.2 Commissions, etc.

     Each of the Vendor and the Purchaser agrees to indemnify and save harmless the other party from and against all Losses suffered or incurred by such other party in respect of any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of the Vendor or the Purchaser, as the case may be.

12.3 Consultation

     The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

12.4 Disclosure

     Prior to any public announcement of the transaction contemplated hereby pursuant to section 12.3, neither party shall disclose this Agreement or any aspects of such transaction except as required to comply with its obligations under this Agreement or to its board of directors, its senior management, its legal, accounting, financial or other professional staff or advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

12.5 Confidentiality

     Without limiting the obligations of the Vendor and the Purchaser under the confidentiality agreement between them dated June 8, 1998 (the "Confidentiality Agreement"), but subject to section 12.4, both the Vendor and the Purchaser shall maintain the confidentiality of any information received from each other in connection with the transactions contemplated by this Agreement, whether received before or after the date of this Agreement. If the transfer of the Purchased Assets to the Purchaser is not consummated, each shall return to the other any confidential schedules, documents, or other written information obtained from the other in connection with this Agreement whether received before or after the date of this Agreement and the Purchaser agrees that, except as otherwise authorized by the Vendor, neither the Purchaser nor its representatives, agents or employees will disclose to third parties any confidential information or confidential data relating to the Vendor, the Purchased Business or the Purchased Assets discovered by the Purchaser or its representatives as a result of the Vendor making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

     Upon Closing all provisions of the Confidentiality Agreement except sections 5 and 6 shall be terminated.

12.6 Assignment by Purchaser

     The Purchaser may with written notice to the Vendor assign its rights under this Agreement in whole or in part to any Affiliate; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder and shall be subject to any equities which exist or may in the future exist between the Vendor and the Purchaser.

12.7 Reasonable/Best Efforts

     The parties acknowledge and agree that, except as otherwise expressly provided in this Agreement, for all purposes of this Agreement, an obligation on the part of either party to use its reasonable efforts or best efforts to obtain any waiver, consent, approval, permit, licence or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

12.8 Counterparts

     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF this Agreement has been executed by the parties.


SPAR AEROSPACE LIMITED             ELECTROMAGNETIC SCIENCES, INC.


By: /s/ Sheldon Polansky           By: /s/ William S. Jacobs
    ------------------------           -------------------------
    Secretary                          Vice President









EXHIBIT 1 TO EXHIBIT 2.1


                    NON-COMPETITION AGREEMENT


            THIS AGREEMENT made the    day of      , 1999.


B E T W E E N:


           SPAR AEROSPACE LIMITED, a corporation existing under the laws of Canada (hereinafter called the "Vendor")


                            - and -


ELECTROMAGNETIC SCIENCES, INC., a corporation existing under the laws of the State of Georgia (hereinafter called the "Purchaser")

[Note to draft: to include EMS and purchaser if EMS assigns its obligation.]


     WHEREAS pursuant to an agreement of purchase and sale dated December __ , 1998, (the "Purchase Agreement") between the
Vendor and the Purchaser, the Purchaser agreed to purchase from the Vendor substantially all of the property and undertaking owned or held by the Vendor comprising the Purchased Business, as defined therein, all on terms and conditions therein set out;

     AND WHEREAS the obligations of the Purchaser and the Vendor under the Purchase Agreement are expressly subject to the satisfaction of certain conditions therein set out, including the entering into of this Agreement by the Vendor and the Purchaser;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the entering into by the Vendor and the Purchaser of the Purchase Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties agree as follows:

1.   Definitions

(a) "affiliate", "associate" and "subsidiary" shall mean bodies corporate within the meaning of such respective terms as defined in the Canada Business Corporations Act;

(b) "Brampton Work" means the design, development, manufacture, repair and overhaul, spares provisioning, maintenance, operation, utilization or support, for or in connection with space robotics programs, of products or services of the nature or type currently provided or performed and/or contemplated to be provided or performed by the Purchased Business for the requirements of the Vendor's Space Systems, Brampton Operations (the "Brampton Operations"), including any such work currently, or to be, performed by the Purchased Business for the Brampton Operations in connection with the NASA Remote Work Station, the Mobile Servicing System, the Special Purpose Dexterous Manipulator, and the Shuttle Remote Manipulator System programs, and any follow-ons or derivatives of these programs;

(c) "Business Day" means any day, other than a Saturday or a Sunday or statutory holiday in either Toronto, Ontario or Montreal, Quebec;

(d) "directly" or "indirectly", in relation to anything to be done (or not done) by a person, means for or on behalf of:

     (i)  such person; or

     (ii) any entity that is then a subsidiary of any such entity;

(e) "incidental part" of a business operation or entity means any part with annual revenues representing less than 10% of the total consolidated annual revenues of such business operation or entity;

(f) "including" means "including without limitation" and shall not be construed as limiting any general statement which precedes it to the specific items or matters which follows it or to items or matters similar to those which follow it;

(g) "person" includes individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever;

(h) "Purchased Business" has the meaning ascribed to it in the Purchase Agreement;

(i) "related corporation" in relation to a body corporate means a body corporate which is a subsidiary, other affiliate or associate of such body corporate; and

(j) "Ste. Anne Work" means the design, assembly, testing and integration of radio frequency products, antenna products, remote-sensing products, satellite-digital products, and communication systems for satellite subsystems and components of the type currently supplied and/or currently contemplated to be supplied by the Purchased Business.

2.   Vendor's Covenant Not to Compete

(a) The Vendor covenants and agrees that it shall not, either individually or in partnership, or in conjunction with any person or persons, whether as principal, agent, shareholder or in any other manner whatsoever, directly or indirectly, for a period of seven years following the date hereof, carry on or be engaged in the Ste. Anne Work or otherwise compete with the Purchaser (or its successors in the operations of the Purchased Business) for such Work.

(b) Notwithstanding the foregoing, the foregoing restriction shall not prevent or prohibit: (I) the Vendor or any subsidiary from having directly or indirectly not more than 10% of the voting securities of any person engaged in, or competing for, Ste. Anne Work; (ii) the acquisition by the Vendor or any subsidiary directly or indirectly of any person, business or operation which as an incidental part of its normal business carries on, or competes for Ste. Anne Work, provided that following such acquisition such activities continue to constitute an incidental part of the business of such person, business or operation for the period set forth in subsection (a) hereof;
(iii) the Vendor or any subsidiary from supplying bona fide goods or services that do not comprise, and are not competitive with, the Ste. Anne Work to any person who otherwise supplies goods or services that in whole or in part comprise, or are competitive with, the Ste. Anne Work; (iv) the Vendor or any subsidiary from carrying out Brampton Work; and (vi) the Vendor or any subsidiary from participating in any teaming arrangement, joint venture, alliance, partnership or similar relationship that comprises, or competes for in whole or in part, Ste. Anne Work, provided that the goods or services to be so supplied by the Vendor or any subsidiary do not comprise, and are not competitive with, the Ste. Anne Work.

3.   Purchaser's Covenant Not to Compete

(a) The Purchaser covenants and agrees that it shall not, either individually or in partnership, or in conjunction with any person or persons, whether as principal, agent, shareholder or in any manner whatsoever, directly or indirectly, for a period of seven years following the date hereof, carry on or be engaged in the Brampton Work or otherwise compete with the Vendor (or its successors in the operation of the Vendor's Space Systems, Brampton Operations) for the Brampton Work except as a supplier or subcontractor to the Vendor.

(b) Notwithstanding the foregoing, the foregoing restriction shall not prevent or prohibit: (i) the Purchaser or any subsidiary from having directly or indirectly not more than 10% of the voting securities of any person engaged in, or competing for Brampton Work; (ii) the acquisition by the Purchaser or any subsidiary directly or indirectly of any person, business or operation which as an incidental part of its normal business carries on, or competes for, Brampton Work, provided that following such acquisition such activities continue to constitute an incidental part of the business of such person, business or operation for the period set forth in subsection (a) hereof;
(iii) the Purchaser or any subsidiary from supplying bonafide goods or services that do not comprise, and are not competitive with, the Brampton Work to any person who otherwise supplies goods or services that in whole or in part comprise, or are competitive with, the Brampton Work; (iv) the Purchaser or any subsidiary from participating in any teaming arrangement, joint venture, alliance, partnership or similar relationship that is engaged in or competes for in whole or in part Brampton Work provided that the goods or services to be supplied by the Purchaser or any subsidiary do not comprise, and are not competitive with, the Brampton Work; (v) the use by the Purchaser or any subsidiary of any intellectual property developed, used or usable in connection with the Brampton Work in products or services that do not constitute, and are not competitive with, the Brampton Work.

4.   Injunctive Relief

     Each party agrees that, in the event of a breach or threatened breach by it of any of the provisions of this Agreement, the other party, in addition to and not in limitation of any other rights, remedies or damages available to the other party at law or in equity, shall be entitled to an interim injunction, interlocutory injunction and permanent injunction in order to prevent or to restrain any such breach by such party.

5.   Indemnification

     Each party agrees to defend, indemnify and hold the other party harmless against and in respect of any and all losses and damages resulting from, relating or incident to, or arising out of any breach of any covenant or agreement made or contained in this Agreement; and any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable lawyer's fees) incident to the foregoing.

6.   Reasonableness of Restrictions

     Each party acknowledges that it has given careful consideration to the provisions of sections 2 through 5 above and, having done so, agrees that the restrictions set forth in those sections are fair and reasonable and are reasonably required for the protection of the interests of the other party and its business, and that it is being reasonably compensated for the imposition of such restrictions.

7.   Independent Effect

     Each party agrees that the breach or alleged breach by the other party of any covenant contained in another agreement (if any) between the parties or any obligation owed to one party by the other party, shall not affect the validity or enforceability of the covenants and agreements set forth in this Agreement.

8.   Entire Agreement

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations, conditions or other agreements between the parties relating to the subject matter hereof except as herein provided.

9.   Amendment or Waiver in Writing

     No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

10.  Notices

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by overnight courier, charges prepaid, addressed as follows:

     (i)  if to the Vendor:
          (Address)
          Attention:
          Telecopier No.:


     (ii) if to the Purchaser:
          (Address)
          Attention:
          Telecopier No.:

(b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if sent via courier, on the day on which it was delivered to the addressee (or, if such day is not a Business Day, on the next following Business Day).

(c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this section 10.

11.  Further Assurances

     Each party to this Agreement covenants and agrees that it will at the request and expense of the requesting party, execute and deliver all such further documents and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to carry out the purpose and intent of this Agreement.

12.  Applicable Law

     This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

13.  Sections and Headings

     This division of the Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section refers to the specified section to this Agreement.

14.  Successors and Assigns

     This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties except that a party may, without such consent, assign its rights and obligations hereunder to a successor to the operations of the Purchased Business or the Vendor's Space Systems, Brampton Operations, as the case may be, if such assignor agrees to continue to be bound by the terms hereof.

15.  Severability

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.

16.  Counterparts

     This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first written above.

                              SPAR AEROSPACE LIMITED


     By:



     ELECTROMAGNETIC SCIENCES, INC.


     By:







                        TO BE TYPED ON SPAR LETTERHEAD
                          TO BE DELIVERED ON CLOSING



                                             January X, 1999

Electromagnetic Sciences, Inc.
660 Engineering Drive
P.O. Box 7700
Norcross, Georgia
30091-7700

Dear Sirs:

RE:   Asset Purchase Agreement made effective December X, 1998
      (the "Agreement") between Electromagnetic Sciences, Inc.
      ("EMS") and Spar Aerospace Limited ("Spar")


We refer to the Agreement which provides for the purchase by EMS from Spar of the assets and liabilities of Spar's Ste. Anne de Bellevue operations (i.e. the Purchased Business). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

For a period of 7 years from the date hereof, and subject to any restrictions imposed by Spar's customers or by government procurement regulations, Spar shall provide EMS with the first opportunity to respond to proposals for Brampton Work (as defined in the Non-Compete Agreement dated the date hereof between Spar and EMS) which Spar desires to outsource (i.e. contract to have work performed by entities other than Spar, its subsidiaries or its affiliates). Spar shall use its reasonable efforts to ensure no such restrictions are imposed (provided that such reasonable efforts shall not require Spar to provide financial assistance or otherwise expend funds). Subject to EMS's competitiveness, where EMS meets Spar's terms and conditions including, without limitation, Spar's technical, quality, schedule and price requirements, Spar intends to award such Brampton Work to EMS pursuant to the terms of the proposal. EMS shall not have any right to match the bids of others for Brampton Work.


This foregoing intention shall not constitute a guarantee of the award of Brampton Work to EMS. Spar shall have sole discretion to evaluate and determine the competitiveness and acceptability of all bids for Brampton Work and to select any of such bids or perform the Brampton Work itself based on perceived competitiveness.

Spar shall not be required to procure from the lowest price bidder.

Spar shall not be liable hereunder for any accidental or inadvertent failure to notify EMS of, or provide EMS with, an opportunity to bid on work valued at less than $5O,OOO
Canadian.

Spar agrees to notify the relevant managers of the notification requirements of this letter.

This letter constitutes the entire agreement of Spar and EMS concerning the subject matter hereof and supersedes any and all prior understandings, agreements, and commitments made by Spar to or in favour of EMS concerning the right of EMS to be informed of, to bid for, or to receive future Brampton Work from Spar.


Sincerely,



By
  ---------------------------
  Colin D. Watson, President
  & Chief Executive Officer




EXHIBIT 2 TO EXHIBIT 2.1


       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

                  ELECTROMAGNETIC SCIENCES, INC.
                   CONVERTIBLE PROMISSORY NOTE

Cdn $5,000,000.00                                       , Georgia
                                                           , 1999

       ELECTROMAGNETIC SCIENCES, INC., a Georgia corporation, (the "Company") for value received hereby promises to pay to SPAR AEROSPACE LIMITED, or its successors or assigns, the sum of Five Million Cdn Dollars (Cdn $5,000,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below. Unless sooner paid or payable, such amounts shall be due and payable on the Maturity Date, which shall be the earlier to occur of (i) December 31, * or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment of all amounts due hereunder shall be made by wire transfer to a bank account designated in writing by the Holder at least three business days prior to payment. This Note is issued pursuant to the provisions of Section 3.1 of that certain Asset Purchase Agreement, dated as of December [ ], 1998, by and between the Company and Spar Aerospace Limited (the "Purchase Agreement").

       The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(a) "Business Day" means any day, other than a Saturday or a Sunday or statutory holiday in Toronto, Ontario or Atlanta, Georgia;

(b) "Cdn $" and "Cdn Dollars" shall mean the lawful money of Canada;

(c) "Cdn $ Equivalent" means, at the date of determination, the amount of Cdn Dollars that the Holder could purchase, in accordance with normal practice, with a specified amount of US Dollars based on the rate quoted by The Bank of Nova Scotia as the spot rate of exchange applicable at such bank's main Toronto, Ontario office with the specific amount of US Dollars on such date;

(d)    "Change of Control" means either

       (i) the acquisition, directly or indirectly and by any means whatsoever, by any person, or group of persons acting jointly or in concert, of beneficial ownership or control or direction over securities of the Company to which are attached not less than 40 percent of the votes that may be cast to elect directors of the Company; or

       (ii) any transaction or series of transactions whether by way of reconstruction, reorganization, consolidation, merger, arrangement, amalgamation, transfer, sale or otherwise, whereby all or substantially all of the assets of the Company become the property of any other person or any merged entity (other than as a result of a merger of the Company with a wholly-owned subsidiary of the Company) (the "Successor Entity") unless:

            (A) persons who were holders of voting securities of the
Company immediately prior to such transaction(s) hold, as a result of such transaction(s), in the aggregate not less than 50% of the voting securities of the Successor Entity;

            (B) a majority of the members of the board of directors of the Successor Entity is comprised of individuals who were members of the board of directors of the Company immediately prior to such transaction(s); and

            (C) after such transaction, no person, or group of persons acting jointly or in concert, holds more than 40% of the voting securities of the Successor Entity.

(e) "Common Stock" means the common stock, $.01 par value per share, of the Company;

(f) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note;

(g)    "Conversion Notice" has the meaning set forth in section 6;

(h) "Debt" means for any fiscal quarter the Funded Debt of the Company and its subsidiaries on the last day of such fiscal quarter determined on a consolidated basis in accordance with GAAP;

(i) "Discounted Market Value" of any shares of Common Stock on any date means the Market Value on such date less US $.125 per share, to compensate the Holder for brokerage transaction costs in connection with sales of Common Stock;

(j) "Equity" means the sum of capital stock (including any preferred stock but excluding treasury stock and capital stock subscribed but unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of the Company and its subsidiaries on a consolidated basis determined in accordance with GAAP;

(k)    "Freely Tradeable" in respect of any shares of Common
Stock, means shares that are either registered with the SEC for immediate resale by the Holder in open market transactions in the United States or, in accordance with an opinion of the Company's counsel delivered to the Holder at the time of delivery of such Common Stock, is resaleable by the Holder in such transactions without registration or any applicable holding period restrictions;

(l) "Funded Debt" means (i) all obligations for money borrowed (whether on a senior or subordinated basis) or evidenced by bonds, debentures, notes or other similar instruments, (ii) all obligations for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than ninety days, and
(iii) capital lease obligations;

(m) "GAAP" means those accounting principles which are recognized as being generally accepted in the United States of America applied on a basis consistent with the Company's past practices;

(n) "Holder" when the context refers to a holder of this Note, shall mean any person who shall at the time be the holder of this Note. As of the date hereof the Holder is Spar Aerospace
Limited;

(o) "Market Value" on any date means the average, for the ten trading days preceding such date, of the closing sales price of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation system or, if such sales price is not reported by such system, the primary stock exchange or other trading system on which Common Stock trade;

(p)    "Milestone" means the later of (i) December [ ], [   ]
and (ii) sixty days following the acceptance by the Company, in
its sole discretion, on a cumulative basis, of [Cdn $[   ]
million] of orders from SkyBridge Limited Partnership ("SkyBridge"), or any direct or indirect supplier to the SkyBridge Project for goods and services to be provided by the Purchased Business, as defined in the Purchase Agreement, (but excluding for greater certainty, any amounts attributable to beam-forming networks or startrackers generally of a nature heretofore proposed by the Company or its existing subsidiaries to Alcatel Espace in connection with the SkyBridge project, regardless of whether ultimately sold for use on the SkyBridge project through the Purchased Business), such orders to be legally binding on SkyBridge and to be suitable for inclusion in the Company's publicly reported backlog;

(q) "Net Income" shall mean for any period the net income (or loss), after deducting all operating expenses, provisions for taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, of the Company and its subsidiaries determined on a consolidated basis in accordance with GAAP, excluding (i) extraordinary items, (ii) any equity interest of the Company in the unremitted earnings of any corporation not a subsidiary, and (iii) the income (or loss) of any person accrued prior to the date such person becomes a subsidiary or is merged with the Company or any of its subsidiaries or such person's assets are acquired by the Company or any of its subsidiaries;

(r)    "Note" means this convertible promissory note;

(s)    "SEC" means the United States Securities and Exchange
Commission;

(t) "US $" and "US Dollars" shall mean lawful money of the United States of America;

(u) "US $ Equivalent" shall mean, at the date of determination, the amount of US Dollars that the Holder could purchase, in accordance with its normal practice, with a specified amount of Cdn Dollars based on the rate quoted by The Bank of Nova Scotia as the spot rate of exchange applicable at such bank's main Toronto, Ontario office for buying US Dollars with the specified amount of Cdn Dollars on such date.

2. Interest. The principal amount of this Note shall bear simple interest at 5.5% per annum on the principal of this Note outstanding (the "Note Rate") during the period beginning on the date of issuance of this Note and ending on the date that the principal amount hereof is paid in full. Interest on the principal amount outstanding hereunder shall be calculated and payable, in Cdn Dollars, semiannually on June 30 and December 31 of each year and, subject to section 3, on the Payment Date. In the event of a partial or full conversion of the Note, interest on the converted amount shall accrue through the date of the conversion and shall be paid, in Cdn Dollars, on such date of conversion. Following the occurrence of an Event of Default (as defined below), the Note Rate shall increase to and shall thereafter be 12% per annum. Interest shall be computed daily at the Note Rate on the basis of the actual number of days in which all or any portion of the principal amount hereof is outstanding computed on the basis of a 365 day year.

3.     Repayment.   Subject to section 4, unless sooner paid,
the outstanding principal amount hereof and any unpaid accrued interest hereon shall be paid, in Cdn Dollars on a date (the "Payment Date") that is the earlier of (i) the Maturity Date and
(ii) the achievement of the Milestone.

       Provided no Event of Default has occurred and is continuing, the Company may, by giving written notice to the Holder not less than ten Business Days before the Payment Date, elect to satisfy the entire amount payable hereunder (including accrued interest) by the delivery of Freely Tradeable Common Stock within three Business Days following the later of the Payment Date or the Registration Deadline, as hereinafter defined, having an aggregate Discounted Market Value, calculated as at such date, equal to the US $ Equivalent (calculated as at the Business Day prior to the delivery of such Common Stock) of the amount being so paid together with an opinion of counsel to the Company addressed to the Holder confirming that such Common Stock is Freely Tradeable. If for any reason the Company fails to so satisfy such amount within such three Business Days, the Company shall, immediately thereafter, pay such amount to the Holder in Cdn Dollars.

4. Events of Default. If any of the events specified in this Section 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company and upon such declaration such amount shall be immediately payable without notice, demand, presentment or other formality:

(a) Default in the payment of the principal or unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within three (3) Business Days after the Holder has given the Company written notice of such default;

(b) The institution by the Company or any subsidiary that owns or operates the Purchased Business, as defined in the Purchase Agreement, (the "Subsidiary") of proceedings to be adjudicated as bankrupt or insolvent or any proceedings for reorganization, arrangement or compromise of creditors' rights, or the consent by it to the institution of any such proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal, state or provincial law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or Subsidiary, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or Subsidiary in furtherance of any such action;

(c) If, within thirty (30) days after the commencement of an action against the Company or the Subsidiary (and service of process in connection therewith on the Company or such Subsidiary) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favour of the Company or the Subsidiary or all orders or proceedings thereunder affecting the operations or the business of the Company or the Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of the Company or the Subsidiary of any trustee, receiver or liquidator of the Company or the Subsidiary or of all or any substantial part of the properties of the Company or the Subsidiary, such appointment shall not have been vacated;

(d) If the Company sells, leases (as lessor) or otherwise disposes of all or substantially all of the consolidated assets of the Company, or sells, leases (as lessor) or otherwise disposes of assets representing more than 60% of the Company's total consolidated assets in any three-month period (other than sales or other dispositions of inventory in the ordinary course of business), or liquidates or dissolves;

(e)    If a Change of Control shall have occurred;

(f) If any representation, warranty or statement made by the Company herein, in Sections 6.1, 6.7 to 6.11, inclusive, of the Purchase Agreement, or in Sections 6.2, 6.3 or 6.4 (to the extent that they relate to this Note) of the Purchase Agreement is incorrect or untrue in any material adverse respect when made or when deemed to be made and, in the case only of any untrue or incorrect representation or warranty that is capable of being cured, such inaccuracy or incorrectness continues for a period of 10 Business Days after written notice thereof has been given by the Holder to the Company;

(g) If the Company defaults in the performance or observance of any term, condition or covenant contained in Section 8.15 of the Purchase Agreement, [Note to draft: refer to security agreements, hypothecs, etc.] or this Note (other than any term, condition or covenant that is the subject of any other subsection of this section 4) and, with respect to any of the covenants contained herein which is capable of being cured, such default continues for a period of 10 Business Days after written notice thereof has been given by the Holder to the Company; or

(h) If the Company or any Subsidiary shall default in the payment, whether at maturity or otherwise, of any debt of the Company or such Subsidiary in an aggregate amount not less than US $2,000,000, or if any lender or creditor, as the case may be, of the Company or any Subsidiary shall have declared an event of default to be existing or otherwise accelerate amounts owing under any loan agreement or other agreements where the liability of the Company or the Subsidiary to such lender or creditor exceeds US $2,000,000.

5. Prepayment. The Company shall have the right, exercisable from time to time on ten (10) days written notice to the Holder, to call this Note, without prepayment penalty, and, subject to Section 6 hereof, prepay the entirety or any portion of the outstanding principal amount, together with all accrued interest thereon.

6.     Conversion.

       (a) Subject to Section 6(b) below, Holder shall have the right at any time prior to payment in full of the principal amount and accrued interest of this Note (including at any time after the Company shall have given notice of prepayment as referred to in Section 5 above) to convert the then outstanding principal amount of this Note in accordance with the provisions of Section 7 hereof, in whole or in part, into shares (the "Shares") of the Common Stock upon giving written notice of conversion to the Company (a "Conversion Notice"). The number of Shares into which this Note may be converted shall be determined by dividing the US $ Equivalent (determined as at the date on which the Holder shall have delivered the Conversion Notice to the Company) of the aggregate principal amount by US $[ ], as such price may be adjusted from time to time in accordance with the terms of Section 8 hereof, (the "Conversion Price").

       (b) Notwithstanding Section 6(a), upon the Company's receipt of a Conversion Notice to convert any amount owing under this Note into Common Stock, the Company may elect to pay to the Holder, in Cdn. Dollars, an amount equal to the entire principal amount outstanding hereunder and all accrued but unpaid interest thereon plus a premium as calculated below. For purposes of this paragraph (b), the premium shall equal the Cdn $ Equivalent (calculated as at the date on which the Holder delivered the Conversion Notice to the Company) of 50% of the excess, if any, of the Market Value, calculated as at the date on which the Holder gave such Conversion Notice to the Company, over US $25.00 (as adjusted in the same manner as the Conversion Price is adjusted pursuant to Section 8) times the number of Shares of Common Stock that would otherwise have been issuable upon such conversion; provided however that the premium will not, in any circumstances, exceed 50% of the principal which would otherwise have been converted.

       (c) If the Holder exercises its right of conversion hereunder on or after the ninetieth day after the Company receives the financial statements to be provided to it pursuant to Section 8.14 of the Purchase Agreement (the "Registration Deadline") the Company shall ensure that the Shares received by the Holder on such conversion are Freely Tradeable and shall deliver to the Holder, at the time of the delivery of the Shares, an opinion of counsel to the Company addressed to the Holder confirming that such Shares are Freely Tradeable.

       (d) If the Holder exercises its right of conversion hereunder prior to the Registration Deadline and at such time the Company is unable to deliver Freely Tradeable Shares to the Holder because such shares have not been registered with the SEC, the Company shall defer the delivery of such Shares, as herein provided, shall so advise the Holder and shall, as soon as such Shares are registered but in any event not later than the date (the "Registration Deadline") that is the earlier of the Registration Deadline or 60 days after the date that the financial statements referred to in Section 8.14 of the Purchase Agreement are no longer required by the SEC for declaring effective a registration statement with respect to the sale of the Common Stock by the Holder, deliver to the Holder Freely Tradeable Shares issuable on such conversion together with an opinion of counsel to the Company addressed to the Holder confirming that such Shares are Freely Tradeable. If the Company does not so deliver any or all of such Shares (with such opinion) by the Registration Deadline (each Share that is not so delivered is herein called an "Undelivered Share"), the Company shall, on the first Business Day after the Registration Deadline, pay to the Holder for each Undelivered Share the greater of (i) the Market Value of a share of Common Stock on the Registration Deadline and (ii) the Market Value of a share of Common Stock as in effect on the date on which the Holder delivered the relevant Conversion Notice. Such amount shall be paid to the Holder in [US Dollars] in immediately available funds.

7. Mechanics and Effect of Conversion. No fractional Shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder, in US Dollars, the amount of outstanding principal and interest that is not so converted. Upon any partial conversion of this Note, the Holder shall surrender this Note, duly endorsed reflecting such partial conversion, with the applicable Conversion Notice and shall receive a new Note for the remaining principal amount. Upon the full conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company with the applicable Conversion Notice. In either case, the Company shall, at its expense and as soon as practicable, and in any event within 7 days, thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of Shares to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note in respect of the portion of the principal amount of this Note so converted, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note in respect of the portion of this Note so converted, except as contemplated in subsection 6(d) and except that the Company shall be obligated to pay the Holder, within seven (7) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion, and no more.

8.     Adjustments to Conversion Price.

(a) If the outstanding shares of the Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Company, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased.

       Any adjustment to the Conversion Price under this Section
8(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.

(b) In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or securities convertible into or exchangeable for Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon conversion of the Note, in addition to the number of shares of Common Stock receivable thereupon, the amount and kind of securities of the Company which it would have received had the Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 8 with respect to the rights of the Holder.

(c) In the event of any capital reorganization, any reclassification of the Common Stock (other than a change in par value or as a result of a stock dividend, subdivision, split-up or combination of shares), the consolidation or merger of the Company with or into another person (collectively referred to hereinafter as "Reorganizations"), the Holder shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of the Note, the kind and number of shares of Common Stock or other securities or property (including cash) of the Company, or other corporation resulting from such consolidation or surviving such merger, to which a holder of the number of shares of the Common Stock of the Company into which this Note entitled the Holder to convert immediately prior to the Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Note. The provisions of this
Section 8(c) shall similarly apply to successive Reorganizations.

(d) (i) If at any time or from time to time the Company shall issue or sell Additional Shares of Common Stock (as hereinafter defined) other than as a dividend or other distribution on any class of stock as provided in Sections 8(a) and 8(b) above and other than as a subdivision or combination of shares of Common Stock as provided in Section 8(a) above, for a consideration per share less than the then existing Conversion Price, then, and in each such case, the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to that issuance or sale (including as outstanding all shares of Common Stock issuable upon conversion of the portion of the Note for which the Conversion Price is being adjusted) multiplied by such Conversion Price then in effect, and (B) the consideration, if any, received by the Company upon that issuance or sale, by (2) the total number of shares of Common Stock outstanding immediately after that issuance or sale (including as outstanding all shares of Common Stock issuable upon conversion of the portion of the Note for which the Conversion Price is being adjusted).

       (ii) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock issuable upon conversion of the Note, as provided above, the consideration received by the Company for any issue or sale of securities shall:

            (A) To the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issuance or sale;

            (B) To the extent it consists of property other than cash, the consideration other than cash shall be computed at the fair market value thereof as determined in good faith by the Board of Directors, at or about, but as of, the date of the adoption of the resolution specifically authorizing such issuance or sale, irrespective of any accounting treatment thereof; and

            (C) If Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Shares of Common Stock, Convertible Securities or rights or options shall be computed as that portion of the consideration so received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, convertible Securities or rights or options.

       (iii) For the purpose of making any adjustment in the Conversion Price provided in this Section 8(d), if at any time, or from time to time, the Company issues any stock or other securities convertible into Additional Shares of Common Stock (such stock or other securities being hereinafter referred to as "Convertible Securities") or issues any rights or options to purchase Additional Shares of Common Stock or Convertible Securities (such rights or options being hereinafter referred to as "Rights"), then, and in each such case, if the Effective Conversion Price (as hereinafter defined) of such Rights or Convertible Securities shall be less than the Conversion Price in effect immediately prior to the issuance of such Rights or Convertible Securities, the Company shall be deemed to have issued at the time of the issuance of such Rights or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received in consideration for the issuance of such shares an amount equal to the aggregate Effective Conversion Price of such Rights or Convertible Securities. For the purposes of this
Section 8(d)(iii), "Effective Conversion Price" shall mean an amount equal to the sum of the consideration, if any, received or receivable by the Company with respect to each Additional Share of Common Stock upon issuance of the Rights or Convertible Securities and upon their exercise or conversion, respectively. No further adjustment of the Conversion Price adjusted upon the issuance of such Rights or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such Rights or the conversion of any such Convertible Securities. If any such Rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, such Conversion Price as adjusted upon the issuance of such Rights or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had such adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Rights or on the conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Rights, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

(e)    "Additional Shares of Common Stock" as used in this
Section 8 shall mean all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the conversion of the Note, (ii) shares of Common Stock issued in connection with an Equity Offering the proceeds of which are used to repay all outstanding principal and accrued but unpaid interest on the Note; and (iii) shares issued upon the exercise of employee stock options.

(f) In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Note, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment or readjustment in accordance with the provisions of this Note and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by registered mail, postage prepaid, to the Holder at the Holder's address as shown in the Purchase Agreement. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect for the Note and (iii) the number of Additional Shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Note. Such notice may be given in advance of such adjustment or readjustment and may be included as part of a notice required to be given pursuant to Section 8(g) below.

(g) In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Conversion Price as set forth herein, the Company shall give notice to the Holder in the manner set forth in Section 5 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Note.

(h) The adjustments provided for in this Section 8 are cumulative and shall apply to successive enumerated events resulting in an adjustment to the Conversion Price or the number of shares of Common Stock issued hereunder, provided that, notwithstanding any other provision of this Section 8 no adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% in the Conversion Price; provided however that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

9. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of the Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of the Company with another corporation where the Company is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of Common Stock or other securities or property to provide for the conversion of the Note in accordance with the provisions of this
Section 9.

10. Payment of Taxes. The Company shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of the Note, except any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that in which the Note was registered.

11.    Covenants.

(a) The Company shall, concurrently with the mailing thereof to the Company's shareholders, provide the Holder with copies of all annual reports and reports on Forms 10-K, 10-Q and 8-K prepared by the Company. The Company shall also provide the Holder with copies of all registration statements and prospectuses prepared and filed with the SEC with respect to the Company.

(b) Forthwith, but in any event within 45 days after the end of each fiscal quarter of the Company, the Company shall deliver to the Holder a certificate signed by a senior financial officer of the Company certifying that the Company is in compliance with all of its covenants hereunder and that none of the events enumerated in Section 4 has occurred and setting forth, as at the end of such fiscal quarter, calculations as to the financial ratios of the Company contemplated by subsections (h) and (i) hereof together with supporting detail showing the calculation thereof, all in form satisfactory to the Holder.

(c) The Company will permit any representative designated by the Holder upon reasonable notice and during normal business hours to discuss the affairs, finances and accounts of the Company with the directors, officers, key employees and independent accountants of the Company provided that no such representative shall unduly interfere with the normal business and operations of the Company during such visit or inspection.

(d) The Company will perform and observe all of its obligations to the Holder set forth in this Agreement, as the foregoing may from time to time be amended.

(e) The Holder shall maintain the confidentiality of all non-public information obtained by it from the Company; provided, that (a) the Holder may, to the extent required by law, disclose such information in connection with the sale or transfer of the Note (or the Common Stock issued upon conversion thereof) if the Holder's transferee agrees in writing to be bound by the provisions hereof and (b) after reasonable notice to the Company, the Holder may disclose such information (i) at the request of any applicable regulatory authority or in connection with an examination of the Company by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law, or (iv) to the Holder's independent auditors and other professional advisors provided such persons acknowledge and agree to be bound by the Holder's confidentiality obligations hereunder.

(f) The Company shall not amend its certificate of incorporation in a manner that materially adversely impacts or may materially adversely impact the Holder without the prior written consent of the Holder.

(g) The Company shall ensure that the shares of its Common Stock are listed and traded on a recognized North American stock exchange or that sales of Common Shares are reported in the National Association of Securities Dealers Automated Quotation system. The Company shall at all times comply with its obligations under section 8.15 of the Purchase Agreement to obtain appropriate registration of such shares under applicable U.S. securities legislation.

(h) The Company shall ensure that at all times the ratio of the Company's Debt to the Company's Debt plus Equity does not exceed 0.55 to 1.00.

(i) The Company shall ensure that its Equity shall not be less than U.S. $95,000,000 plus 35% of positive Net Income for each full fiscal year beginning with the year ended December 31, 1999, provided that in no event shall the Equity so required be less than that required on any previous date of determination, and further provided that the calculation of minimum Equity shall occur on an annual basis and be tested at the end of each of the Company's fiscal quarters.

12. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

13. Waiver and Amendment. Any provision of this Note may only be amended, waived or modified upon the written consent of the Company and the Holder.

14. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

15. No Set-Off, etc. All payments under this Note, and all deliveries of Shares of Common Stock hereunder shall be made to the Holder without defence, set-off or counterclaim and in the case of payments to be made hereunder shall be made in Cdn. Dollars in immediately available funds at the office of the Holder to which notices are to be sent hereunder or such other office as the Holder may advise the Company in writing.

16.    Withholding Taxes.

       (a) All payments under this Note shall be made free and clear of, and without withholding or deduction for, taxes imposed by the United States of America or any political subdivision thereof ("U.S. Tax"); except that if such withholding or deduction for U.S. Tax is required by law or by the administration thereof with respect to any payment, (i) such payment shall be increased as may be necessary so that after all such deductions or withholdings (including deductions or withholdings required in respect of additional amounts payable hereunder), the Holder shall receive such amount as it would have received had no such U.S. Tax been withheld or deducted; (ii) the Company shall pay the full amount withheld or deducted to the relevant governmental authority in accordance with applicable law; and (iii) within ten days after the date of such payment the Company shall furnish to the Holder the original receipt of payment thereof or a certified copy of such receipt.

       (b) If the Holder shall become liable for any U.S. Tax as a result of a payment having been made to it by the Company without the required U.S. Tax having been deducted or withheld, the Company shall indemnify the Holder for such U.S. Tax, together with interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any U.S. Tax on the indemnity payment (including U.S. Tax in respect of any such increases in the indemnity payment), the Holder shall receive the full amount of U.S. Tax, interest and penalties for which it is liable.

17. Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if telecopied or sent via overnight courier, at the respective addresses of the parties set forth in the Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Any such communication shall be deemed to have been given and received on the day it was delivered (or, if by telecopy, confirmed by electronic answer back) or transmitted (or if such a day is not a Business Day on the next following Business Day) or, if sent by overnight courier, on the Business Day following the date of sending.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, excluding that body of law relating to conflict of laws.

19. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

20. Currency Indemnity. If, for the purposes of the Holder obtaining judgment against the Company in any court in any jurisdiction with respect to this Note, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Note in any currency other than the Judgment Currency (the "Currency Due"), the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which the Holder is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Holder of the amount due, the Company will, on the date of receipt by the Holder, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Holder on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Holder is the amount then due under this Note in the Currency Due. This liability or obligation of the Company in the preceding sentence shall constitute an obligation separate and independent from the other obligations contained in this Note, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Holder from time to time and shall continue in full force and effect.

       IN WITNESS WHEREOF, the Company has caused this Note to
be issued this     day of                       1999.


                                ELECTROMAGNETIC SCIENCES, INC.


                                By:
                                 ------------------------------

                                Name:
                                    ---------------------------

                                Its:
                                    ---------------------------



---------------------------------------------------------------



EXHIBIT 2.2

                      SPAR AEROSPACE LIMITED


                                                January 29, 1999

EMS Technologies Canada, Ltd.
1725 Woodward Avenue
Ottawa, Ontario K2C 0P9

and

Electromagnetic Sciences, Inc.
660 Engineering Drive
P.O. Box 7700
Norcross, Georgia  300091-7700


Re:   Amendment to Purchase Agreement

Dear Sirs:

We refer to the Asset Purchase Agreement dated December 30, 1998 (the "Purchase Agreement") between Spar Aerospace Limited (the "Vendor") and Electromagnetic Sciences, Inc. ("ELMG") and the Assignment and Assumption Agreement dated January 29, 1999 between the Vendor, the Purchaser and ELMG pursuant to which ELMG assigned its rights under the Purchase Agreement to the Purchaser.

This letter agreement confirms our mutual agreement that for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties have agreed as follows:

1.  The Purchase Agreement is hereby amended:

1.1 by replacing the term "Thirty Million Dollars ($30,000,000)" where it appears in Subsection 3.1(a) with the term "Twenty-Nine Million Four Hundred and Forty-four Thousand Dollars ($29,444,000)" and replacing the term "Ten Million Dollars ($10,000,000)" where it appears in paragraph 3.1(a)(I) with the term "Nine Million Four Hundred and Forty-four Thousand Dollars ($9,444,000)";

1.2 by adding the following contracts to Schedule 7 of the Purchase Agreement (it being the intention that such contracts shall become "Assumed Liabilities" for the purposes of the Purchase Agreement):

(a) the DIPP Repayment Agreement dated March 31, 1998 between Her
Majesty the Queen in Right of Canada (PWGSC) and the Vendor; and

(b)  the Minutes of Settlement dated March 31, 1998 between the
Vendor and Canada (Minister of Industry' Canada) regarding
Federal Court (Trial Division) No. T-1559-97.

1.3 by replacing the reference to "subsection 3.1(b)" where it appears in the heading and second line of Section 8.17 and, in both instances, replacing it with "clause 3.l(a)(ii)"; and

1.4  by replacing the balance of (he first paragraph of Section
8.17 following "(ii)" where it appears therein with the following: "a recorded security interest, hypothec or other charge in and to all of the property and assets of the Purchaser, whether now owned or hereafter acquired, (including the Purchased Assets and the Holdings Shares) subject to Permitted Encumbrances and security interests required by the primary banker or banking group, from time to time, of the Purchaser, such security interest in favour of the said primary banker to have priority over the Vendor's security up to an aggregate maximum principal amount of $35 million (to be increased (I) to $40 million upon payment or satisfaction by the Purchaser (or Electromagnetic Sciences, Inc. ("ELMG"), as the case may be) of the $5,000.000 portion of the Purchase Price referred to in clause 3.1(a)(ii) and the ELMG Convertible Note referred to in clause 3.l(a)(iii) and (II) to $45 million upon payment or satisfaction by the Purchaser or ELMG, as the case may be, of the obligations referred to in (I) and the ELMG Convertible Note referred to in clause 3.1(a)(iv)), plus interest and fees (to a maximum of $3,500,000) and all costs and expenses of such banker or banking group.

2. The parties confirm, acknowledge and agree that the Purchased Assets described in Subsections 2.1(a) to (p), inclusive, of the Purchase Agreement include only that property and those assets of the type therein described to the extent that the same are used in connection with or otherwise relate to the Purchased Business.

3. Terms not otherwise defined herein shall have the meanings respectively ascribed (hereto in the Purchase Agreement.

4. The Purchase Agreement, as amended hereby, is ratified and confirmed by each of the parties hereto.


     If the foregoing accurately sets forth our mutual agreement, kindly execute, where indicated, and deliver to us one copy of this letter.

Yours truly,

SPAR AEROSPACE LIMITED



By: /s/ Mark Steinman
    -----------------------
    Senior Vice President



AGREED TO AND ACCEPTED this 29th day of January, 1999.

EMS TECHNOLOGIES CANADA, LTD.       ELECTROMAGNETIC SCIENCES,
INC.



By: /s/ William S. Jacobs         By: /s/ William S. Jacobs
   ----------------------            ----------------------
   Vice President - Legal            Vice President
   Affairs


-----------------------------------------------------------

EXHIBIT 23.1

Consent of Independent Chartered Accountants

We consent to the use of our report dated February 18, 1999, with respect to the combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. included in the Current Report on Form 8-K/A of EMS Technologies, Inc. (formerly known as Electromagnetic Sciences, Inc.) dated April 14, 1999 filed with the Securities & Exchange Commission.


We consent to incorporation by reference in the registration statements (Nos. 2-76455, 2-78442, 2-94049, 33-31216, 33-38829,
33-41042, 33-50528, 333-20843 and 333-32425) on Form S-8 of EMS
Technologies, Inc. of our report dated February 18, 1999, with respect to the combined financial statements of the Space Systems and Products Division of Spar Aerospace Limited and Spar Holdings Inc. as at December 31, 1998 and for the year then ended, included in the Current Report on Form 8-K/A of EMS Technologies, Inc. dated April 14, 1999.

                                 Ernst & Young LLP
                                 Chartered Accountants

Toronto, Canada
February 18, 1999